UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
 PROXY STATEMENT PURSUANT TO SECTION 14(a) of THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No.     )
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NEWPARK RESOURCES, INC.

(Name of Registrant as Specified In Its Charter)

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NEWPARK RESOURCES, INC.

_________________________________________________

Notice of Annual Meeting
and
Proxy Statement
__________________________

2019 Annual Meeting of Stockholders
May 23, 2019

April 3, 2019
Dear Fellow Stockholder:
On behalf of the Board of Directors, you are cordially invited to attend the 2019 Annual Meeting of Stockholders of Newpark Resources, Inc. (the “Company”), which will be held on Thursday, May 23, 2019, at 10:00 a.m., Central Daylight Time, at the offices of the Company, 9320 Lakeside Boulevard, Suite 100, The Woodlands, Texas 77381. In the following pages, you will find the Notice of Annual Meeting of Stockholders as well as a Proxy Statement describing the business to be conducted at the meeting.
Whether or not you plan to attend the Annual Meeting, it is important that you study carefully the information provided in the accompanying Proxy Statement and vote. Please promptly vote your shares by telephone, by the Internet or, if the Proxy Statement was mailed to you, by marking, signing, dating and returning the proxy card in the prepaid envelope so that your shares can be voted in accordance with your wishes.
Thank you for your continued support. We look forward to seeing you at our 2019 Annual Meeting of Stockholders.

Sincerely,
PAUL L. HOWES
President and Chief Executive Officer

TABLE OF CONTENTS

NEWPARK RESOURCES, INC. 9320 Lakeside Boulevard, Suite 100 The Woodlands, Texas 77381
NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

Date:	MAY 23, 2019
Only stockholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement. A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the Annual Meeting at our executive offices, 9320 Lakeside Boulevard, Suite 100, The Woodlands, Texas 77381.

Time:	10:00 a.m. Central Daylight Time
Place:	9320 Lakeside Boulevard, Suite 100 The Woodlands, Texas 77381
Record Date:	March 28, 2019

MEETING AGENDA
(1)	The election of six director nominees named in this Proxy Statement to our Board of Directors;
(2)	An advisory vote to approve our named executive officer compensation;
(3)	Approval of the amendment and restatement of our 2015 Employee Equity Incentive Plan; and
(4)	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year 2019.
Our stockholders may also transact such other business at the Annual Meeting as may properly come before the meeting and any adjournments or postponements thereof. Our stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please promptly vote your shares. The giving of your proxy will not affect your right to vote in person should you later decide to attend the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record for you to follow in order to vote your shares.
Under the rules of the U.S. Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials (the “Notice”) to our stockholders as of the close of business on the Record Date. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. The Notice also instructs you on how you may submit your proxy over the Internet or by mail. If you receive the Notice, you will not receive a printed copy of the proxy materials unless you request one in the manner set forth in the Notice or as otherwise described in the Proxy Statement.

How to Vote: Please vote by using one of the following voting methods. Please have your proxy materials in hand when voting by any one of these methods. You may need your control number in order to vote by one of the advance methods.

)	:	*	@
By Phone 1 (800) 690-6903	By Internet www.proxyvote.com	By Mail Mark, sign and date your proxy card and return it in the postage-paid envelope.	In Person Attend the Annual Meeting and vote by ballot.

Dated:	April 3, 2019
BY ORDER OF OUR BOARD OF DIRECTORS

E. Chipman Earle
Vice President, General Counsel, Chief Compliance Officer,
Chief Administrative Officer and Corporate Secretary

PROXY SUMMARY

This summary highlights selected information found elsewhere in this Proxy Statement, which is being sent or made available to stockholders on or about April 3, 2019. This summary does not contain all of the information that you should consider before voting and therefore we urge you to review the complete Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 prior to voting.
ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 a.m., Central Daylight Time, on May 23, 2019
Place	Newpark Resources, Inc. 9320 Lakeside Boulevard, Suite 100 The Woodlands, Texas 77381
Record Date	March 28, 2019
Voting
Stockholders of record at the close of business on the Record Date are entitled to receive notice of and may vote in person at the Annual Meeting or by proxy. Each share of our common stock entitles the holder to one vote on each matter submitted to a vote of stockholders. If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. You may vote by Internet or by following the instructions in the Notice Regarding the Availability of Proxy Materials or, if you requested printed copies of the proxy materials, you can vote by Internet, by telephone or by delivering your proxy through the mail. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record for you to follow in order to vote your shares.

Common shares outstanding as of the Record Date	90,296,701

ANNUAL MEETING PROPOSALS

Voting Item	Board Vote Recommendation	Page
1. Election of six director nominees named in this Proxy Statement to our Board of Directors	FOR each nominee	53
2. Advisory vote on approval of named executive officer compensation	FOR	57
3. Approval of the amendment and restatement of the Company’s 2015 Employee Equity Incentive Plan	FOR	58
4. Ratification of independent registered public accounting firm	FOR	70

OUR DIRECTOR NOMINEES

Nominee	Age	Director Since	Committee Memberships	Independent
Anthony J. Best	69	2014	None	✓
G. Stephen Finley	68	2007	A (Chair) C N&CG	✓
Paul L. Howes	63	2006	None
Roderick A. Larson	52	2014	A C N&CG (Chair)	✓
John C. Mingé	57	2017	A C (Chair) N&CG	✓
Rose M. Robeson	58	2018	A C N&CG	✓
A - Audit Committee; C - Compensation Committee; N&CG - Nominating and Corporate Governance Committee

OUR NAMED EXECUTIVE OFFICER COMPENSATION
At our 2018 Annual Meeting, our stockholders voted 94% in favor of our executive compensation disclosed in our 2018 proxy statement. In the spirit of continuous improvement and in order to seek continued alignment with our stockholders, at the end of 2018, we reached out to our 25 largest stockholders, representing 81.4% of our outstanding common stock, and engaged with eight of those investors representing 27.0% of our outstanding common stock, to seek their views on our executive compensation, corporate governance and environmental sustainability practices. Our engagement with our stockholders included the participation of members of our senior management team as well as our Compensation Committee Chair, when requested. The information received from our stockholders was summarized and shared with our Compensation Committee and Board of Directors. In response to stockholder feedback and consistent with our executive compensation philosophy of pay-for-performance, the Compensation Committee will increase the percentage of performance-based awards to 40% of the executives’ long-term incentive compensation in 2019 from 25% in 2018. These changes will take effect in May 2019 when the Compensation Committee typically grants long-term incentive awards. In consideration of stockholder feedback, we have also introduced a second financial performance metric within our annual incentive program in 2019. For the 2019 performance year, we have included Return on Net Capital Employed (RONCE), in addition to our consolidated EBITDA metric. We will continue to regularly engage with our stockholders and consider their feedback as we develop our evolving executive compensation, corporate governance and environmental sustainability practices.

We continue to improve our compensation and governance practices, as reflected by the following:

✓	Stock ownership guidelines for senior management and non-employee Directors	X	Excise tax gross-ups

✓	Pay-for-performance	X	Repricing

✓	Annual say-on-pay vote	X	Hedging

✓	Independent compensation consultant	X	Single-trigger change in control

✓	Significant percentage of pay is “at risk”	X	Excessive perquisites

✓	Multiple financial performance metrics in annual incentive program

✓	Relative total stockholder return as performance metric in long-term incentive program

OUR PROPOSED AMENDED AND RESTATED 2015 EMPLOYEE EQUITY INCENTIVE PLAN
Our 2015 Employee Equity Incentive Plan, as previously amended (the “2015 Plan”), was initially adopted by our Board of Directors on April 6, 2015, approved by our stockholders at the 2015 Annual Meeting, and subsequent amendments were approved by our stockholders in 2016 and 2017. The maximum number of shares of our common stock currently authorized for issuance under the 2015 Plan is set at 9,800,000 shares. As of December 31, 2018, approximately 1,313,255 shares of common stock remained available for issuance under the 2015 Plan. On April 1, 2019, our Board of Directors approved, subject to stockholder approval at our 2019 Annual Meeting, a proposed amendment and restatement of our 2015 Plan that would effect each of the following changes: (i) increase the number of shares of our common stock currently authorized for issuance under the 2015 Plan by 2,500,000 shares from 9,800,000 shares to 12,300,000 shares; (ii) remove the current fungible ratio of 1.78 under the 2015 Plan resulting in any restricted stock unit or future options granted under the 2015 Plan counting as one full value share with respect to the reserved share amount; and (iii) make other administrative and updating changes.
During our recent stockholder engagement discussions, we noted that stockholders consistently advocated for the continued use of equity in long-term incentives as opposed to cash, with restricted stock units being the most preferred form of award to incentivize our senior management and non-employee directors. Although stockholders recognized the dilutive effects of using equity for long-term incentive awards, equity was viewed as the appropriate form of compensation to align the interests of our senior management and Board with those of our stockholders. We are continually sensitive to the dilutive effects of granting equity to our management and therefore have established a stock repurchase program that serves to offset that dilutive effect to our stockholders.

Our Board recommends a vote for the proposed amendment and restatement of the 2015 Plan for the following reasons:

•
The proposed amendment and restatement of the 2015 Plan will enable our Compensation Committee to continue to grant equity awards at market levels to our key employees, thereby preserving cash for other strategic uses while at the same time aligning the interests of our senior management and Board with our stockholders.

•	Our equity awards are designed to assist in executive retention through extended vesting periods, while also preserving cash and maintaining liquidity.

•
We believe the requested number of additional shares to be reserved for issuance under our 2015 Plan is reasonable based on current market conditions, providing flexibility to accommodate the anticipated restricted stock unit awards to be issued to new management in the form of sign-on awards as well as to our management as part of our annual grant cycles for the next two to three years, depending on the price of our stock at the time of grant.

•
We no longer believe that a fungible ratio is necessary as our Compensation Committee does not intend to issue options over the coming years so the flexibility that a fungible ratio may provide is no longer needed. Therefore, we believe that the continued use of the fungible ratio would potentially overstate the number of shares actually being requested for reserve under the amendment and restatement of the 2015 Plan.

In considering this proposal, the stockholders should also be aware that the average number of shares of our common stock granted under all long-term incentive plans over the last three fiscal years, divided by the number of our shares of common stock outstanding as of March 28, 2019, is approximately 1.9% (unadjusted and excluding forfeitures). Given market volatility and challenging industry conditions, we can only estimate how many years of grants the proposed increased number of shares reserved under the amended and restated 2015 Plan will provide. However, we believe that the requested allocation is critical over the next 24 months to ensure our ability to attract and retain key talent and to provide competitive reward opportunities that are aligned with our stockholders’ interests.
In the event that the proposed amendment and restatement of the 2015 Plan does not receive the affirmative vote of holders of at least a majority of the shares present and entitled to vote (treating broker non-votes as not present and not entitled to vote on the matter and counting abstentions as a vote against), the form of the 2015 Plan that was in effect prior to this proposed amendment and restatement thereof will remain in effect. In such case, the Compensation Committee will likely need to consider whether to issue some combination of cash awards under the 2015 Plan to incentivize and retain management going forward.
OUR INDEPENDENT AUDITORS
The Audit Committee of our Board of Directors has determined that the accounting firm of Deloitte & Touche LLP (“Deloitte”) is independent from the Company and once again selected Deloitte as the Company’s independent auditors for fiscal year 2019. Our Board recommends a vote for the approval and ratification of the selection of Deloitte, which conducted the examination of the Company’s financial statements for each of the past 11 fiscal years, for fiscal year 2019. Deloitte’s total fees for fiscal years 2018 and 2017 were approximately $1.53 million and approximately $1.66 million, respectively, which included approximately $10,000 (or 0.65%) of non-audit services in fiscal year 2018 and approximately $8,000 (or 0.48%) of non-audit services in fiscal year 2017 that were authorized by the Audit Committee in compliance with our pre-approval policies and procedures.

NEWPARK RESOURCES, INC.
9320 Lakeside Boulevard, Suite 100
The Woodlands, Texas 77381
 PROXY STATEMENT
April 3, 2019
GENERAL INFORMATION
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Newpark Resources, Inc. (the “Company”) for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of the Company, 9320 Lakeside Boulevard, Suite 100, The Woodlands, Texas 77381 on Thursday, May 23, 2019, at 10:00 a.m., Central Daylight Time, and any postponements or adjournments of the Annual Meeting.

Notice Regarding the Availability of Proxy Materials
In accordance with rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are making this Proxy Statement and related materials available over the Internet under the “notice and access” delivery model. A Notice Regarding the Availability of Proxy Materials was first mailed on or about April 5, 2019 to all stockholders of record at the close of business on the record date, March 28, 2019. The Notice Regarding the Availability of Proxy Materials is not a form for voting and presents only an overview of the more complete proxy materials, which contain important information and are available on the Internet and by mail. Stockholders are encouraged to access and review the proxy materials before voting.
This Proxy Statement, the form of proxy and voting instructions are being made available on or about April 4, 2019 at www.proxyvote.com. You may also request a printed copy of this Proxy Statement and the form of proxy by telephone at 1-800-690-6903, via the Internet at www.proxyvote.com or by email in accordance with the instructions given in the Notice Regarding the Availability of Proxy Materials. Our Annual Report to Stockholders, including financial statements, for the fiscal year ended December 31, 2018, is being made available at the same time and by the same method described above. The Annual Report to Stockholders is not to be considered as part of the proxy solicitation materials or as having been incorporated by reference therein.
Any stockholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by making such request via the Internet, email or by telephone. A request to receive proxy materials in printed form or electronically by email will remain in effect until the request is terminated by the stockholder.

Householding Information
Stockholders residing in the same household who hold their shares in the name of a bank, broker or other holder of record may receive only one Notice Regarding the Availability of Proxy Materials. This process is called “householding.” Once begun, householding may continue unless instructions to the contrary are received from one or more of the stockholders within the household.
Street name stockholders in a single household who received only one copy of the Notice Regarding the Availability of Proxy Materials may request to receive separate copies in the future by following the instructions provided on the voting instruction form sent to them by their bank, broker or other holder of record. Similarly, street name stockholders who are receiving multiple copies may request that only a single set of materials be sent to them in the future by checking the appropriate box on the voting instruction form. Otherwise, street name stockholders should contact their bank, broker, or other holder.
If you are receiving multiple copies of the Notice Regarding the Availability of Proxy Materials, you also may request orally or in writing to receive a single copy, or if you would like to opt out of householding this year and would like to receive additional copies of proxy materials mailed to you, please contact us by calling (281) 362-6800, or writing to Corporate Secretary, Newpark Resources, Inc., 9320 Lakeside Boulevard, Suite 100, The Woodlands, Texas 77381.

Revocation of Proxies
Any stockholder giving a proxy may revoke the proxy before it is voted by notifying our Corporate Secretary in writing before or at the Annual Meeting, by providing a proxy bearing a later date to our Corporate Secretary, by voting again via the Internet or telephone, or by attending the Annual Meeting and expressing a desire to vote in person.
If you are a beneficial owner and wish to change your vote, you must contact the bank, broker or other holder of record that holds your shares prior to the Annual Meeting to assist you with this process.

GENERAL INFORMATION	2019 Proxy Statement | 1

Vote Requirement for Each Proposal and Board Recommendation

Voting Item	Voting Standard	Treatment of Abstentions and Broker Non-Votes	Board Vote Recommendation
Election of six director nominees named in this Proxy Statement to our Board of Directors	Contested election - plurality vote Uncontested election - majority vote policy	Not counted and therefore will have no effect on the outcome.	FOR each nominee
Advisory vote on approval of named executive officer compensation	Majority of the shares present and entitled to vote
Broker non-votes are treated as not present and not entitled to vote on the matter and will have no effect on the outcome. However, abstentions constitute shares that are present and entitled to vote and will be treated as a vote against.
FOR
Approval of the amendment and restatement of our 2015 Employee Equity Incentive Plan	Majority of the shares present and entitled to vote
Broker non-votes are treated as not present and not entitled to vote on the matter and will have no effect on the outcome. However, abstentions constitute shares that are present and entitled to vote and will be treated as a vote against.
FOR
Ratification of independent registered public accounting firm	Majority of the shares present and entitled to vote	Brokers have discretionary authority to vote unless prior instructions have been received. Abstentions constitute shares that are present and entitled to vote and will be treated as a vote against.	FOR
Subject to any revocation, all proxies will be voted as directed by the stockholder on the proxy card. If no choice is specified, proxies will be voted according to the recommendation of the Board as listed in the table above.
The proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting. Management is not currently aware of, nor does it intend to present at the Annual Meeting, any such other matters.

Beneficial Ownership
If your shares are held by a bank, broker or other nominee, you are considered the beneficial owner of the shares and the shares are considered to be held in street name for your account. As the beneficial owner, you have the right to direct your bank, broker or nominee to vote your shares as you instruct. If you do not instruct your bank, broker, or nominee on how to vote your shares, then such bank, broker or nominee will only have discretion to vote your shares on routine matters only. Other matters considered non-routine will not be voted on by your bank, broker or nominee, which is called a “broker non-vote.”
The following agenda items are considered non-routine; therefore, your bank, broker or other nominee will not be able to vote your shares on these items unless you have given explicit instructions to do so:

•	Election of directors;

•	The advisory vote to approve named executive officer compensation; and

•	Approval of the amendment and restatement of our 2015 Employee Equity Incentive Plan.
If you do not instruct your bank, broker or nominee how to vote your shares on the foregoing agenda items, then your shares will be considered “broker non-votes” with respect to those proposals.
The ratification of the appointment of Deloitte & Touche LLP is considered a routine agenda item and your bank, broker or other nominee is permitted to vote your shares even if such bank, broker or nominee does not receive voting instructions from you.

GENERAL INFORMATION	2019 Proxy Statement | 2

Quorum
The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the record date is necessary to constitute a quorum for the transaction of business. Abstentions and “broker non-votes” are counted for purposes of determining the presence of a quorum.

Solicitation of Proxies
The cost of preparing, printing and delivering this Proxy Statement, the Notice Regarding the Availability of Proxy

Materials and the form of proxy, as well as the cost of soliciting proxies relating to the Annual Meeting, will be borne by us. In addition to this distribution, officers and other regular employees of ours may solicit proxies personally, electronically or by telephone, but no additional compensation will be paid to these individuals on account of these activities. We will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them of record.

CORPORATE GOVERNANCE
Our business and affairs are managed under the direction of the Board of Directors. The Board of Directors establishes broad corporate policies, has responsibility for our overall performance and strategy and authorizes various types of transactions but is not involved in the details of the day-to-day operations of the business. The Board of Directors maintains a focus on our core values, which we believe will create long-term value for our stockholders.

Board Leadership Structure
The Board evaluates its leadership structure and role in risk oversight on an ongoing basis. The decision on whether to combine or separate the roles of Chairman of the Board and Chief Executive Officer (“CEO”) is determined on the basis of what the Board considers to be best for our Company. Our current Board leadership structure separates the roles of Chairman and CEO. The Board believes that part of an effective Board leadership structure is to have either an independent director as the Chairman or to designate a Lead Director as it provides, among other things, sufficient independence between the Board and management and facilitates our Board’s ability to carry out its roles and responsibilities on behalf of our stockholders. Mr. Best has served as our non-executive Chairman of the Board since Mr. Anderson resigned from the Board and such office in May 2018. As Mr. Best is an independent director, and Mr. Anderson was an independent director as well, we believe it is not necessary to appoint a Lead Director.
The principal responsibilities of the non-executive Chairman of the Board are:

•	To manage the organization, functioning and affairs of the Board of Directors, in order to enable it to meet its obligations and responsibilities;

•	To facilitate the functioning of the Board of Directors independently of management and maintain and enhance the governance quality of the Company and the Board;

•	To interact regularly with the CEO and other executive officers on major strategy issues and the handling of major business issues and opportunities, matters of corporate governance and performance issues, including providing feedback from other Board members and acting as a “sounding board” for the CEO;

•	Together with the Chair of the Compensation Committee, to conduct a formal evaluation of the CEO’s performance at least annually; and

•	To lead the Board of Directors in the execution of its responsibilities to our stockholders.
A complete description of the responsibilities of the non-executive Chairman of the Board is set forth in a charter adopted by the Board of Directors, a copy of which is available on our website at www.newpark.com/chairman-of-the-board-charter/. A description of the powers and duties of the Chairman of the Board is also set forth in our bylaws.

Meeting Attendance
Each director is elected to a one-year term. Our Board of Directors held eight meetings during 2018 and took action by written consent once. Each director attended at least 75% of the meetings of the Board of Directors held while serving as a member of the Board of Directors and of each committee of which such director was a member that was held during the time such director was a member. The independent directors meet regularly in executive sessions at which time only independent directors are present, and the Chairman of the Board chairs those sessions.

GENERAL INFORMATION	2019 Proxy Statement | 3

Director Attendance at Annual Meeting
We have a policy encouraging the attendance of all directors at our annual meetings of stockholders, and we make all appropriate arrangements for directors that choose to attend, including reimbursement of their reasonable travel expenses. All of our then-current directors attended the 2018 Annual Meeting of Stockholders.

Director Independence
The Board of Directors has determined that each of Ms. Robeson and Messrs. Best, Finley, Larson, Mingé, and Warren is an “independent director” as that term is defined in the listing standards of the New York Stock Exchange (the “NYSE”). In making these determinations regarding independence, the Board of Directors evaluated commercial, consulting, charitable, familial, and other relationships with each of its directors and entities of which such director is an executive officer, partner, member, and/or significant stockholder. As part of this evaluation, the Board of Directors noted that none of the directors received any consulting, advisory, or other compensatory fees from us (other than for services as a director) or is a partner, member, or principal of an entity that provided accounting, consulting, legal, investment banking, financial, or other advisory services to our Company, and none of the express disqualifications contained in the NYSE rules apply to any of them. Based on this independence review and evaluation, and on other facts and circumstances the Board of Directors deemed relevant, the Board of Directors, in its business judgment, determined that each of our directors and nominees is independent, with the exception of Mr. Howes, who is our President and CEO.
Mr. Mingé is currently an employee of BP America, Inc., a subsidiary of BP p.l.c. (“BP”), which is a customer of our Company. However, BP has not made payments to the Company for property or services in an amount which, in any of 2016, 2017 or 2018, exceeded the greater of $1.0 million or 2% of BP’s consolidated gross revenues. Mr. Mingé was not involved in any decision to award work to us. The Board of Directors determined that the relationship between our Company and BP did not disqualify Mr. Mingé from being considered an independent director.
Ms. Robeson currently serves on the Board of Directors of SM Energy Company and Antero Midstream Corporation (“Antero”). Each of SM Energy Company and Antero Water LLC, an indirect subsidiary of Antero, is a customer of our Company. However, neither SM Energy Company nor Antero made payments for property or services in an amount which, in any of 2016, 2017 or 2018, exceeded the greater of $1.0 million or 2% of SM Energy Company’s or Antero’s, respectively, consolidated gross revenues. Ms. Robeson was not involved in any decision to award work to us. The Board of Directors determined that neither the relationship between our Company and SM Energy Company, nor the relationship between our Company and Antero, disqualified Ms. Robeson from being considered an independent director.

Board Role in Risk Management
The Board, as a whole and through its committees, retains responsibility for overseeing our Company’s processes for assessing and managing risk, although it is management’s responsibility to manage risk on a day-to-day basis. The Board discharges its responsibility, in part, through regular inquiries from the Chairman of the Board to management, periodic communications from management to the Board of Directors of particular risks and events, and discussions during Board meetings with and without management of general and specific risks to the Company. The Board also participates with senior management in periodically assessing enterprise risks, ranking such risks, analyzing trends in such risks over time, considering mitigation plans for such risks and auditing such mitigation plans.
The Board also delegates the oversight of certain specific risks to committees of the Board. For example, the Board delegates to the Compensation Committee the assessment of our Company’s compensation plans with regard to whether such plans encourage the taking of inappropriate levels of risk. The Board also delegates to the Audit Committee oversight of the risk assessment undertaken by management to develop the scope and coverage of reviews conducted by our internal audit function.

Director Nominations
The Nominating and Corporate Governance Committee is responsible for periodically evaluating and making recommendations to the Board of Directors with respect to the size and composition of the Board of Directors. In order to assist the Nominating and Corporate Governance Committee, our Board of Directors included in our Corporate Governance Guidelines certain criteria that we believe minimizes the risk of compromising the independence of the Board, while adding to the diversity and depth of knowledge of our Board members. The general qualification criteria of director nominees is that such nominee:

•	is of the highest integrity and character;

•	is willing and able to devote sufficient time to effectively carry out the duties and responsibilities of a director;

•	has the objectivity, ability and desire to represent the interests of our stockholders as a whole, free from any conflict of interest;

•	has familiarity with our business and industry;

•	has held positions with a high degree of responsibility and relevant expertise and experience to offer advice and guidance; and

•	has independence of thought and financial literacy.
The Nominating and Corporate Governance Committee also assesses the core competencies most needed in any new members of the Board, such as backgrounds in

CORPORATE GOVERNANCE	2019 Proxy Statement | 4

finance, operations, and marketing. As set forth in our Corporate Governance Guidelines, our Nominating and Corporate Governance Committee evaluates the full composition of the Board so that it will reflect a range of abilities, experiences and perspectives appropriate to our Company. As such, consideration of diversity of viewpoints, expertise and experience as well as gender, ethnicity and background are all assessed by our Nominating and Corporate Governance Committee when evaluating a nominee for our Board of Directors.

Stockholder Recommendations for Board Nominations
The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders who meet the eligibility requirements for submitting stockholder proposals for inclusion in the next proxy statement, including those eligibility requirements set forth in our Corporate Governance Guidelines. In order to nominate a director at the annual meeting, our bylaws require that a stockholder be entitled to vote in the election of directors and follow the procedures set forth in the bylaws. Our bylaws are available on our website at www.newpark.com/corporate-bylaws/.
Stockholder nominations must be made pursuant to written notice delivered in accordance with the following instructions no later than 90 days prior to the meeting; provided, that if the date of the meeting is not publicly announced more than 100 days prior to the meeting, such notice will be considered timely if properly delivered no later than the close of business on the 10th day following the day on which such announcement regarding the date of the meeting was communicated to the stockholders.
The stockholder notice must set forth the following:

•	Name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;

•	A representation that the stockholder is a holder of record of common stock entitled to vote at the meeting and intends to appear in person or by proxy to nominate the person or persons specified;

•	A description of all arrangements or understandings between the stockholder and each nominee and any other person or persons under which the nomination(s) are made by the stockholder;

•
For each person the stockholder proposes to nominate for election as a director, all information relating to such person that would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	For each person nominated, a written consent to serve as a director, if elected; and

•	A statement whether such nominee, if elected, intends to deliver an irrevocable resignation in accordance with our Corporate Governance Guidelines.
In addition to complying with the foregoing procedures, any stockholder nominating a director must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder.
The stockholder making the recommendation also should submit information demonstrating the number of shares such stockholder owns. Stockholders may send recommendations for director candidates for the 2020 Annual Meeting to the Nominating and Corporate Governance Committee by U.S. mail or overnight delivery at the following address: Chair, Nominating and Corporate Governance Committee, c/o Corporate Secretary, Newpark Resources, Inc., 9320 Lakeside Boulevard, Suite 100, The Woodlands, Texas 77381.
Candidates recommended by the Nominating and Corporate Governance Committee must include a sufficient number of persons who, upon election, would be independent directors having the skills, experience and other characteristics necessary to provide qualified persons to fill all Board committee positions required to be filled by independent directors. In considering any candidates recommended by stockholders, the Nominating and Corporate Governance Committee will take into account the same factors as apply to all other prospective nominees.

Board Orientation and Education
The Nominating and Corporate Governance Committee, with the support and assistance of the executive officers, is responsible for establishing an orientation plan for new directors, along with the coordination and scheduling of educational opportunities for the Board. The orientation program includes a review of our governance documents and policies, along with individual meetings with our executive leaders, and tours of key facilities. In addition, over the last several years, the Nominating and Corporate Governance Committee has coordinated training sessions from outside experts related to, among other things: risk assessment and management; directors’ obligations in the context of mergers and acquisitions; industry-specific education (oil and gas geology related to shale formations, demonstrations of drilling fluids applications, etc.); macro-economic trends in the U.S. and global economies; and directors’ duties under Delaware law.

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Stockholder Communication with Board Members
The Board of Directors has established a process for stockholders to send communications, other than sales-related communications, to one or more of its members. These communications should be sent by letter addressed to the member or members of the Board of Directors to whom the communication is directed, care of the Corporate Secretary, Newpark Resources, Inc., 9320 Lakeside Boulevard, Suite 100, The Woodlands, Texas 77381. These communications, other than sales-related communications, will be forwarded to the Board member or members specified.

CORPORATE GOVERNANCE GUIDELINES
We are committed to adhering to sound principles of corporate governance and have adopted Corporate Governance Guidelines that the Board of Directors believes promote the effective functioning of the Board of Directors, its committees and our Company. The Corporate Governance Guidelines conform to the NYSE corporate governance listing standards and SEC rules and address, among other matters, director qualifications, independence and responsibilities, majority vote principles, Board committees, Board access to senior management, the independent accountants and other independent advisors, compensation of directors and assessments of committee performance. The Corporate Governance Guidelines are available on our website at www.newpark.com/corporate-governance-guidelines/ and are also available, without charge, upon request to our Corporate Secretary at Newpark Resources, Inc., 9320 Lakeside Boulevard, Suite 100, The Woodlands, Texas 77381.

Majority Vote Principle
Our Corporate Governance Guidelines provide for a majority vote principle in connection with the election of our directors. In an uncontested election where the number of nominees is not greater than the number of directors to be elected, any nominee must receive a greater number of votes “for” such nominee’s election than votes “withheld” from such nominee’s election. In a contested election where the number of nominees is greater than the number of directors to be elected, the standard for election is a plurality of the votes cast.

Director Resignation Policy
The Corporate Governance Guidelines provide that the Board of Directors may require, in order for any incumbent director to become a nominee for further service on the Board of Directors, that the incumbent director submit to the Board of Directors an irrevocable resignation. The irrevocable resignation will be conditioned upon, and shall not become effective until there has been:

•	a failure by that nominee to receive more votes “for” such nominee’s election than votes “withheld” from such nominee’s election in any uncontested election of directors; and

•	acceptance of the resignation by the Board of Directors.
In the event a director receives a greater number of votes “withheld” from such director’s election than “for” such director’s election, the Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors regarding the action to be taken with respect to the tendered resignation. A director whose resignation is being considered will not participate in any committee or Board of Directors meetings where the consideration is such director’s resignation. The Board of Directors will act on the recommendation of the Nominating and Corporate Governance Committee within 90 days following the certification of the stockholder vote, and the Board of Directors will promptly and publicly disclose its decision. Each of the nominees for election to the Board of Directors has submitted an irrevocable resignation in accordance with our Corporate Governance Guidelines.

Director Retirement Age
Our Corporate Governance Guidelines include a director retirement age policy. Under that policy, any person who is 75 years of age or more shall not be eligible to be elected as a director, although any director reaching the age of 75 while in office may serve the remainder of such director’s term until the next annual meeting of stockholders.

Executive Sessions of Non-Management Directors
Our Corporate Governance Guidelines require the non-management directors meet at least twice each year in executive session, without management present. However, management employees may be invited to attend portions of these meetings if deemed appropriate by the non-management directors to provide information necessary for the meetings. Executive sessions were held as part of every regularly scheduled Board meeting in 2018 and were presided over initially by Mr. Anderson, our former non-executive Chairman of the Board, until his retirement from the Board in May 2018, and subsequently by Mr. Best, our current non-executive Chairman of the Board, who assumed such office in May 2018.

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Interested parties may direct their concerns to the Chairman of the Board or to any other non-management director or directors by following the procedures set forth in the section entitled “Stockholder Communication with Board Members.”

Stock Ownership Guidelines
To encourage our non-employee directors and executive officers to achieve and maintain an appropriate ownership interest in our Company, the Board of Directors approved stock ownership guidelines for our non-employee directors that are included in the Company’s Corporate Governance Guidelines as well as separate stock ownership guidelines for our executive officers that are included in a Stock Ownership Policy that is described in further detail in the “Compensation Discussion and Analysis” section of this Proxy Statement under the heading “Stockholder Alignment.” Section 8 of the Corporate Governance Guidelines requires each of our non-employee directors to own shares of our common stock valued at five times their annual cash retainer. Non-employee directors elected to the Board of Directors have five years from the date of first election to reach the required level of stock ownership. In the event of an increase in the annual cash retainer or an increase in the stock ownership requirement, the non-employee directors will have five years from the effective date of the increase to acquire any additional shares needed to meet the stock ownership guidelines. As of December 31, 2018, each of our non-employee directors were in compliance with the ownership guidelines, as shown in the table below:

	Stock Ownership Value Required at 5x Annual Cash Retainer	Stock Ownership Value at December 31, 2018(1)
Anthony J. Best	$650,000	$685,461
G. Stephen Finley	$275,000	$1,306,592
Roderick A. Larson	$275,000	$672,683
John C. Mingé	$275,000	$104,788	(2)
Rose M. Robeson	$275,000	$95,857	(3)
Gary L. Warren	$275,000	$1,557,470

(1)
Stock ownership value is calculated based on the number of shares of our common stock owned by the director or members of such director’s immediate family residing in the same household and time-based restricted stock held by the director, multiplied by the closing price of our common stock on December 31, 2018, as reported by the NYSE, which was $6.87.

(2)	Mr. Mingé was appointed to the Board effective as of December 1, 2017 and will have until December 2022 to meet the stock ownership requirements.

(3)	Ms. Robeson was appointed to the Board effective as of January 1, 2018 and will have until January 2023 to meet the stock ownership requirements.

RELATED PERSON TRANSACTIONS AND PROCEDURES
The Board of Directors has adopted a Policy Regarding Covered Transactions with Related Persons (“Related Person Policy”) that requires the approval or ratification by the Audit Committee of any Covered Transaction (as defined in the Related Person Policy). A Covered Transaction includes, but is not limited to, any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, including indebtedness and guarantees of indebtedness, in which (a) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year, (b) we are a participant

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and (c) any related person has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). The policy provides that any director, director nominee or executive officer must provide to the Chief Administrative Officer and Chair of the Audit Committee prior notification of all proposed terms of any Covered Transaction (other than related party transactions involving compensation matters and certain ordinary course transactions). The Audit Committee must review the relevant facts and circumstances of the Covered Transaction, including if the terms and conditions of the transaction are generally available to third parties under similar terms or conditions, take into account the level of interest or relationship to the related person and the impact on a director’s independence, and either approve or disapprove the Covered Transaction. If the Audit Committee (or the Chairman of the Audit Committee pursuant to such Chairman’s delegated authority) is unable to provide advance approval of a Covered Transaction, the transaction will be considered at the next regularly scheduled meeting of the Audit Committee. At the next meeting, the Audit Committee will evaluate all options, including, but not limited to, ratification, amendment or termination of the Covered Transaction. No director may participate in approval of a Covered Transaction for which such director is a related person.

CODE OF ETHICS
The Board of Directors also has adopted a Code of Ethics for Senior Officers and Directors that applies to all of our directors, our principal executive officer, principal financial officer, principal accounting officer or controller, and other senior officers. The Code of Ethics for Senior Officers and Directors contains policies and procedures applicable to our directors and, as to our senior officers, supplements our Code of Business Ethics and Conduct, which is applicable to all of our employees (together with the Code of Ethics for Senior Officers and Directors, the “Codes”). The purposes of the Codes, among other matters, are to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships. The Codes promote full, fair, accurate, timely and understandable disclosure in reports and other documents that we file with, or submit to, the SEC and in other public communications. The Codes also require compliance with applicable governmental laws, rules and regulations, including, without limitation, insider trading laws. The Codes further require the prompt internal reporting of violations of the Codes to an appropriate person or persons and accountability for adherence to the Codes.
Any amendments to, or waivers of, the Codes with respect to our principal executive officer, principal financial officer or principal accounting officer or controller, or persons performing similar functions, will be disclosed in a Current Report on Form 8-K, which will be available on our website promptly following the date of the amendment or waiver.
Copies of our Code of Ethics for Senior Officers and Directors and our Code of Business Ethics and Conduct are available on our website at www.newpark.com/code-of-ethics-for-senior-officers/ and www.newpark.com/code-business-ethics/, respectively, and are also available in print upon request from our Corporate Secretary.

BOARD COMMITTEES
The Board of Directors has established three standing committees, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Chairman of the Board attends all committee meetings, but does not cast a vote therein. Each committee operates under a written charter approved by the Board of Directors. Copies of these charters, which set forth the specific responsibilities of the committees, as well as copies of our Corporate Governance Guidelines, our Code of Business Ethics and Conduct, our Code of Ethics for Senior Officers and Directors and our charter of the Chairman of the Board, are available on our website at www.newpark.com/corporate-governance/. Stockholders also may obtain printed copies of these items, without charge, by contacting us at the following address:
Newpark Resources, Inc.
9320 Lakeside Boulevard, Suite 100
The Woodlands, Texas 77381
Attn: Corporate Secretary

Audit Committee
As of March 28, 2019, the members of the Audit Committee were G. Stephen Finley (Chairman), Roderick A. Larson, John C. Mingé, Rose M. Robeson and Gary L. Warren. The Board of Directors has determined that each member of the Audit Committee is independent and “financially literate” under applicable SEC rules and NYSE listing rules and is an “independent director” under applicable NYSE listing rules. The Board of Directors also has determined that Mr. Finley and Ms. Robeson each qualify as an “audit committee financial expert” as defined by applicable SEC rules. The Audit Committee met nine times during 2018 and did not take any action by unanimous written consent.
The Audit Committee is responsible for the selection, evaluation, compensation and, when necessary, replacement of the independent registered public accounting firm. The Audit Committee also has responsibility for providing independent review and oversight of the integrity of our financial statements, the financial reporting process, our systems of internal accounting and financial controls, the performance of our internal audit function and the independent auditors, the independent auditors’ qualifications and independence and our compliance with ethics policies and legal and regulatory requirements and preparing the Audit Committee Report and disclosure required by the Audit Committee for inclusion in this Proxy Statement. The independent auditors report directly to the Audit Committee.
The specific responsibilities of the Audit Committee are set forth in the committee’s charter, a copy of which is available on our website at www.newpark.com/audit-committee/ and is also available in print upon request from our Corporate Secretary.

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Compensation Committee
As of March 28, 2019, the members of the Compensation Committee were John C. Mingé (Chairman), G. Stephen Finley, Roderick A. Larson, Rose M. Robeson and Gary L. Warren. The Board of Directors has determined that each member of the Compensation Committee is an “independent director” under applicable NYSE listing rules, a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and an “outside director” as defined under regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The Compensation Committee met six times during 2018 and took action by unanimous written consent once.
The Compensation Committee has responsibility for establishing, evaluating and administering our compensation arrangements, plans, policies and programs for our Board of Directors, CEO and other executive officers, and for administering our equity incentive plans. The Compensation Committee also has responsibility for making recommendations to the Board of Directors with respect to the adoption, approval and amendment of the cash-based incentive plans for executives and senior managers and all equity-based incentive compensation plans.
The Compensation Committee has the authority to retain compensation consultants to assist in evaluating the compensation paid to our Board of Directors, CEO and other executive officers. As noted in the “Compensation Discussion and Analysis” section of this Proxy Statement, for the 2018 fiscal year, the Compensation Committee retained Pearl Meyer & Partners, LLC (“Pearl Meyer”) to provide the Compensation Committee with advice and recommendations on the amount and form of executive and director compensation. Pearl Meyer did not advise management or provide any non-executive consulting services to the Company other than its work on behalf of the Compensation Committee, and it maintained no other economic relationship with the Company.
The specific responsibilities of the Compensation Committee are set forth in the committee’s charter, a copy of which is available on our website at www.newpark.com/compensation-committee/ and is also available in print upon request from our Corporate Secretary.

Nominating and Corporate Governance Committee
As of March 28, 2019, the members of the Nominating and Corporate Governance Committee were Roderick A. Larson (Chairman), G. Stephen Finley, John C. Mingé, Rose M. Robeson and Gary L. Warren. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is an “independent director” under applicable NYSE listing rules. The Nominating and Corporate Governance Committee met four times during 2018 and did not take any action by unanimous written consent.
The Nominating and Corporate Governance Committee assists and advises the Board of Directors with respect to the size, composition and functions of the Board of Directors, identifies potential candidates for the Board of Directors and recommends to the Board of Directors a slate of qualified nominees for election as directors at each annual meeting of stockholders, oversees the annual evaluation of the Board of Directors as a whole and the committees of the Board of Directors, and develops and advises the Board of Directors with respect to corporate governance principles, policies and practices.
The specific responsibilities of the Nominating and Corporate Governance Committee are set forth in the committee’s charter, a copy of which is available on our website at www.newpark.com/nominating-and-governance-committee/ and is also available in print upon request from our Corporate Secretary.

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EXECUTIVE OFFICERS
 As of March 28, 2019, our executive officers, their ages, positions and biographical information with us were as follows:

Paul L. Howes	Age 63
President and Chief Executive Officer
A description of the business experience of Mr. Howes during the past five years can be found in the “Election of Directors” section of this Proxy Statement under the heading “Nominees and Voting.”

Gregg S. Piontek	Age 48
Senior Vice President and Chief Financial Officer
Mr. Piontek joined us in April 2007 as our Vice President, Controller and Chief Accounting Officer. He was appointed as our Chief Financial Officer in October 2011 and given the title of Senior Vice President in February 2018. Before joining us, Mr. Piontek served in various financial roles for Stewart & Stevenson Services, Inc. and Stewart & Stevenson, LLC from June 2001 through March 2007, including Divisional Controller, Assistant Corporate Controller, and as Vice President and Chief Accounting Officer. Prior to that, Mr. Piontek served in various financial roles at General Electric, CNH Global N.V. and Deloitte & Touche LLP. Mr. Piontek is a Certified Public Accountant.

E. Chipman Earle	Age 46
Vice President, General Counsel, Chief Administrative Officer, Chief Compliance Officer and Corporate Secretary
Mr. Earle joined us in August 2018 as our Vice President and Special Advisor and then transitioned into the role of Vice President, General Counsel, Chief Administrative Officer, Chief Compliance Officer and Corporate Secretary in September 2018. From July 2012 through July 2017, Mr. Earle served as Senior Vice President, General Counsel and Corporate Secretary of Bristow Group Inc., a provider of industrial aviation services to the offshore energy industry in Europe, Africa, the Americas and Asia Pacific.  From March 2006 until February 2012, Mr. Earle held several positions in the legal department of Transocean Ltd., including as Assistant Vice President, Global Legal.

Matthew S. Lanigan	Age 48
Vice President and President of Mats & Integrated Services
Mr. Lanigan joined us in April 2016 as Vice President and President of Newpark Mats & Integrated Services LLC. From April 2014 to June 2015, Mr Lanigan served as a Managing Director of Custom Fleet Services in Australia for GE Capital Corporation, a financial services unit of General Electric. From September 2010 to March 2014, he served as Commercial Excellence Leader in the Asia Pacific for GE Capital. Previous to September 2010, Mr. Lanigan held various executive positions in marketing and sales for GE Capital Corporation.

Bruce C. Smith	Age 67
Executive Vice President and President of Fluids Systems
Mr. Smith joined us in April 1998 as our Vice President, International. In November 2018, he returned to the role of Executive Vice President and President of Fluids Systems after being named Chief Technology Marketing Officer in July 2017. From October 2000 until July 2017, he served as President of Fluids Systems. He also held the title of Vice President of our Company beginning in 2006 and he was named as Executive Vice President of our Company in March 2011. Prior to joining us, Mr. Smith was the Managing Director of the U.K. operations of M-I Swaco, a competitor of our Fluids Systems segment, where he was responsible for two business units, including their drilling fluids unit.

Douglas L. White	Age 50
Corporate Controller and Chief Accounting Officer
Mr. White joined us in April 2014 as our Corporate Controller. In May 2014, Mr. White was appointed as our Chief Accounting Officer. From February 2008 until January 2014, Mr. White served as Director of Financial Reporting for Cooper Industries where he was responsible for corporate accounting and external reporting. From July 2004 until February 2008, he served as Vice President and Corporate Controller of MMI Products, Inc. Prior to that, Mr. White held various audit positions with Ernst & Young LLP. Mr. White is a Certified Public Accountant.

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OWNERSHIP OF COMMON STOCK

Certain Beneficial Owners
The following table sets forth information, as of the date indicated in the applicable Schedule 13G with respect to each stockholder identified as beneficially owning greater than 5% of our common stock, the number of outstanding shares of our common stock and the percentage beneficially owned. Except as otherwise indicated below, each person named in the table has sole voting and investment power with respect to all shares of common stock beneficially owned by that person. Percentage ownership is based on 90,296,701 shares of our common stock outstanding as of March 28, 2019.

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent
BlackRock, Inc.(1) 55 East 52nd Street New York, New York 10055	13,844,202	15.3%
The Vanguard Group(2) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	9,296,487	10.3%
Dimensional Fund Advisors LP(3) Building One, 6300 Bee Cave Road Austin, Texas 78746	7,605,536	8.4%
Victory Capital Management Inc.(4) 4900 Tiedeman Rd, 4th Floor Brooklyn, Ohio 44144	6,292,409	7.0%

(1)
Based solely on Amendment No. 10 to Schedule 13G filed with the SEC on January 31, 2019 by BlackRock, Inc. According to the Schedule 13G/A, BlackRock, Inc. has sole voting power with respect to 13,589,627 shares and sole dispositive power with respect to 13,844,202 shares. According to the Schedule 13G/A, all shares are beneficially owned by BlackRock, Inc., a parent holding company, and on behalf of its wholly owned subsidiaries: (i) BlackRock (Netherlands) B.V.; (ii) BlackRock Advisors, LLC; (iii) BlackRock Asset Management Canada Limited; (iv) BlackRock Asset Management Ireland Limited; (v) BlackRock Asset Management Schweiz AG; (vi) BlackRock Financial Management, Inc.; (vii) BlackRock Fund Advisors; (viii) BlackRock Institutional Trust Company, National Association; (ix) BlackRock Investment Management (Australia) Limited; (x) BlackRock Investment Management (UK) Limited; and (xi) BlackRock Investment Management, LLC. BlackRock Fund Advisors beneficially owns 5% or greater of the outstanding shares reported on the Schedule 13G/A.

(2)
Based solely on Amendment No. 7 to Schedule 13G filed with the SEC on February 11, 2019 by The Vanguard Group. According to the Schedule 13G/A, The Vanguard Group has sole voting power with respect to 88,371 shares, shared voting power with respect to 20,441 shares, sole dispositive power with respect to 9,197,634 shares, and shared dispositive power with respect to 98,853 shares. According to the Schedule 13G/A, Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 78,412 shares or 0.08% of the common stock outstanding of the Company as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 30,400 shares or 0.03% of the common stock outstanding of the Company as a result of its serving as investment manager of Australian investment offerings.

(3)
Based solely on Amendment No. 10 to Schedule 13G filed with the SEC on February 8, 2019 by Dimensional Fund Advisors LP. According to the Schedule 13G/A, Dimensional Fund Advisors LP has sole voting power over 7,219,321 shares and sole dispositive power over 7,605,536 shares. According to the Schedule 13G/A, Dimensional Fund Advisors LP is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (collectively, the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment adviser, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. However, all securities of the Company reported in the Schedule 13G/A are owned by the Funds. Dimensional disclaims beneficial ownership of the securities.

(4)
Based solely on a Schedule 13G filed with the SEC on February 1, 2019 by Victory Capital Management Inc. According to the Schedule 13G, Victory Capital Management Inc. has sole voting power with respect to 5,954,839 shares and sole dispositive power with respect to 6,292,409 shares.

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Ownership of Directors and Executive Officers
The following table sets forth information with respect to the beneficial ownership of our outstanding common stock as of April 2, 2019, by (i) each current director and each nominee for director, (ii) each named executive officer identified in the Summary Compensation Table in this Proxy Statement, and (iii) all current directors and executive officers as a group. Except as otherwise indicated below, each person named in the table has sole voting and investment power with respect to all shares of common stock beneficially owned by that person, except to the extent that authority is shared by spouses under applicable law. None of the shares reported below are pledged as security.

	Shares of Common Stock Beneficially Owned
Name	Number		Percent (1)
Paul L. Howes	1,959,543	(2)	2.1%
Bruce C. Smith	766,052	(3)	*
Mark J. Airola	547,973	(4)	*
Gregg S. Piontek	528,597	(5)	*
Gary L. Warren	226,706		*
G. Stephen Finley	190,188		*
Phillip T. Vollands	129,870	(6)	*
Anthony J. Best	99,776		*
Roderick A. Larson	97,916		*
Matthew S. Lanigan	144,350	(7)	*
E. Chipman Earle	50,000	(8)	*
John C. Mingé	15,253		*
Rose M. Robeson	13,953		*
All current directors and executive officers as a group (14 persons)	4,862,909	(9)	5.2%
*Indicates ownership of less than 1%.

(1)
The percentage ownership is based on 90,496,701 shares of our common stock outstanding as of April 2, 2019. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or group of persons has the right to acquire within 60 days of April 2, 2019 (or June 1, 2019).

(2)	Includes (i) 1,002,346 shares issuable upon exercise of options and (ii) 203,890 shares subject to restricted stock units that will vest on June 1, 2019.

(3)	Includes (i) 397,601 shares issuable upon the exercise of options and (ii) 40,615 shares subject to restricted stock units that will vest on June 1, 2019.

(4)	Includes (i) 322,252 shares issuable upon the exercise of options and (ii) 40,232 shares subject to restricted stock units that will vest on June 1, 2019.

(5)	Includes (i) 279,653 shares issuable upon the exercise of options and (ii) 51,766 shares subject to restricted stock units that will vest on June 1, 2019.

(6)	Includes 59,573 shares issuable upon the exercise of options.

(7)	Includes (i) 69,896 shares issuable upon the exercise of options and (ii) 34,956 shares subject to restricted stock units that will vest on June 1, 2019.

(8)	Includes 50,000 shares subject to restricted stock awards.

(9)
Includes (i) 2,167,462 shares issuable upon the exercise of options; (ii) as of June 1, 2019, 50,000 shares which remain subject to restricted stock awards; and (iii) 387,759 shares subject to restricted stock units that will vest on June 1, 2019.

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COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes the compensation provided to our named executive officers (“NEOs”) listed in the table below and other members of senior management, including the principles and processes used in determining their compensation.

Named Executive Officer	Position Title
Paul L. Howes	President and Chief Executive Officer
Gregg S. Piontek	SVP and Chief Financial Officer
E. Chipman Earle	VP, General Counsel, Chief Administrative Officer, Chief Compliance Officer and Corporate Secretary
Matthew S. Lanigan	VP and President of Mats & Integrated Services
Bruce C. Smith	EVP and President of Fluids Systems
Mark J. Airola	Former SVP, General Counsel, Chief Administrative Officer and Corporate Secretary
Phillip T. Vollands	Former VP and President of Fluids Systems

EXECUTIVE SUMMARY
We are a worldwide provider of value-added fluids and chemistry solutions in the oilfield market, and engineered worksite and access solutions used in various commercial markets. In our annual enterprise risk management survey, our Board of Directors and senior management identified staff bench strength as the top enterprise risk currently facing the Company. Our long-term sustainability depends on our ability to attract, motivate and retain the highly talented individuals that we need in order to implement our business strategy and to improve our long-term profitability and stockholder value. The key objectives of our executive compensation program include the following:

•	Competitiveness: providing compensation programs and pay opportunities that are competitive with market practice;

•	Pay-for-performance: tying a majority of pay opportunities to achievement of short-term and long-term performance criteria;

•	Stockholder alignment: structuring pay programs to closely align executive rewards with stockholder interests; and

•	Compensation governance and risk assessment: consistently reviewing (and addressing, as appropriate) potential areas for compensation-related risk and provide for appropriate mechanisms and controls.

Competitiveness
The Compensation Committee believes that the total compensation of our NEOs should be competitive in order to enhance our ability to attract and retain the right caliber of executives. We use a combination of peer group and broader industry data in order to assess the competitiveness of our compensation programs. NEO compensation is generally targeted at the market median, with opportunities to earn above or below the market median in return for Company and individual performance. However, target levels of individual pay are not based on a strict adherence to the market median but may vary from median levels based on a variety of considerations, including internal equity, individual experience, time in the position and availability of comparable market data.
The competition for talent is not limited to our direct peers or competitors, but spans the entire upstream and midstream oil and gas marketplace and includes companies both smaller and significantly larger than us. Attracting and retaining high-performing individuals is critical to our success. In our cyclical industry, we need to be creative in our approach to salaries, incentive targets and retention tools, which sometimes means compensating our executives at a level in excess of the market median.
The Compensation Committee continues to monitor the competitiveness of our programs and to make adjustments to individual pay levels as appropriate in order to provide total direct compensation opportunities at our targeted level of the market.

Pay-for-Performance
Consistent with the feedback that we received from our stockholders through our engagement efforts over the past six months, our Compensation Committee places a significant portion of each NEO’s compensation at risk through the use of variable compensation, the majority of

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which is performance-based. Variable pay includes performance-based non-equity (cash) incentives for achievement of specified performance objectives on an annual basis, long-term performance-based incentives based on relative stockholder returns, and equity incentive compensation where value depends upon our stock price.

Stockholder Alignment
We believe that the interests of our stockholders and executives should be aligned by ensuring that a portion of our executives’ compensation is directly determined by:

•	EBITDA or other relevant financial metrics through annual incentive opportunities; and

•	Appreciation in our stock price through long-term (equity) incentive awards.
With realizable value tied to increased stockholder value, long-term (equity) incentives provide our executives with an opportunity to share in the value they create, which is consistent with our pay-for-performance philosophy.
In support of our goal of stockholder alignment, the executive compensation program also includes stock ownership guidelines for executives and directors. Further detail on the stock ownership guidelines for our non-executive directors is contained in the “Corporate Governance” section of this Proxy Statement under the heading “Stock Ownership Guidelines.” The current requirement levels of stock ownership are shown below:

Executive & Director Stock Ownership Guidelines
Title	Ownership Requirement
Chief Executive Officer	5x salary
Chief Financial Officer, General Counsel and Division Presidents	3x salary
Other Designated Officers/Executives	1x salary
Non-employee Directors	5x retainer
Unvested time-based restricted shares or units are counted toward the satisfaction of these requirements.

However, unexercised stock options and unearned performance-based restricted stock units do not count toward satisfaction of these guidelines. Non-employee directors and executive officers have five years from the date of first election or appointment, as applicable, to reach the required level of stock ownership. In the event of an increase in the annual cash retainer or salary, as applicable, or an increase in the stock ownership requirement, the non-employee directors and executive officers have five years from the effective date of the increase to acquire any additional shares needed to meet the stock ownership requirements. Our non-employee directors and executive officers were in compliance with these ownership guidelines as of December 31, 2018.

Compensation Governance and Risk Assessment
A risk assessment of the executive compensation program is undertaken as part of the annual procedures for the Compensation Committee. That process includes assessing:

•	Each aspect of the various components of direct compensation (salary, annual cash incentives and long-term incentives); and

•	Metrics used for any performance-based plans.
The risks are assessed for each component and metric, along with consideration being given to alternative compensation approaches. To the extent that risks are identified, the Compensation Committee also considers whether the risks have or can be mitigated through various features of the compensation plans. Further discussion of the risk assessment is contained in the “Executive Compensation” section in this Proxy Statement under the heading “Risk Assessment of Compensation Programs.” Additionally, our senior management and Chairman of the Compensation Committee, when requested, discussed with stockholders as part of our engagement efforts over the past six months the incentive structure and resulting levels of risk associated with our executive compensation program to seek alignment with our stockholders.

COMPENSATION DISCUSSION AND ANALYSIS	2019 Proxy Statement | 14

Elements of our Executive Compensation Program
The table below summarizes the principal elements of our executive officer compensation program, which we believe furthers our key objectives. A more detailed description of each element of our executive compensation program can be found in the section “Our Direct Compensation Elements.”

Elements of Our Executive Compensation Program
	Element	Purpose			Description
		Attract/Retain	Pay-for-performance	Stockholder Alignment
FIXED	Base Salary	✓			Annual Merit Review Adjustments, if any, consider each individual’s experience, performance and contributions over time. Provides a competitive salary relative to our peer groups.
VARIABLE	Annual Cash Incentive	✓	✓	✓	Annual Performance Awards are based on achieving corporate and business unit financial and safety goals on an annual basis, and can include individual objectives or strategic goals.
	Long-Term Incentives	✓	✓	✓
Multi-Year Performance
Long-term incentive awards with multi-year vesting periods.
Realized value contingent upon long-term growth in stockholder value, particularly in the case of equity awards.
Performance-based cash awards provide the opportunity to earn from zero to 150% of target at the end of the three-year performance period; value tied directly to stock performance without diluting stockholders.

OUR COMPENSATION PROCESS
Our Compensation Committee establishes the overall executive compensation philosophy and reviews and approves our executive compensation program. The Compensation Committee of the Board of Directors currently consists of five independent non-employee directors: John C. Mingé (Chairman), G. Stephen Finley, Roderick A. Larson, Rose M. Robeson and Gary L. Warren. The non-executive Chairman of the Board, Anthony J. Best, attends the meetings of our Compensation Committee but does not vote (except in connection with compensation decisions related to our CEO).
The Compensation Committee operates under a written charter adopted by the Board of Directors on June 11, 2003, and last revised on November 13, 2018. The Compensation Committee charter is available on our website at www.newpark.com/compensation-committee/ and is also available in print upon request from our Corporate Secretary. In addition to the more specific responsibilities set forth in its charter, the Compensation Committee:

•	Annually reviews and approves the corporate goals and objectives relevant to the compensation of our executive officers, including our CEO;

•	Annually reviews and recommends to the Board the compensation of non-employee directors for service on the Board;

•	Administers our long-term incentive plans; and

•	Undertakes a risk assessment of our executive compensation program.
The Compensation Committee reviews the Compensation Committee charter annually to determine if there are any additional compensation or benefits issues it may need to address and to verify that the Compensation Committee has met all its assigned responsibilities for the year. The Compensation Committee also undertakes a “self-evaluation” of its performance on an annual basis. This self-evaluation allows the committee members to assess areas for improvement in the compensation program and processes. The Compensation Committee establishes a calendar annually for specific compensation actions to address throughout the year.

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Role of an Independent Advisor
Our Compensation Committee has the authority to retain legal counsel and other experts, including independent compensation consultants. The Compensation Committee meets regularly without management present and with its independent compensation consultant to review executive compensation matters, including market and survey data as well as peer group information.
Since 2012, the Compensation Committee has retained the services of Pearl Meyer to act solely as its independent compensation consultant. The services provided by its outside advisors are regularly reviewed and we believe that Pearl Meyer is independent and has no conflict of interest in providing executive compensation consulting services. In affirming the independence of Pearl Meyer, the Compensation Committee considered all applicable SEC and NYSE rules.
The Compensation Committee continues to monitor the independence of its compensation consultant on a periodic basis.

Role of Executive Officers
While the Compensation Committee determines our overall executive compensation philosophy and sets the compensation of our CEO and other executive officers, it looks to its compensation consultant, our CEO and our Vice President, Human Resources to make recommendations with respect to specific executive compensation decisions.
The CEO’s role in establishing executive compensation includes making recommendations to the Compensation Committee on performance evaluation, base salary, and both equity and non-equity incentive compensation for executive officers and senior management (other than the CEO). The CEO, CFO, Vice President, Human Resources and General Counsel/Chief Administrative Officer, as invited guests, also participate in Compensation Committee meetings, from time to time, to provide information regarding our strategic objectives, financial performance, and recommendations regarding compensation plans. Management or the Compensation Committee’s compensation consultant may be asked to prepare information for any Compensation Committee meeting. Depending on the agenda for a particular meeting, these materials may include:

•	Reports on our strategic objectives;

•	Reports on achievement of individual and corporate performance objectives, including financial and safety goals;

•	Information regarding compensation programs and compensation levels for executive officers, non-employee directors and other employees at peer companies;

•
Information on the total compensation of the NEOs, including base salary, cash incentives, equity awards, perquisites and other compensation, and any amounts payable upon voluntary or involuntary termination, early or normal retirement, or following a severance with or without a change in control; and

•	Information regarding all non-equity and equity incentive, health, welfare and retirement plans.

Benchmarking to Market and Peers
Our Compensation Committee believes that pay practices at other companies provide useful information in establishing compensation levels and recognizes that our compensation practices must be competitive in the marketplace in order to attract, retain and motivate key executive personnel. Benchmarking and aligning base salaries is critical to a competitive compensation scheme because other elements of compensation are affected by changes in base salary.
Accordingly, the Compensation Committee compares compensation levels in our executive compensation program to compensation levels at companies in an industry peer group. For 2018, Pearl Meyer analyzed the executive compensation data in proxy statements of a peer group consisting of publicly-traded oilfield services and equipment companies comparable in size to us in annual revenues, market capitalization, enterprise value, and corporate assets. Our Compensation Committee reviews the peer group periodically, typically at the end of each calendar year, so that the composition of the peer group continues to include companies whose size and business models are comparable to ours and who are more likely to compete with us for executive talent. As part of our stockholder engagement process over the past six months, we also reviewed with our stockholders the appropriateness of our peer group as well as our peer group selection process.

COMPENSATION DISCUSSION AND ANALYSIS	2019 Proxy Statement | 16

Peer Group
The following companies were included in the peer group for 2018:

		Financial Size
Ticker	Company Name	2017 Fiscal Year Revenues ($MM)	2018 Fiscal Year Revenues ($MM)	December 2018 Market Cap ($MM)
BAS	Basic Energy Services, Inc.	NA	$965	$102
CJ	C&J Energy Services, Inc.	NA	$2,222	$891
CRR	CARBO Ceramics Inc.	$189	$211	$97
CLB	Core Laboratories NV	$648	$701	$2,638
DRQ	Dril-Quip, Inc.	$456	$385	$1,074
FTK	Flotek Industries, Inc.	$243	$178	$62
FET	Forum Energy Technologies, Inc.	$819	$1,064	$448
HLX	Helix Energy Solutions Group, Inc.	$581	$740	$802
KEG	Key Energy Services, Inc.	NA	$522	$42
MTRX	Matrix Service Company	$1,198	$1,092	$486
OIS	Oil States International, Inc.	$671	$1,088	$857
PKD	Parker Drilling Company	$443	$481	$3
PES	Pioneer Energy Services Corp.	$447	$590	$96
RES	RPC, Inc.	$1,595	$1,721	$2,120
SPN	Superior Energy Services, Inc.	$1,874	$2,130	$518
TTI	TETRA Technologies, Inc.	$723	$999	$211
SLCA	U.S. Silica Holdings, Inc.	$1,241	$1,577	$789

	75th Percentile	$1,103	$1,090	$829
	MEDIAN	$659	$740	$486
	25th Percentile	$449	$501	$96

NR	Newpark Resources, Inc.	$748	$947	$624
	Percentile ranking	64%	56%	60%
As reflected in the table above, for each of fiscal year 2017 and fiscal year 2018, the Company’s total revenues were slightly above the median relative to the applicable peer group. Pearl Meyer has advised and our stockholders have confirmed through our engagement discussions, that our selected peer group continues to provide a reasonable reflection of our competitive market for executive compensation benchmarking. As noted above, our Compensation Committee reviews the composition of this group each year to ensure that it remains appropriate for these purposes. For fiscal year 2018, the Compensation Committee determined to expand the peer group to include Basic Energy Services, Inc., C&J Energy Services, Inc. and Key Energy Services, Inc.
Pearl Meyer assisted our Compensation Committee in developing our peer group and reviewing the compensation paid to executive officers within the peer group. Pearl Meyer also provided our Compensation Committee with information regarding compensation programs and compensation levels for companies in the 25th, 50th and 75th percentiles of compensation for positions similar to those of our executives as reflected in the proxy filings of the companies in our peer group and compensation survey data from general industry and the oilfield services industry.
Where possible, survey results are adjusted to reflect our size, based on annual revenue, and industry. The data is then blended on a weighted basis, which for 2018 was 70% weighted toward the peer group and 30% weighted toward the survey data. The peer group and survey data collectively will be referred to as market data throughout this Proxy Statement. Pearl Meyer also provides advice on compensation trends and types of awards being used for equity incentive compensation.

COMPENSATION DISCUSSION AND ANALYSIS	2019 Proxy Statement | 17

Targeting Market Median
Our Compensation Committee generally targets the market median for executive compensation achievement objectives. However, when determining individual pay levels, the Compensation Committee also considers individual factors, including historical compensation levels, results achieved, experience, potential future contribution, roles and responsibilities. Other factors are also reviewed, including competitive pay practices, the relative compensation levels among our executive officers, industry conditions, corporate performance, stockholder input, and the overall effectiveness of the compensation program in achieving desired performance levels.
Consequently, individual pay opportunities may vary from the targeted market median level. Given that a majority of an individual executive’s compensation is dependent on Company performance, actual realized pay may vary significantly from the targeted market median level that was previously awarded.

Timing and Process of Compensation Decisions
During the first quarter of each year, many compensation decisions are made, but the process of establishing compensation continues throughout the year. After considering the recommendations of our CEO and other members of management, the market data, surveys and analysis provided by Pearl Meyer and external market conditions in the first quarter of each year, the Compensation Committee generally adheres to the schedule below:

First Quarter	●	Review performance and salary adjustments for executive officers.
	●	Consider changes to the executive base compensation for the current year.
	●	Review actual performance compared to goals established for cash incentive compensation in the previous year and approve any payments thereunder.
	●	Set individual and company performance goals for cash incentive compensation for the current year.
	●	Consider preliminary plans for equity incentive grants for the current year.
	●	Review CEO Pay Ratio analysis.
Second Quarter	●	Review performance relative to the targets for our equity incentive awards, and approve any awards that may be issued (awards may also be approved and issued in the third quarter).
	●	Consider and approve equity grants of options, if any, and restricted stock (performance-based or otherwise).
	●	Establish corporate performance objectives, if any, for NEOs under our equity incentive plans (may also be established in the first quarter).
	●	Review and recommend non-employee director compensation to the Board.
Third Quarter	●	Review and certify results to determine payments for performance-based awards.
	●	Consider and address any compensation related issues that may arise.
Fourth Quarter	●	Review and approve the total compensation strategy to assure alignment with business strategy.
	●	Review the Compensation Committee’s performance and charter.
	●	Review the compensation totals for each executive as part of the process for assessing executive compensation.
	●	Review the composition of the peer group.
	●	Engage in a risk assessment of our compensation plans, a process which is led by the compensation consultant.
On an as-needed basis, the Compensation Committee reviews and revises the compensation plans, including cash incentive, equity incentive, special benefit and incentive plans, and provisions of employment and change-of-control agreements for executives. The Compensation Committee proposes any revisions of the plans to the Board of Directors, which then considers the changes and approves them before the revisions take place (subject to stockholder approval, as applicable). In addition, our Compensation Committee reviews employee health, welfare and retirement plans for design, funding and fiduciary responsibilities on a periodic basis.

COMPENSATION DISCUSSION AND ANALYSIS	2019 Proxy Statement | 18

OUR BUSINESS
Following the significant downturn in the oil and gas industry, which has had a meaningful impact on our business over the past four years, our focus continues to be on the execution of our strategic initiatives in an effort to maximize long-term stockholder value. In 2018, we continued to make meaningful progress in our market diversification efforts, which contributed to a 27% improvement in revenues and a 65% improvement in cash from operations over 2017. Our five-year trend in both revenues and cash provided by operations is illustrated below:

Consolidated Revenues
Revenues ($ millions)
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
$1,118
$677
$471
$748
$947
2014
2015
2016
2017
2018

Operating Cash Flow
$ Millions
$140
$120
$100
$80
$60
$40
$20
$0
$89
$122
$11
$38
$63
2014
2015
2016
2017
2018

We believe our NEOs were instrumental in achieving those results. Below is as summary of our significant accomplishments during 2018:

•
Provided returns to our stockholders that outperformed most of our peers. Our one-year (2018) and three-year (2016-2018) total shareholder return ranked at the 96th and 100th percentile, respectively, among our peer group.

•
Expanded presence outside oil and gas industry. As part of our diversification strategy, we have expanded our Mats and Integrated Services presence outside of the upstream oil and gas industry, increasing revenues from targeted industries by approximately 30% to $116 million in 2018, as compared to 2017.

•	Successfully launched new deepwater drilling fluid system. We successfully deployed our Kronos™ deepwater drilling fluids system into the deepwater Gulf of Mexico and offshore Australia markets.

•
Continued market share expansion with both international and national oil companies. We were awarded multi-year contracts with Sonatrach (Algeria) and Kuwait Oil Company (Kuwait) and further expanded our presence with several targeted international oil companies around the world. We were recognized by Shell Oil Company as a 2018 global Wells Services Supplier of the Year, for service companies under 100,000 operating hours.

•
Continued to strengthen balance sheet. We continued to maintain a modest debt burden on the business by reducing our leverage ratio (Debt / EBITDA) to less than 1.5:1 at the end of 2018 (See our Current Report on Form 8-K furnished to the SEC on February 7, 2019 for a reconciliation of EBITDA to net income, the most directly comparable GAAP financial measure, and management’s reasons for using such non-GAAP financial measure).

Meanwhile, our long-standing commitment to sustainability has remained core to the products and services that we provide to the market. Our fully recyclable composite matting systems allow customers to reduce their carbon footprint and eliminate deforestation associated with competitor wood mat products, while also enhancing environmental protection on customer worksites. In our Fluids Systems segment, our high-performance water-based systems provide environmentally sensitive alternatives to traditional oil-based drilling fluids.

COMPENSATION DISCUSSION AND ANALYSIS	2019 Proxy Statement | 19

STOCKHOLDER ENGAGEMENT
The Company asks the stockholders to approve annually, on an advisory basis, the compensation of our NEOs as disclosed in the Company’s proxy statement (commonly known as the “Say-on-Pay” advisory votes). While the Say-on-Pay votes are advisory votes and are not binding on the Company, the Compensation Committee strongly values the opinions of the stockholders as expressed in the Say-on-Pay votes.
At our 2018 Annual Meeting, the Company’s stockholders voted 94% in favor of our executive compensation practices disclosed in the Company’s 2018 proxy statement. While we are pleased with these results, we remain committed to engagement with our stockholders on an ongoing basis in order to improve our executive compensation program. Over the past six months, we have engaged in discussions with and received valuable input from our stockholders regarding our executive compensation program as well as areas of environmental and social governance.
The following table illustrates some of the feedback we received from our stockholders during those engagements and how we have responded:

What we Heard	How we Responded
Use of more than one financial metric in our annual cash incentive plan is preferred as drivers for stockholder return.
For our 2019 annual cash incentive program, we have introduced return on net capital employed (“RONCE”) as an additional performance metric, so that our financial performance metrics are EBITDA and RONCE.

Use restricted stock as a long-term incentive versus stock options.	Our long-term incentive pay elements emphasize the use of restricted stock units and no longer include the granting of stock options.
Would like to see the use of equity over cash as an element of long-term compensation, but understand the need to balance dilution during periods of low stock prices.
While we plan to continue to grant performance-based cash awards in 2019, we do not intend to grant any further time-based cash awards in 2019. In 2019, we intend to grant 40% performance-based cash and 60% time-based restricted stock units. We continue to analyze whether our share reserves, burn ratio and annual dilution will allow us to return to granting performance-based stock units instead of performance-based cash awards.

Would like to see more disclosure around our environmental and social governance practices.
For many years, we have invested in developing more environmentally-friendly products and services, but recognize that we had not taken the opportunity to showcase their positive environmental impact in our disclosures. We have updated the disclosure on our website and in our Annual Report to include enhanced disclosure regarding our environmental and social governance practices, as well as our commitment to being a good neighbor in the communities where we live and work.

ALIGNMENT OF PAY AND PERFORMANCE
The Compensation Committee typically sets 60% to 90% of the NEOs’ target compensation as contingent, performance-based pay (both short-term and long-term performance). Although stockholders have expressed a preference that we use equity for long-term incentive grants, in order to conserve shares under our 2015 Plan, we introduced a long-term cash element to our executive compensation program in 2017. Coming out of a downturn in our industry, which had resulted in relatively low stock prices, we were sensitive to potential stockholder concerns regarding dilution by continuing to grant 25% time-based cash awards and 25% performance-based cash awards to our NEOs in 2018. By granting half of our long-term incentives in the form of cash awards, we were able to provide for both long-term retention and performance elements in the compensation of our NEOs’ total compensation without diluting our stockholders. In order to align our NEOs’ interests with those of our stockholders, 50% of our NEOs’ total long-term compensation was granted in time-based restricted stock units.
Notwithstanding these changes, a significant portion of our NEOs’ compensation is variable and contingent on performance. Our Compensation Committee targets median level compensation and requires that outstanding individual and corporate performance be demonstrated for an executive’s actual compensation to significantly exceed the targeted median compensation levels.

COMPENSATION DISCUSSION AND ANALYSIS	2019 Proxy Statement | 20

TARGET TOTAL DIRECT COMPENSATION - 2018
CEO	Other NEOs

Salary
18%
Long-Term
Time-Based
Cash
16%
Target
Annual
Incentive
18%
Restricted
Stock Units
32%
Long-Term
Perf. Cash
16%

Variable/At Risk 66%

Realized Pay
As previously discussed, in order to reduce dilution and preserve shares under our 2015 Plan, we introduced time-based cash and performance-based cash awards in 2017, which we maintained in 2018. The time-based cash awards vest annually over three years and provide an element of retention in the NEOs total compensation. The performance-based cash awards replaced our performance-based restricted stock units, but do not provide equivalent potential compensation value to the NEO. We believe it is important to keep in mind that, unlike short-term performance-based cash incentive compensation, we maintain the view that long-term incentive compensation, whether in the form of equity or cash, is an incentive for future performance. We grant these awards not to recognize past performance, but to align the long-term interests of our executives with those of our stockholders and to provide an incentive that rewards executives over time for helping to drive future growth in stockholder value.
We have summarized below the realized compensation for our NEOs and former executive officers during 2018 in contrast to the compensation numbers presented in the Summary Compensation Table. In the first table below, we have included a description of how the NEOs’ total direct compensation for 2018 is calculated using data from the Summary Compensation Table, as compared with our realized compensation calculation. Each measure includes 2018 actual cash compensation (2018 salary, annual incentive earned and paid for 2018 performance, and long-term cash vested and paid), but differs in how we include the long-term equity incentives:

Measure of Total Direct Compensation	Components Included
	Base Salary	Annual Incentive	Long-Term Cash (Bonus)	Stock Options	Restricted Stock	Performance Units
Summary Compensation Table total direct compensation	Actual 2018 Salary	Actual Amount Earned for 2018 Performance	Actual amount Paid in 2018 ---------------- Long-Term Cash Award Vested	Not applicable - no stock options granted in 2018	Grant date value of awards made during 2018	Not applicable - performance-based cash granted instead of units in 2018
Realized total direct compensation	Same	Same	Same	Value realized from option exercises during 2018	Value realized from stock vesting during 2018	Value realized from units vesting during 2018

COMPENSATION DISCUSSION AND ANALYSIS	2019 Proxy Statement | 21

The following charts illustrate the value of the primary components of the total direct compensation of our CEO and our other NEOs in 2018 (i) as a target opportunity considered by the Compensation Committee; (ii) as disclosed in our Summary Compensation Table (excluding any severance or retirement payments); and (iii) as realized pay based on the positive performance of our stock price and our TSR relative to our designated peer group.
The table and chart represent supplemental information and are not intended to be a substitute for the information provided in the Summary Compensation Table, which has been prepared in accordance with the SEC’s disclosure rules. As shown in the table above, because of meaningful grants of long-term equity incentives in prior years and the outstanding performance of our stock on a relative basis in 2018, the actual aggregate compensation realized by our NEOs was 135% of their total compensation as reflected in the Summary Compensation Table for 2018. These results reflect our variable compensation and pay-for-performance philosophy.

COMPENSATION DISCUSSION AND ANALYSIS	2019 Proxy Statement | 22

CEO Realizable Pay: Aligned With Performance Against Peers
In order to demonstrate the alignment of CEO pay relative to peers, we compared (i) CEO realizable pay as a percent of target total direct compensation for three-year periods to (ii) our performance relative to our peer group over the same period.

	Target Total Direct Compensation (3 year cumulative)	Realizable Total Direct Compensation
Base salary	Actual salary paid in each year	Actual salary paid in each year
Annual Incentive	Target annual incentive opportunity	Actual cash incentive earned for each year
Stock Options	Grant date value of target annual award	In-the-money value of options granted during period - at 12/31/2018
Restricted Stock	Grant date value of target annual award	Value of all shares granted during period – at 12/31/2018
Performance Units	Grant date value of target annual award	Value of shares granted during period based on a probable payout – at 12/31/2018
Time-based Cash	Grant date value of target annual award	Value of the award granted during period - at 12/31/2018
Performance-Based Cash	Grant date value of target annual award	Value of the award based on probable payout at 12/31/2018
As shown in the chart below, CEO realizable pay for each of the applicable three-year periods reflects the successful navigation of our Company through the downturn in our industry in 2015 and 2016 with improvement in 2017 and 2018. Our Compensation Committee set and our management team achieved strategic goals which resulted in our shares significantly outperforming our peers through the downturn in terms of relative total stockholder return (“TSR”). While the chart below reflects a degree of historical alignment between realizable pay for our CEO and the stockholder value represented by our relative TSR performance versus the peer group, there has been some misalignment during the three-year period from January 1, 2016 to December 31, 2018 when our relative TSR ranked first among our peer group and our CEO’s realizable pay over the same period was only slightly above target.

200%
100%
0%
CEO Realizable Pay as a Percent of Target
Pay Above Target
Performance Below Median
Pay Above Target
Performance Above Median
2015-2017
2016-2018
2014-2016
Pay Below Target
Performance Below Median
Pay Below Target
Performance Above Median
0%ile
50%ile
100%ile
Newpark TSR (3 year) Performance vs. Peers

In 2018, the Compensation Committee awarded 50% of our NEOs’ long-term compensation as equity incentives in the form of time-based restricted stock units. In order to minimize dilution, the remainder of our NEOs’ long-term compensation was awarded in the form of time-based (25%) and performance-based (25%) cash awards. In an effort to increase alignment between our CEO and our stockholders and hopefully return our CEO’s realizable pay to the fairway area of the chart in future years, our Compensation Committee intends to remove time-based cash awards for 2019 and instead allocate the target value of long-term compensation for 2019 between time-based restricted stock units (60%) and performance-based cash awards (40%).

COMPENSATION DISCUSSION AND ANALYSIS	2019 Proxy Statement | 23

CEO Realizable Pay: Aligned with Annual Performance
The graph below demonstrates the relationship between CEO “net realizable pay” and the Company’s annual absolute TSR performance since 2013. Annual net realizable pay is the sum of:

Annual cash
Salary	+	Annual Cash Incentive Earned

Long-term Incentive Cash
Time-based cash awards granted	+	Performance-based cash awards valued at probable payout

Net Realizable Equity Value
Realized equity value(1)	+	Change in Value of Unrealized Equity(2)	+	Long-term Performance Unit Plan Payout for the performance period ending each year
(1) Value realized upon exercise of options + Value realized upon vesting of restricted stock
(2) Change in year-end “in the money” value of exercisable options + Change in year-end value of unvested restricted shares

As shown in the graph above, the changes in CEO net realizable pay opportunities by year have been well aligned with the annual returns experienced by our stockholders, in large part because of the significant portion of CEO pay that is variable and dependent on stock price performance.

COMPENSATION DISCUSSION AND ANALYSIS	2019 Proxy Statement | 24

OUR DIRECT COMPENSATION ELEMENTS
On an ongoing basis, our Compensation Committee:

•	Monitors the performance of our Company, our shares of common stock on a relative basis and our executive management;

•	Sets performance goals for executive management that further our long-term strategy and are in the best interests of the Company and our stockholders;

•	Determines financial incentives appropriate for the achievement of short-term strategic goals; and

•	Designs and modifies our executive compensation program to reflect best practices and changes in market conditions and to continually align with the changing interests of our stockholders.
Our Compensation Committee, guided by feedback from our stockholders, designs our executive compensation program in accordance with our philosophy of competitiveness, pay-for-performance and stockholder alignment while considering governance and risk issues. As shown in the section “Alignment of Pay and Performance,” the majority of compensation for our NEOs, including our CEO, is variable or “at-risk” pay. Our performance-based awards are both short-term incentives based on annual strategic metrics and long-term incentives based on a three-year relative TSR performance period. During 2018, the Compensation Committee awarded 50% of our NEOs’ long-term compensation as equity incentive in the form of time-based restricted stock units. The remainder of our NEOs’ long-term compensation in 2018 was awarded in the form of time-based (25%) and performance-based (25%) cash awards. For 2019, in response to stockholder feedback, our mix of performance-based cash awards will increase to 40% and time-based restricted stock units granted to our NEOs, including our CEO, will increase to 60%.

Base Salary
Our Compensation Committee provides our NEOs with base salaries that are intended to be generally competitive with executive salary levels at our peer group companies. The Compensation Committee considers comparable salary information from the market data that is provided by Pearl Meyer as well as recommendations made by our CEO for our other executive officers. In addition, the Compensation Committee, in determining executive base pay, considers each individual’s performance over time, experience, potential future contribution, role and responsibilities. Consequently, executive officers with higher levels of sustained performance over time and executive officers assuming greater responsibilities are paid correspondingly higher salaries.
The Compensation Committee evaluated the performance of our Company, the CEO (which evaluation was performed by the independent directors on the Compensation Committee, together with the Chairman of the Board) and the recommendations of the CEO regarding the other executive officers in addition to considering the individual factors listed above. The Compensation Committee also considered the conditions of the general economy and the energy services markets in particular. On the basis of its review in February 2019, the Compensation Committee (along with the Chairman of the Board in the case of the CEO) approved increases in the base salaries for the NEOs that were effective April 1, 2019. The following table sets forth the base salaries of our NEOs for 2018 and 2019:

NEO	2018 Annualized Salary(1)	2019 Annualized Salary(2)	Percent Increase
Paul L. Howes	$800,000	$828,000	3.5%
Gregg S. Piontek	$423,500	$438,300	3.5%
Matthew S. Lanigan	$385,000	$423,500	10.0%
Bruce C. Smith	$416,000	$430,560	3.5%
E. Chipman Earle(3)	$410,000	$424,400	3.5%
Phillip T. Vollands(4)	$401,000	$—	—%
Mark J. Airola(5)	$385,000	$—	—%

(1)	Effective as of April 1, 2018.

(2)	Effective as of April 1, 2019.

(3)	Mr. Earle commenced employment with us on August 15, 2018.

(4)	Mr. Vollands’ employment with us terminated on November 15, 2018.

(5)	Mr. Airola’s employment with us terminated on September 30, 2018.

COMPENSATION DISCUSSION AND ANALYSIS	2019 Proxy Statement | 25

Short-Term Incentives
Under our 2010 Annual Cash Incentive Plan, NEOs are eligible to receive annual cash bonuses based on achieving company and business unit financial goals and individual objectives, consistent with our pay-for-performance philosophy. The specific performance measures are determined annually by our Compensation Committee. We intend for the plan to:

•	Hold executives responsible for delivering results that contribute to growth in stockholder value;

•	Provide a financial incentive to focus on specific performance targets;

•	Reward NEOs based on individual and company/business unit performance; and

•	Encourage NEOs to continually improve our performance.
Annual incentives are designed to be earned in the range of the market median when individual and corporate objectives are achieved at target and between the market median and the 75th percentiles when individual and corporate objectives are exceeded. Similarly, the annual incentives are designed to earn below the market median (or even $0) when individual and corporate objectives are not achieved.
Note that when comparing the annual incentives each year, the market data available assumes performance at the target level and does not include estimates of what was actually paid for that year’s performance among the peer group. Annual cash incentive awards are linked to the achievement of company-wide and business unit quantitative performance goals and can include individual objectives and are designed to place a significant portion (50% - 80%) of total compensation at risk when combined with our long-term incentives.
The annual cash incentive opportunity (expressed as a percentage of base salary) for each participant is based on the potential to affect operations and/or profitability. In 2018, the threshold, target and over-achievement cash incentive opportunities for the NEOs, expressed as a percentage of base salary, are summarized in the table below (along with target award opportunities as approved by the Compensation Committee):

2018	Incentive Opportunity as a Percent of Salary
	Threshold	Target	Over-Achievement
Paul L. Howes	30.0%	100%	200%
Gregg S. Piontek	22.5%	75%	150%
E. Chipman Earle	21.0%	70%	140%
Matthew S. Lanigan	21.0%	70%	140%
Bruce C. Smith	19.5%	65%	130%
Mark J. Airola	19.5%	65%	130%
Phillip T. Vollands	21.0%	70%	140%

Target performance for 2018 was set based on budgeted financial objectives approved by the Board of Directors for the year. The Compensation Committee then established several benchmark levels of performance in the plan to help guide determination of actual awards, and the benchmarks reflected in the table below were applicable to the corporate financial objectives. The performance objectives for Mr. Lanigan included other benchmarks tailored for specific division financial objectives. For 2018, Mr. Smith’s performance objectives were consolidated corporate goals and did not include specific division financial goals as Mr. Smith did not transition from his corporate role to his divisional role until November 2018.

COMPENSATION DISCUSSION AND ANALYSIS	2019 Proxy Statement | 26

The structure of the 2018 Annual Non-Equity (Cash) Incentive Compensation plan is graphically represented below.

2018 Annual Cash Incentive Performance and Payout
300%
275%
250%
225%
200%
175%
150%
125%
100%
75%
50%
25%
0%
Payout - % of Target Incentive Earned
25%
50%
75%
100%
125%
150%
175%
200%
Performance - Actual Achievement as a % of Target
OVER-ACHIEVEMENT
Performance: 140% of target
Payout: 200% of target incentive
TARGET
Performance: 100% of target
Payout: 100% of target incentive
THRESHOLD
Performance: 60% of target
Payout: 30% of target incentive
SUPER OVER-ACHIEVEMENT
Performance: >140% of target
Payout: >200% of target; capped at 300% of target
Payout above over-achievement is interpolated along the line shown subject to the following limitations:
1. Individual awards are capped at $3 million
2. Amounts above 200% of target are deferred over two years, if greater than $20,000

2018 OVERVIEW
The Compensation Committee looks at the current and prior year’s achievements before setting new performance targets each year. The Compensation Committee intends to set financial performance targets at achievement levels that will challenge the NEOs. In response to stockholder feedback, the Compensation Committee continued to focus on cash generation for 2018. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) as a performance metric for 2018 was intended to focus management on the importance of cash flow to preserve stockholder value and maintain a strong balance sheet. Performance measures and weights applicable to our NEOs in 2018 are presented in the table below:
Non-Equity Incentive Plan Weighting for 2018

	Performance Measure Weighting – Percent of Target Opportunity Contingent Upon Each Performance Measure
Metric	Paul L. Howes(1)	Gregg S. Piontek(1)	Matthew S. Lanigan(2)	Bruce C. Smith(1)	E. Chipman Earle(1)	Phillip T. Vollands(1)	Mark J. Airola(1)
Company Financial Performance Objective — EBITDA	85%	85%	15%	85%	85%	15%	85%
Division Financial Performance Objective — EBIT, Net of Capital Charge(3)	—	—	70%	—	—	50%	—
New Technology	—	—	—	—	—	10%	—
Strategic Goals	15%	15%	15%	15%	15%	25%	15%

(1)
Strategic goals for Messrs. Howes, Piontek, Smith, Earle, Vollands and Airola were in the areas of (i) safety, (ii) business development, (iii) growth, (iv) financial performance and (v) information technology. Mr. Smith’s performance objectives were consolidated

COMPENSATION DISCUSSION AND ANALYSIS	2019 Proxy Statement | 27

corporate goals and did not include specific division financial goals as Mr. Smith did not transition from his corporate role to his divisional role until November 2018.

(2)	Strategic goals for Mr. Lanigan were in the areas of (i) safety, (ii) business development, (iii) growth and (iv) financial performance.

(3)	The capital charge is calculated by multiplying the net capital employed at the business unit by the estimated cost of capital for the Company, set by the Compensation Committee at 12% for 2018.

2018 RESULTS
Performance measures and weights related to the payment of our annual cash incentive opportunity to our NEOs are presented in the tables below:
Consolidated Performance

Metric	2018 Results	Performance as a % of Target	Fiscal 2018 Award Weighting
Company Financial Performance Objective — EBITDA(1)	$112.0 million	102%	85%
Strategic Goals	Slightly below target	93%	15%
Mats & Integrated Services Segment Performance

Metric	2018 Results	Performance as a % of Target	Fiscal 2018 Award Weighting
Company Financial Performance Objective — EBITDA(1)	$112.0 million	102%	15%
Division Financial Performance Objective — EBIT, Net of Capital Charge	$32.3 million	129%	70%
Strategic Goals	Slightly below target	94%	15%

(1)
EBITDA is calculated from our audited financial statements by taking net income and adding back interest, taxes depreciation and amortization. In accordance with guidance previously adopted by the Compensation Committee, the following adjustments to the Consolidated Performance related to EBITDA were made and approved by the Compensation Committee: (i) excluded certain merger and acquisition costs; (ii) excluded costs related to the fire at our warehouse in Kenedy, Texas; (iii) excluded costs associated with the retirement of our General Counsel; and (iv) excluded certain severance costs in our Brazilian operations.

COMPENSATION DISCUSSION AND ANALYSIS	2019 Proxy Statement | 28

2019 OVERVIEW
For 2019, the following incentive plan metrics and weighting apply:
For the 2019 performance year, the Compensation Committee approved the following threshold, target and over-achievement cash incentive opportunities for our NEOs, expressed as a percentage of base salary:

2019	Incentive Opportunity as a Percent of Salary(1)
	Threshold	Target	Over-Achievement
Paul L. Howes	30.0%	100%	200%
Gregg S. Piontek	22.5%	75%	150%
Matthew S. Lanigan	21.0%	70%	140%
Bruce C. Smith	19.5%	65%	130%
E. Chipman Earle	21.0%	70%	140%

(1)	Mr. Vollands’ employment with the Company terminated on November 15, 2018 and Mr. Airola’s employment with the Company terminated on September 30, 2018.

In setting the metrics for 2019, the Compensation Committee considered the Company’s relatively poor safety performance in 2018 as well as feedback received from stockholders requesting two financial metrics instead of one. The Compensation Committee decided to make safety a stand-alone performance metric for 2019 as opposed to being one of several strategic goals as had been done in the past. Additionally, the Compensation Committee also decided to respond to stockholder requests by having two financial metrics in 2019, one focused on earnings and a second focused on RONCE.
Our Compensation Committee chose to keep EBITDA as the earnings performance metric for 2019 for the corporate executive officers. EBITDA is a recognized financial metric in the oil and gas industry and is typically one of the metrics used by investors and analysts in this sector to value our Company’s shares. Further, a number of our peers use EBITDA as their financial performance metric (or use a metric similar to EBITDA). EBITDA can be adjusted for items such as severance costs and impacts of discontinued operations. The Compensation Committee will also consider making adjustments to EBITDA for other special items based primarily upon managements’ responsibility for the item/event and managements’ response.
In response to stockholder requests, the Compensation Committee decided to add a second financial metric to incentivize return performance as measured by RONCE, which is a common reference point in measuring our profitability and efficiency with which capital is employed.
For the leadership of Fluids Systems and Mats & Integrated Services, the Compensation Committee chose to continue to use earnings before interest and taxes, or EBIT, net of capital charge, as the earnings performance metric for 2019, reflecting an additional focus on return on capital. The Compensation Committee also established benchmark levels for determining the actual awards to be earned, and the benchmarks reflected in the graph below are applicable to the financial performance objectives. The performance objectives for Mr. Lanigan and Mr. Smith include other benchmarks tailored for specific division objectives.
For 2019, the Compensation Committee decided to maintain the super over-achievement level of performance in the annual non-equity incentive plan with a potential payout cap at 300% of target. The purpose of including this feature is to ensure that incentives remain in place if business performance accelerates meaningfully beyond targeted levels. As in prior years, the super over-achievement level is also intended to enhance retention by deferring any payments in excess of $20,000 associated with achievement at this level over a two-year period.
The 2019 annual cash incentive program payout and performance details are depicted in the graph below as a percentage of target:

COMPENSATION DISCUSSION AND ANALYSIS	2019 Proxy Statement | 29

2019 Annual Cash Incentive Performance and Payout
Payout - % of Target Incentive Earned
300%
275%
250%
225%
200%
175%
150%
125%
100%
75%
50%
25%
0%
25%
50%
75%
100%
125%
150%
175%
Performance - Actual Achievement as a % of Target
OVER-ACHIEVEMENT
Performance: 130% of target
140% of target (Fluids Systems)
Payout: 200% of target incentive
TARGET
Performance: 100% of target
Payout: 100% of target incentive
THRESHOLD
Performance: 70% of target
60% of target (Fluids Systems)
Payout: 30% of target
SUPER OVER-ACHIEVEMENT
Performance: >130% of target
Payout: >200% of target; capped at 300% of target
Payout above over-achievement is interpolated along the line shown subject to the following limitations:
1. Individual awards are capped at $3 million
2. Amounts above 200% of target are deferred over two years, if greater than $20,000

Long-Term Incentives
The Compensation Committee believes that long-term incentive awards are a primary method of retention, especially in a challenging environment. Long-term incentives align the interests of our stockholders with those of our NEOs. For 2018, the Compensation Committee chose to maintain the allocation of the target long-term incentive awards of 50% in the form of time-based restricted stock units, 25% in the form of time-based cash awards and the remaining 25% in the form of performance-based cash awards whose ultimate value was tied to the Company’s relative TSR over a three-year performance period.
The Compensation Committee considered the following in designing the long-term incentive award program for 2018:

•
A review of our compensation structure showed that the percentage of total target compensation relating to long-term incentives was closely aligned with the compensation programs of the companies in our peer group; and

•	A desire to provide long-term incentives that incentivize performance, retain employees and align the interests of management with those of stockholders while balancing cash and equity reserves.
Individual equity incentives (as a multiple of base salary) are generally targeted within a range around the median of the equity incentives reflected in the market data. The individual total direct compensation (target total cash, plus all long-term incentive awards) for the current NEOs for 2018 were between 72% and 102% of the median for the compensation reflected in the combined market data for all named executives and the peer group.
In determining award levels for each NEO, including the CEO, the Compensation Committee periodically reviews competitive market data for each NEO’s position as well as each NEO’s past performance, ability to contribute to our future success and growth and time in the current position. The Compensation Committee also considers recommendations of Pearl Meyer for each NEO as well as the recommendation of the CEO for each NEO other than the CEO. For the CEO, the Compensation Committee considers the recommendation of Pearl Meyer and also reviews the CEO’s performance with the Chairman of the Board. The Compensation Committee also takes into account the risk of losing the NEO to other employment opportunities. The Compensation Committee believes that market competitive grants, along with three-year vesting requirements, are the most effective method of reinforcing the long-term nature of the incentive. The Compensation Committee reviews the value of previous awards and grants (whether vested or not) as well as the likelihood of achieving performance goals in previous awards and grants in determining the level of the current year’s awards and grants. The Compensation Committee considers the foregoing factors together and makes a subjective determination with respect to awarding each NEO’s long-term incentive compensation.

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For 2019, after receiving feedback from our stockholders, the Compensation Committee decided to remove the time-based cash element of our NEOs’ total compensation so that 60% of our NEOs’ total target compensation will be in the form of restricted stock units and the remaining 40% will be in the form of performance-based cash awards.
Vesting of 2015 Performance Stock Units. As part of the annual long-term incentives issued to our NEOs, performance-based restricted stock units were granted in May 2015. Our Compensation Committee established the performance criteria based upon TSR compared to our 2015 peer group, with a three-year performance period (June 2015 - May 2018). At the completion of the performance period, our Compensation Committee compared our TSR during the performance period against the designated peer group and determined that we were at the 94th percentile. At this level of performance, the NEOs achieved a payout of restricted stock at 150% of the target award.

LONG-TERM CASH INCENTIVES
In 2017, our Board of Directors and Compensation Committee approved the Long-Term Cash Incentive Plan (the “Cash Plan”) in response to concerns expressed by our stockholders over the dilutive effects of long-term equity compensation during the downtown of the oil and gas industry in the prior years. In order to continue to preserve shares under our 2015 Plan and mitigate the dilutive effect on our stockholders, in 2018, the Compensation Committee granted our NEOs time-based cash awards and performance-based cash awards under the Cash Plan.
Time-based cash awards were introduced into our executive compensation program in 2017 to encourage executive retention during a period in our sector when executive talent was being attracted to other industries due to the decline in value of unvested equity. Our Compensation Committee believes long-term cash incentives without performance criteria provide an important retention value to NEOs during periods of decline in our stock value. The time-based cash awards vest in annual increments over three years.
Performance-based cash awards were also introduced into our executive compensation program in 2017 with a metric tied to relative TSR over a three-year performance period against a peer group of companies. Taking into consideration input from our stockholders, along with the compensation practices of our peer group, the Compensation Committee elected to include these performance-based long-term cash incentives in 2018 to further enhance linkage between the performance of our Company and the compensation of our NEOs. The TSR awards are earned at levels between 0% and 150% of target depending on our TSR performance relative to a peer group of companies at the completion of a three-year performance period.
The following grants were made under the Cash Plan on May 16, 2018 for each of the NEOs :

NEO(1)	Time-Based Cash Award Granted(2)	TSR Cash Grant (Target Payout)
Paul L. Howes	$680,000	$680,000
Gregg S. Piontek	$232,925	$232,925
Matthew S. Lanigan	$149,188	$149,188
Phillip T. Vollands	$165,413	$165,413

(1)
Messrs. Airola and Smith did not receive time-based or performance-based cash awards in 2018. Mr. Earle, who commenced employment with us in August 2018, was not eligible to receive these cash grants in May 2018.

(2)	The amounts reflected vest annually over a three-year period, except for those of Mr. Vollands, whose cash awards were forfeited when his employment with us terminated on November 15, 2018.

LONG-TERM EQUITY INCENTIVES
During a period of declining stock prices in the oil and gas industry, the total number of stock options, restricted stock units and performance-based units awarded to our NEOs and other employees increased in order to provide competitive long-term pay at median levels. This increase in volume of equity awards resulted in increased dilution to our stockholders. In response to feedback received from our stockholders, we limited the use of equity in long-term incentives for our annual grants made during 2017 and 2018, using cash as an alternative to equity. However, remaining consistent to our compensation philosophy, we continued to grant restricted stock units

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that our Compensation Committee believes provide NEOs with additional incentives to maximize stockholder value and provide a link between their interests and the interests of our stockholders.
The Compensation Committee believes restricted stock unit grants facilitate the most direct long-term share ownership by our NEOs and alignment with our stockholders. These awards have been structured to be earned, or vest, over a three-year period. Our practice of regular annual grants provides for multi-year overlapping of grant periods, which enhances alignment with stockholders and encourages stability and retention of our core leadership team.
The following grants were made on May 16, 2018:

NEO(1)	May 2018 Annual Restricted Stock Unit Grant (# of shares)(2)
Paul L. Howes	128,301
Gregg S. Piontek	43,948
Matthew S. Lanigan	28,148
Phillip T. Vollands	31,209

(1)
Messrs. Airola and Smith did not receive restricted stock unit awards in 2018. Mr. Earle, who commenced employment with us in August 2018, was not eligible to receive restricted stock unit awards in May 2018.

(2)
The restricted stock units vest annually over a three-year period, except for those of Mr. Vollands, whose restricted stock units were forfeited when his employment with us terminated on November 15, 2018.

The Compensation Committee further approved the following supplemental grants of restricted stock units to Messrs. Piontek and Lanigan on May 16, 2018. The supplemental awards vest over a four-year period, with one-half vesting on the second anniversary of the date of grant and the balance vesting on the fourth anniversary of the date of grant.

NEO	May 2018 Supplemental Grant of Time-based RSU (#)
Gregg S. Piontek	100,000
Matthew S. Lanigan	50,000
In 2018, the Compensation Committee approved a one-time inducement grant to Mr. Earle in connection with his employment with us. Mr. Earle was awarded 50,000 shares of restricted stock, which immediately aligns Mr. Earle’s interests with those of our stockholders. This inducement award vests over a four-year period, with one-half vesting on the second anniversary of the date of Mr. Earle’s commencement of employment and the balance vesting on the fourth anniversary of the date of commencement of his employment.

In administering the long-term incentive plan, our Compensation Committee is sensitive to the potential for dilution of future earnings per share. In May 2018 in connection with our annual long-term incentive grant process, 885,901 restricted stock units were granted to 220 executive officers and employees, or about 8.9% of total employees. The awards were approximately 1.0% of our outstanding shares at the time of grant. For further information regarding the awards to the NEOs, see the Grants of Plan-Based Awards in 2018 Table. In November 2018, our Board of Directors approved a change to our share repurchase program, first authorized in 2013, which increased the authorized maximum amount to repurchase from $33.5 million to $100 million of our shares of common stock outstanding. Through March 28, 2019, we repurchased 655,666 shares of our common stock, which partially offsets the dilutive effect of our restricted stock unit awards.
As a general proposition, the higher-level positions have greater emphasis on longer-term incentives. The value of long-term incentive awards will vary from year to year to reflect current year performance of our Company and/or the individual and current market trends. The Compensation Committee determines the award level for executive officers, if any, on an annual basis usually in the first or second quarter each year.
All equity awards that have been granted to our employees are reflected in our consolidated financial statements at fair value on the grant date in compliance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Stock Compensation,” which we refer to as “ASC Topic 718.”

COMPENSATION DISCUSSION AND ANALYSIS	2019 Proxy Statement | 32

OUR INDIRECT COMPENSATION ELEMENTS
Employee benefits are designed to be competitive and to attract and retain employees. From time to time, the Compensation Committee reviews our benefit plans and recommends that the Board implement certain changes to existing plans or adopt new benefit plans.

Health and Welfare Benefits
We offer a standard range of health and welfare benefits to all employees, including executive officers. These benefit plans provide the same terms to all similarly situated employees. These benefits include: medical, prescription drug, vision and dental coverage, life, accidental death and dismemberment and travel accident insurance, short and long-term disability insurance, an employee assistance plan, health savings accounts and flexible spending accounts. In addition, we pay the cost of an annual physical for each executive officer, and executive officers have excess life insurance for which we pay the premiums. These costs are disclosed in the Summary Compensation Table.

Employee Stock Purchase Plan
We offer an employee stock purchase plan allowing employees to purchase our common stock through payroll deductions under the Newpark Resources, Inc. Amended and Restated Employee Stock Purchase Plan. Employees, including executive officers, can set aside up to 10% of their paycheck to purchase stock at 85% of the fair market value of the stock on the first or last day of each six-month offering period, whichever is lower. None of our NEOs participated in this plan in 2018.

401(k) Plan
We offer a defined contribution 401(k) plan to our employees, including executive officers. The plan helps employees save for retirement, reduce current income taxes and defer income taxes on savings and investment income until retirement. The participants may contribute from 1% up to 50% of their base and cash incentive compensation. Our 401(k) plan allows us to make matching contributions of 100% on the first 3% of the employee’s compensation and 50% on the next 3% of the employees compensation. Beginning in 2017, new employees vest in the matched contributions at a rate of 20% per completed year of service. New employees are auto-enrolled in our 401(k) plan at 6% of the employee’s compensation. During 2018, an employee could contribute up to $18,500, and employees age 50 or older were allowed to make additional catch-up contributions to the plan of up to $6,000.

Other Perquisites and Personal Benefits
We do not offer any perquisites or other personal benefits to any NEO with a value over $10,000 beyond those outlined herein. Paul L. Howes receives an annual stipend of $20,000 for car allowance and memberships. Mr. Howes is eligible for reimbursement of 50% of the initiation fee for a personal country club membership, but has not accessed that benefit to date. Each of Messrs. Earle, Lanigan and Piontek receives a car allowance of $1,300 per month. Mr. Smith is provided a company vehicle, the personal use portion of which is included in the Summary Compensation Table. Messrs. Airola and Vollands each received a car allowance in 2018, which is included in the Other Compensation column of, and accompanying footnote to, the Summary Compensation Table.
Each category of perquisites and amounts attributed to our NEOs are set forth in the Summary Compensation Table.

Retirement Policy
Our NEOs are eligible for the benefits provided under our Retirement Policy (as defined herein), which are available to all U.S. employees who reach age 60 and accumulate 70 points based on years of age and years of service. Further discussion on our Retirement Policy can be found in the “Executive Compensation” section of this Proxy Statement under the heading “Retirement, Disability and Death.”

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AGREEMENTS WITH OUR NAMED EXECUTIVE OFFICERS
Each of our NEOs has an employment agreement with us that entitles the NEO to certain severance payments and benefits in connection with a termination of employment under certain circumstances. The employment agreements further include provisions requiring non-disclosure of confidential information as well as provisions restricting each NEO’s ability to compete with the Company or solicit employees, customers or potential customers for a period of time after termination of employment. We believe that these provisions are valuable to the long-term success of the Company.

COMPENSATION DISCUSSION AND ANALYSIS	2019 Proxy Statement | 34

Employment Agreement with Paul L. Howes
On March 22, 2006, Mr. Howes entered into an employment agreement with us under which he currently serves as President and CEO. This agreement was amended on June 7, 2006 to add a definition for Change in Control. The agreement was amended again on December 31, 2008 to extend the term until March 31, 2011 and make certain changes to the Change in Control provisions to comply with Section 409A of the Internal Revenue Code. As amended, the term of the employment agreement was through March 31, 2011, with automatic renewal thereafter for successive one-year periods ending on each March 31 of each year, unless Mr. Howes’ employment is terminated by either party giving 60 days’ prior written notice. Under his employment agreement, Mr. Howes is entitled to receive an annual base salary, which is currently $828,000 (as adjusted effective April 1, 2019), an opportunity under our executive incentive compensation plan to earn a cash bonus as a percentage of his annual base salary based on the satisfaction of performance criteria specified by the Compensation Committee and eligibility to participate in our long-term incentive plans as determined at the discretion of the Compensation Committee.
Mr. Howes’ employment with us may terminate pursuant to the terms of his employment agreement (a) automatically upon his death or disability, (b) at Mr. Howes’ election upon 30 days’ prior written notice to us for “Good Reason” (as defined in Mr. Howes’ employment agreement) or Mr. Howes’ voluntary resignation at his election and without Good Reason, (c) by us for “Cause” (as defined in Mr. Howes’ employment agreement), (d) by us without Cause or (e) with 60 days’ prior written notice given by us or Mr. Howes in advance of the expiration of the initial or any successive employment terms under Mr. Howes’ employment agreement.
In the event Mr. Howes terminates his employment with us for Good Reason or is terminated by us without Cause, his employment agreement contemplates that Mr. Howes will be entitled to (i) an amount equal to two times the amount of his then current base salary; (ii) an amount equal to two times the target bonus under the 2010 Annual Cash Incentive Plan; (iii) full vesting of all time-based restricted stock and options granted as an inducement to employment; (iv) continuation of medical and dental health benefits for him and any eligible dependents until the earlier of (A) eligibility under another group health insurance plan or (B) 18 months following the date of termination; and (v) payment of outplacement fees, within the two-year period after termination, of up to $20,000.
Mr. Howes’ Employment Agreement includes a change in control provision, which is discussed in the “Executive Compensation” section of this Proxy Statement under the heading “Employment Agreements and Change in

Control Agreements.” Mr. Howes is eligible to receive benefits under our Retirement Policy, which is discussed in the “Our Indirect Compensation Elements” section of this Proxy Statement under the heading “Retirement Policy.”

Employment Agreement with Gregg S. Piontek
On October 18, 2011, Mr. Piontek entered into an employment agreement with us under which he currently serves as Senior Vice President and Chief Financial Officer. The initial term of the employment agreement was from November 1, 2011 through October 31, 2014, with automatic renewal thereafter for successive one-year periods, unless Mr. Piontek’s employment is terminated by either party giving 60 days’ prior written notice. Under his employment agreement, Mr. Piontek is entitled to receive an annual base salary, which is currently $438,300 (as adjusted effective April 1, 2019), an opportunity under our annual cash incentive compensation plan to earn an amount equal to a percentage of his annual base salary based on the satisfaction of performance criteria specified by the Compensation Committee and eligibility to participate in our long-term incentive plans as determined at the discretion of the Compensation Committee.
Mr. Piontek’s employment with us may terminate pursuant to the terms of his employment agreement (a) automatically upon his death or disability, (b) at Mr. Piontek’s election upon 30 days’ prior written notice to us for “Good Reason” (as defined in Mr. Piontek’s employment agreement) or Mr. Piontek’s voluntary resignation at his election and without Good Reason, (c) by us for “Cause” (as defined in Mr. Piontek’s employment agreement), (d) by us without Cause or (e) with 60 days’ prior written notice given by us or Mr. Piontek in advance of the expiration of the initial or any successive employment terms under Mr. Piontek’s employment agreement.
In the event Mr. Piontek terminates his employment with us for Good Reason or is terminated by us without Cause, his employment agreement contemplates that Mr. Piontek will be entitled to (i) a lump sum payment equal to his then current base salary plus target level annual bonus for the greater of the remaining initial term of the agreement or one year; (ii) full vesting of all options and restricted stock granted as an inducement to his employment; (iii) continuation of medical and dental health benefits, and disability benefits for the greater of the initial term of the employment agreement or 12 months (with a maximum benefit of 18 months); and (iv) payment of outplacement fees, within the one-year period after termination, of up to $20,000.

Employment Agreement with Matthew S. Lanigan
On April 22, 2016, Mr. Lanigan entered into an employment agreement with us under which he currently serves as Vice President and President of Mats & Integrated Services. The initial term of the employment

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agreement is from April 22, 2016 through April 22, 2019, with automatic renewal thereafter for successive one-year periods, unless Mr. Lanigan’s employment is terminated by either party giving 60 days’ prior written notice. Under his employment agreement, Mr. Lanigan is entitled to receive an annual base salary, which is currently $423,500 (as adjusted effective April 1, 2019), an opportunity under our annual cash incentive plan to earn an amount equal to a percentage of his annual base salary based on the satisfaction of performance criteria specified by the Compensation Committee and eligibility to participate in our long-term incentive plans as determined at the discretion of the Compensation Committee. As an inducement to accept employment with us, an award of 50,000 shares of time-based restricted stock was awarded, which vests over a four-year period, 50% on the second anniversary of his employment agreement and the remaining 50% on the fourth anniversary of his employment agreement.
Mr. Lanigan’s employment with us may terminate pursuant to the terms of his employment agreement (a) automatically upon his death or disability, (b) at Mr. Lanigan’s election upon 30 days’ prior written notice to us for “Good Reason” (as defined in Mr. Lanigan’s employment agreement) or Mr. Lanigan’s voluntary resignation at his election and without Good Reason, (c) by us for “Cause” (as defined in Mr. Lanigan’s employment agreement), (d) by us without Cause or (e) with 60 days’ prior written notice given by us or Mr. Lanigan in advance of the expiration of the initial or any successive employment terms under Mr. Lanigan’s employment agreement.
In the event Mr. Lanigan terminates his employment with us for Good Reason or is terminated by us without Cause, his employment agreement contemplates that Mr. Lanigan will be entitled to (i) a lump sum payment equal to his then current base salary plus target level annual bonus for the greater of the remaining initial term of the agreement or one year; (ii) full vesting of all options and restricted stock granted as an inducement to employment; (iii) continuation of medical and dental health benefits, and disability benefits for the greater of the initial term of the employment agreement or 12 months (with a maximum benefit of 18 months); and (iv) payment of outplacement fees, within the one-year period after termination, of up to $20,000.

Employment Agreement with Bruce C. Smith
On November 15, 2018, Mr. Smith entered into a First Amendment to his Amended and Restated Employment Agreement with us under which he currently serves as our Executive Vice President and President of Fluids Systems. The initial term of his amended and restated employment agreement was from July 1, 2017 until July 1, 2018, with automatic renewals thereafter for successive one-year periods, unless Mr. Smith’s employment is terminated by either party giving 60 days’ prior written notice. Under his employment agreement, Mr. Smith is entitled to receive an annual base salary, which is currently $430,560 (as adjusted effective April 1, 2019), an opportunity under our annual incentive cash plan to earn an amount equal to a percentage of his annual base salary based on the satisfaction of performance criteria specified by the Compensation Committee and eligibility to participate in our long-term incentive plans as determined at the discretion of the Compensation Committee.
Mr. Smith’s employment with us may terminate pursuant to the terms of his amended and restated employment agreement (a) automatically upon his death or disability, (b) at Mr. Smith’s election upon 30 days’ prior written notice to us for “Good Reason” (as defined in Mr. Smith’s amended and restated employment agreement) or Mr. Smith’s voluntary resignation at his election and without Good Reason, (c) by us for “Cause” (as defined in Mr. Smith’s amended and restated employment agreement), (d) by us without Cause or (e) with 60 days’ prior written notice given by us or Mr. Smith in advance of the expiration of the initial or any successive employment terms under Mr. Smith’s amended and restated employment agreement.
In the event Mr. Smith terminates his employment with us for Good Reason or is terminated by us without Cause, his amended and restated employment agreement contemplates that Mr. Smith will be entitled to (i) a lump sum payment equal to his then current base salary plus target level annual bonus for the greater of the remaining initial term of the agreement or one year; (ii) continuation of medical and dental health benefits, and disability benefits for the greater of the initial term of the employment agreement or 12 months (with a maximum benefit of 18 months); and (iii) payment of outplacement fees, within the one-year period after termination, of up to $20,000.
Mr. Smith is eligible to receive benefits under our Retirement Policy, which is discussed in the “Our Indirect Compensation Elements” section of this Proxy Statement under the heading “Retirement Policy.”

Employment Agreement with E. Chipman Earle
On August 15, 2018, Mr. Earle entered into an employment agreement with us under which he currently serves as Vice President, General Counsel, Chief Administrative Officer, Chief Compliance Officer and Corporate Secretary. The initial term of his employment agreement is from August 15, 2018 through August 14, 2021, with automatic renewal thereafter for successive one-year periods, unless Mr. Earle’s employment is terminated by either party giving 60 days’ prior written notice. Under his employment agreement, Mr. Earle is entitled to receive an annual base salary, which is currently $424,400 (as adjusted effective April 1, 2019), an opportunity under our annual cash incentive

COMPENSATION DISCUSSION AND ANALYSIS	2019 Proxy Statement | 36

compensation plan to earn an amount equal to a percentage of his annual base salary based on the satisfaction of performance criteria specified by the Compensation Committee and eligibility to participate in our long-term incentive plans as determined at the discretion of the Compensation Committee. As an inducement to accept employment with us and in order to align his interests with those of our stockholders, an award of 50,000 shares of time-based restricted stock was awarded, which vests over a four-year period, 50% on the second anniversary of his commencement of employment and the remaining 50% on the fourth anniversary of his commencement of employment.
Mr. Earle’s employment with us may terminate pursuant to the terms of his employment agreement (a) automatically upon his death or disability, (b) at Mr. Earle’s election upon 30 days’ prior written notice to us for “Good Reason” (as defined in Mr. Earle’s employment agreement) or Mr. Earle’s voluntary resignation at his election and without Good Reason, (c) by us for “Cause” (as defined in Mr. Earle’s employment agreement), (d) by us without Cause or (e) with 60 days’ prior written notice given by us or Mr. Earle in advance of the expiration of the initial or any successive employment terms under Mr. Earle’s employment agreement.
In the event Mr. Earle terminates his employment with us for Good Reason or is terminated by us without Cause, his employment agreement contemplates that he will be entitled to (i) a lump sum payment equal to the sum of the following: (A) his then current base salary for the greater of the remaining initial or any renewal term of the agreement or one year; (B) his target level annual bonus for the year in which the termination occurs; and (C) an amount equal to his target level annual bonus pro-rated to cover the greater of the number of months remaining in the initial or any renewal term and 12 months; (ii) full vesting of all options and restricted stock granted as an inducement to employment; (iii) continuation of medical and dental health benefits, and disability benefits for the greater of the initial term of the employment agreement or 12 months (with a maximum benefit of 18 months); and (iv) payment of outplacement fees, within the one-year period after termination, of up to $20,000.

Retirement Agreement with Mark J. Airola
The Employment Agreement, dated September 18, 2006, as amended, with Mr. Airola terminated on September 30, 2018. On October 2, 2018, we entered into a Retirement Agreement and General Release (the

“Retirement Agreement”) with Mr. Airola. In exchange for a waiver and general release of claims and an agreement to remain available to assist the Company as needed for a period of time after his retirement date, Mr. Airola received as severance a lump sum payment equal to $246,463, less applicable withholdings. Under the Retirement Agreement, Mr. Airola’s unvested time-based restricted stock units, time-based stock options and time-based cash awards would continue to vest in accordance with their original vesting schedule. The performance-based units and performance-based cash awards would vest and pay out on a pro-rata basis to his retirement date. Mr. Airola also received an extension to the post-termination exercise period for his outstanding stock options until the earlier of (i) two years from his retirement date or (ii) the original expiration date of the option. Mr. Airola remains subject to an indefinite confidentiality obligation and two-year post-employment non-solicitation, non-competition and non-disparagement obligations.

Separation Agreement with Phillip T. Vollands
The Employment Agreement, dated July 1, 2017, with Mr. Vollands terminated on November 15, 2018. On December 3, 2018, we entered into a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Vollands. Pursuant to the terms of his Employment Agreement, Mr. Vollands received as a lump sum payment, subject to withholdings, (i) all pay through his separation date, (ii) payment for all accrued, unused vacation, (iii) a total separation amount of $1,105,360, (iv) continued coverage under group health and other plans for 18 months, with 12 months being paid by the Company, and (v) payment of outplacement services not to exceed $20,000. In return for his execution of the Separation Agreement, Mr. Vollands received (a) vesting of a pro-rata portion of the time-based restricted stock unit award granted on May 18, 2017, (b) vesting of a pro-rata portion of the time-based cash award granted on June 10, 2017, (c) extension of his post-termination exercise period for vested time-based stock options to the earlier of 12 months from his date of termination or the expiration date of his stock options and (d) a cash payment of $69,445 equal to the remaining portion of his 2017 annual cash incentive plan award. Mr. Vollands remains subject to an indefinite confidentiality obligation and two-year post-employment non-solicitation, non-competition and non-disparagement obligations.

COMPENSATION DISCUSSION AND ANALYSIS	2019 Proxy Statement | 37

TAX AND ACCOUNTING IMPLICATIONS
Our Compensation Committee considers the financial compensation expense and tax deductibility, among other things, when deciding on the type, mix and amounts of awards to grant under our executive compensation program.

Accounting
We account for equity compensation expenses for our employees under the rules of ASC Topic 718, which requires us to estimate and record expense for each award of long-term incentive compensation over the requisite service period in an amount equal to the fair value of the awards granted.

Tax Deductibility of Pay
In designing our executive compensation program for 2018, the Compensation Committee considered the effects of Section 162(m) of the Internal Revenue Code, which under prior law denied publicly-held companies a tax deduction for annual compensation in excess of $1.0 million paid to their chief executive officer or generally their three other most highly compensated corporate officers who are employed on the last day of a given year, unless that compensation is based on performance criteria that are established by a committee of outside directors and approved, as to their material terms, by that company’s stockholders. Pursuant to tax law changes made effective for 2018, our CEO, CFO and other NEOs will be included in the executives whose compensation is subject to the $1.0 million limit imposed by Section 162(m). Further to this rule, should any of our current NEOs no longer meet the statutory guidelines for being considered a “covered person” as that term is defined in the Internal Revenue Code, such executive will remain subject to the deductibility limitation of Section 162(m). The exception previously afforded to awards subject to performance criteria has been eliminated beginning effective 2018 with the result that all of our CEO, CFO and other NEO compensation going forward will be subject to the $1.0 million limit on deductibility. Our performance-based restricted stock units and stock options granted prior to November 3, 2017 under the 2015 Plan will continue to be deductible, so long as those awards are not materially modified.
For awards granted on or after November 3, 2017, all taxable compensation paid to our NEOs, including compensation expense generated in connection with the exercise of options and performance-based restricted stock units granted under our 2015 Plan are not exempt from the Section 162(m) deduction limit. We have in the past, and may from time to time in the future, pay compensation amounts to our executive officers that are not deductible. Although our Compensation Committee considers tax deductibility in the design and administration of our executive compensation plans and programs, our Compensation Committee believes that our interests are best served by providing competitive levels of compensation to our NEOs, even if it results in the non-deductibility of certain amounts under the Internal Revenue Code.

Other Tax Implications
Section 409A of the Internal Revenue Code governs the taxation of certain types of “non-qualified deferred compensation.” Failure to comply with the requirements of Section 409A can result in adverse income tax consequences to our executives, including the accelerated income taxation of non-compliant compensation, the imposition of an additional 20% tax on such non-compliant compensation, and the imposition of interest on those taxes. We have taken precautions in the design of our employment agreements (including the severance and change in control provisions), as well as our 2015 Plan and 2010 Annual Cash Incentive Plan and all equity and incentive award agreements, to help ensure exemption from or compliance with Section 409A and the regulations promulgated thereunder.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of our Compensation Committee in 2018 were Messrs. Mingé (Chairman since May 2018), Finley, Larson and Warren and Ms. Robeson. Mr. Best served as a member and chairman of our Compensation Committee until May 2018 when he was elected Chairman of the Board. No member of the Compensation Committee in 2018 is a current or former officer or employee of ours or any of our subsidiaries or had any relationship requiring disclosure under applicable SEC rules. Additionally, none of our executive officers served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of our Compensation Committee.

COMPENSATION DISCUSSION AND ANALYSIS	2019 Proxy Statement | 38

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with our management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2018.
Compensation Committee of the Board of Directors
John C. Mingé (Chairman)
G. Stephen Finley
Roderick A. Larson
Rose M. Robeson
Gary L. Warren

COMPENSATION DISCUSSION AND ANALYSIS	2019 Proxy Statement | 39

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE
The following table sets forth information regarding the compensation of our NEOs during 2016, 2017 and 2018.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Paul L. Howes President and Chief Executive Officer	2018	$787,503	$206,254	$1,359,991	—	$794,438	$37,239	$3,185,425
	2017	$731,250	—	$1,627,493	—	$2,091,451	$23,564	$4,473,758
	2016	$687,500	—	$1,618,451	$541,058	$202,813	$35,367	$3,085,189
Gregg S. Piontek Senior Vice President and Chief Financial Officer	2018	$413,880	$57,751	$1,525,849	—	$313,144	$30,935	$2,341,559
	2017	$371,670	—	$346,499	—	$690,960	$22,167	$1,431,296
	2016	$337,792	—	$433,743	$145,002	$64,772	$23,217	$1,004,526
Matthew S. Lanigan Vice President and President, Mats & Integrated Services	2018	$376,257	$43,750	$828,369	—	$315,397	$30,985	$1,594,758
	2017	$341,253	—	$362,489	—	$592,811	$22,890	$1,319,443
	2016	$219,188	—	$469,496	$206,585	$14,247	$13,480	$922,996
Bruce C. Smith Executive Vice President and President, Fluids Systems	2018	$416,004	$52,000	$—	—	$272,784	$35,631	$776,419
	2017	$405,603	—	$207,995	—	$479,226	$25,011	$1,117,835
	2016	$381,333	—	$530,455	$177,336	$64,788	$33,502	$1,187,414
E. Chipman Earle(4) Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary	2018	$155,305	—	$487,500	—	$110,767	$8,505	$762,077
Phillip T. Vollands(5) Former Vice President and President, Fluids Systems	2018	$346,880	$41,668	$330,815	—	—	$1,146,851	$1,866,214
Mark J. Airola(6) Former Senior Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary	2018	$288,756	$60,960	—	—	$189,344	$56,642	$595,702
	2017	$375,381	—	$365,750	—	$697,859	$21,987	$1,460,977
	2016	$352,917	—	$478,341	$159,912	$67,672	$24,286	$1,083,128

(1)
Dollar amount reported reflects the aggregate fair value determined as of the date of award or grant, in each case calculated in accordance with ASC Topic 718. See Note 11, “Stock-Based Compensation and Other Benefit Plans,” in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for the relevant assumptions used in the calculation of these amounts.

(2)
Reflects amounts earned under our 2010 Annual Cash Incentive Plan that were earned in 2016, 2017 and 2018. For 2017, the amount reflected includes the following amounts for each NEO earned but deferred for two years, one-half of which was paid in March 2019 and the remainder of which will be paid in March 2020, subject to continued employment with us: (i) Mr. Howes - $738,638; (ii) Mr. Piontek - $244,026; (iii) Mr. Lanigan - $166,927; (iv) Mr. Smith - $62,660 and (v) Mr. Airola - $246,463 (such amount was paid in connection with his retirement from the Company in September 2018).

EXECUTIVE COMPENSATON	2019 Proxy Statement | 40

(3)
The amounts shown for “All Other Compensation” are detailed in the table below. The amounts listed for matching contributions under our 401(k) plan are immediately vested, except Mr. Earle’s matching contributions under our 401(k) plan which will vest at a rate of 20% for each year of completed service.

	Paul L. Howes	Gregg S. Piontek	Matthew S. Lanigan	Bruce C. Smith	E. Chipman Earle	Phillip T. Vollands	Mark J. Airola
Life Insurance	$3,564	$1,710	$1,710	$6,858	$306	$709	$2,673
Car Allowance/Personal Use of Company Car	—	$15,600	$15,600	$16,398	$5,893	$13,650	$11,700
Annual Stipend in accordance with Employment Agreement	$20,000	—	—	—	—	—	—
Matching Contributions under 401(k)	$12,375	$12,375	$12,375	$12,375	$2,306	$10,924	$12,375
Matching Contribution for Health Savings Account	—	$1,250	—	—	—	—	$1,250
Executive Physical	$1,300	—	$1,300	—	—	$1,300	$1,300
Benefit Received upon Termination of Employment	—	—	—	—	—	$1,120,268	$27,344

(4)	Mr. Earle’s employment with us commenced on August 15, 2018.

(5)	Mr. Vollands’ employment with us terminated on November 15, 2018.

(6)	Mr. Airola’s employment with us terminated on September 30, 2018.

EXECUTIVE COMPENSATON	2019 Proxy Statement | 41

GRANTS OF PLAN-BASED AWARDS IN 2018
The following table sets forth information with respect to plan-based awards granted to our NEOs during 2018.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units		Grant Date Fair Value of Stock and Option Awards(1)
Name	Grant Date	Threshold	Target	Maximum
Paul L. Howes	2/20/2018	$240,000	$800,000	$1,600,000	(2)	—		—
	5/16/2018	—	—	—		128,301	(4)	$1,359,991
	5/16/2018	$204,000	$680,000	$1,020,000	(3)	—		—
	5/16/2018	—	$680,000	—		—		—
Gregg S. Piontek	2/20/2018	$95,288	$317,625	$635,250	(2)	—		—
	5/16/2018	—	—	—		100,000	(5)	$1,060,000
	5/16/2018	—	—	—		43,948	(4)	$465,849
	5/16/2018	$69,878	232,925	$349,388	(3)	—		—
	5/16/2018	—	232,925	—		—		—
Matthew S. Lanigan	2/20/2018	$80,850	$269,500	$539,000	(2)	—		—
	5/16/2018	—	—	—		28,148	(4)	298,369
	5/16/2018	—	—	—		50,000	(5)	530,000
	5/16/2018	$44,756	$149,188	$223,782	(3)	—		—
	5/16/2018	—	$149,188	—		—		—
Bruce C. Smith	2/20/2018	$81,120	$270,400	$540,800	(2)	—		—
E. Chipman Earle	8/15/2018	$86,100	$287,000	$574,000	(2)	—		—
	8/15/2018	—	—	—		50,000	(6)	$487,500
Phillip T. Vollands	2/20/2018	$84,210	$280,700	$561,400	(2)	—		—
	5/16/2018	—	—	—		31,209	(4)	$330,815
	5/16/2018	—	$165,413	—		—		—
	5/16/2018	$49,624	$165,413	$248,120	(3)	—		—
Mark J. Airola	2/20/2018	$75,075	$250,250	$500,500	(2)	—		—

(1)
Dollar amount reported reflects the fair value on the date of award or grant, in each case calculated in accordance with ASC Topic 718. See Note 11, “Stock-Based Compensation and Other Benefit Plans,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for the relevant assumptions used to determine the valuation of our stock awards.

(2)
Represents threshold, target and over-achievement payout levels under our 2010 Annual Cash Incentive Plan for 2018. Possible payout levels shown under this performance-based plan are based on annualized salary as of April 1, 2018, except for Mr. Earle, who commenced employment with us on August 15, 2018. See “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table and accompanying footnote for the amount actually earned by each NEO for 2018 performance. Note that performance is assessed separately for each metric included in the 2010 Annual Cash Incentive Plan for 2018 and for the discretionary component there is no threshold level.

(3)
Represents our performance-based long-term cash incentive awards, which may be earned in an amount equal to 0% to 150% of target based on our relative TSR performance against a specified peer group over the three-year performance period of June 2018 to May 2021.

(4)	Represents shares of time-based restricted stock units granted under the 2015 Plan. The awards vest annually over three years.

(5)
Represents shares of time-based restricted stock units granted under the 2015 Plan. These awards vest at the rate of 50% on the second anniversary of the date of grant, with the balance vesting on the fourth anniversary of the date of grant.

(6)
Represents shares of time-based restricted stock units granted under the 2015 Plan. These awards vest at the rate of 50% on the second anniversary of the commencement of Mr. Earle’s employment, with the balance vesting on the fourth anniversary of the commencement of his employment.

EXECUTIVE COMPENSATON	2019 Proxy Statement | 42

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following table sets forth information regarding the outstanding stock option, restricted stock unit, restricted stock, and performance-based restricted stock unit awards held by our NEOs at December 31, 2018.

	Option Awards					Stock Awards			Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested($)(1)
Paul L. Howes	200,000	—		$3.31	6/10/2019	—		—	—		—
	139,225	—		$9.13	6/8/2021	—		—	—		—
	200,000	—		$5.57	6/5/2022	—		—	—		—
	107,518	—		$11.43	6/5/2023	—		—	—		—
	124,496	—		$11.20	5/21/2024	—		—	—		—
	156,514	—		$9.00	5/22/2025	—		—	—		—
	183,062	91,531	(2)	$4.32	5/19/2026	—		—	—		—
	—	—		—	—	83,239	(3)	$571,852	—		—
	—	—		—	—	50,000	(4)	$343,500	—		—
	—	—		—	—	105,768	(5)	$726,626	—		—
	—	—		—	—	128,301	(6)	$881,428	—		—
	—	—		—	—	—		—	104,283	(7)	$716,424
Gregg S. Piontek	19,246	—		$9.13	6/8/2021	—		—	—		—
	83,171	—		$5.57	6/5/2022	—		—	—		—
	28,336	—		$11.43	6/5/2023	—		—	—		—
	33,365	—		$11.20	5/21/2024	—		—	—		—
	41,945	—		$9.00	5/22/2025	—		—	—		—
	49,060	24,530	(8)	$4.32	5/19/2026	—		—	—		—
	—	—		—	—	22,308	(9)	$153,256	—		—
	—	—		—	—	29,615	(10)	$203,455	—		—
	—	—		—	—	43,948	(11)	$301,923	—		—
	—	—		—	—	100,000	(12)	$687,000	—		—
	—	—		—	—	—		—	27,948	(7)	$192,003
Matthew S. Lanigan	34,948	34,948	(13)	$4.32	5/19/2026	—		—	—		—
	—	—		—	—	25,000	(14)	$171,750	—		—
	—	—		—	—	7,945	(15)	$54,582	—		—
	—	—		—	—	22,435	(16)	$154,128	—		—
	—	—		—	—	12,820	(17)	$88,073	—		—
	—	—		—	—	50,000	(18)	$343,500	—		—
	—	—		—	—	28,148	(19)	$193,377	—		—
	—	—		—	—	—		—	19,908	(7)	$136,768

EXECUTIVE COMPENSATON	2019 Proxy Statement | 43

	Option Awards					Stock Awards			Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested($)(1)
Bruce C. Smith	47,071	—		$9.13	6/8/2021	—		—	—		—
	131,774	—		$5.57	6/5/2022	—		—	—		—
	36,654	—		$11.43	6/5/2023	—		—	—		—
	40,804	—		$11.20	5/21/2024	—		—	—		—
	51,298	—		$9.00	5/22/2025	—		—	—		—
	60,000	30,000	(20)	$4.32	5/19/2026	—		—	—		—
	—	—		—	—	27,282	(21)	$187,427	—		—
	—	—		—	—	13,333	(22)	$91,598	—		—
	—	—		—	—	—		—	34,179	(7)	$234,810
E. Chipman Earle	—	—		—	—	50,000	(23)	$343,500	—		—
Phillip T. Vollands	15,258	—		$11.20	11/15/2019	—		—	—		—
	20,425	—		$9.00	11/15/2019	—		—	—		—
	23,890	—		$4.32	11/15/2019	—		—	—		—
Mark J. Airola	36,820	—		$9.13	9/30/2020	—		—	—		—
	89,972	—		$5.57	9/30/2020	—		—	—		—
	31,250	—		$11.43	9/30/2020	—		—	—		—
	36,795	—		$11.20	9/30/2020	—		—	—		—
	46,258	—		$9.00	9/30/2020	—		—	—		—
	54,105	27,052	(24)	$4.32	9/30/2020	—		—	—		—
	—	—		—	—	24,602	(25)	$169,016	—		—
	—	—		—	—	31,260	(26)	$214,756	—		—
	—	—		—	—	—		—	30,821	(7)	$211,740

(1)	The market value is based upon the closing price of our common stock of $6.87 as reported by the NYSE on December 31, 2018.

(2)	The 91,531 options vest on June 1, 2019.

(3)	The 83,239 shares of restricted stock units vest on June 1, 2019.

(4)	The 50,000 shares of restricted stock units vest as follows: 25,000 on May 18, 2019 and 25,000 on May 18, 2021.

(5)	The 105,768 shares of restricted stock units vest as follows: 52,884 on June 1, 2019 and 52,884 on June 1, 2020.

(6)	The 128,301 shares of restricted stock units vest as follows: 42,767 on June 1, 2019, 42,767 on June 1, 2020 and 42,767 on June 1, 2021.

(7)
The amount shown represents the number of shares achievable at target for our relative TSR performance units, which may be earned in an amount equal to 0% to 150% of target based on our relative TSR performance against a specified peer group over the designated three-year performance period.

(8)	The 24,530 options vest on June 1, 2019.

(9)	The 22,308 shares of restricted stock units vest on June 1, 2019.

(10)	The 29,615 shares of restricted stock units vest as follows: 14,808 on June 1, 2019 and 14,807 on June 1, 2020.

(11)	The 43,948 shares of restricted stock units vest as follows: 14,650 on June 1, 2019, 14,649 on June 1, 2020 and 14,649 on June 1, 2021.

(12)	The 100,000 shares of restricted stock units vest as follows: 50,000 on June 1, 2020 and 50,000 on June 1, 2022.

(13)	The 34,948 options vest on June 1, 2019.

(14)	The 25,000 shares of restricted stock vest on April 22, 2020.

EXECUTIVE COMPENSATON	2019 Proxy Statement | 44

(15)	The 7,945 shares of restricted stock units vest on June 1, 2019.

(16)	The 22,435 shares of restricted stock units vest as follows: 11,218 on June 1, 2019 and 11,217 on June 1, 2020.

(17)	The 12,820 shares of restricted stock units vest as follows: 6,410 on May 18, 2019 and 6,410 on May 18, 2021.

(18)	The 50,000 shares of restricted stock units vest as follows: 25,000 on June 1, 2020 and 25,000 on June 1, 2022.

(19)	The 28,148 shares of restricted stock units vest as follows: 9,383 on June 1, 2019, 9,383 on June 1, 2020 and 9,382 on June 1, 2021.

(20)	The 30,000 options vest on June 1, 2019.

(21)	The 27,282 shares of restricted stock units vest on June 1, 2019.

(22)	The 13,333 shares of restricted stock units vest on June 1, 2019.

(23)	The 50,000 shares of restricted stock vest as follows: 25,000 on August 15, 2020 and 25,000 on August 15, 2022.

(24)	The 27,052 options vest on June 1, 2019.

(25)	The 24,602 shares of restricted stock units vest on June 1, 2019.

(26)	The 31,260 shares of restricted stock units vest as follows: 15,630 on June 1, 2019 and 15,630 on June 1, 2020.

OPTION EXERCISES AND STOCK VESTED
The following table sets forth information for the NEOs with respect to stock options exercised and vesting on time-based restricted shares and performance-based restricted stock units for 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized upon Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Paul L. Howes	150,000	$370,050	272,854	$2,919,358
Gregg S. Piontek	51,490	$241,777	73,758	$789,258
Matthew S. Lanigan	—	—	44,163	$452,918
Bruce C. Smith	87,500	$139,609	85,428	$913,421
Mark J. Airola	127,250	$894,306	80,643	$862,827
Phillip T. Vollands	—	—	40,135	$409,889
E. Chipman Earle	—	—	—	—

(1)
Dollar values are calculated by multiplying the market price of our common stock on the vesting date by the number of shares vested and do not necessarily reflect the proceeds actually received by the NEO.

Risk Assessment of Compensation Programs
The Compensation Committee considers, in establishing and reviewing the employee compensation programs, whether the programs encourage unnecessary or excessive risk taking. As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee, with the assistance of management and Pearl Meyer, undertook a risk assessment of our compensation programs in 2018. After reviewing and discussing the compensation programs with the Compensation Committee and reviewing the results of those discussions with the Audit Committee of the Board, we believe that the programs are balanced and do not motivate or encourage unnecessary or excessive risk taking. While some performance-based awards focus on achievement of short-term or annual goals, and short-term goals may encourage the taking of short-term risks at the expense of long-term results, these award programs represent a modest percentage of the executive employees’ total compensation opportunities and are balanced by other long-term incentives. We believe that these programs appropriately balance risk and the desire to focus employees on specific short-term goals important to our success, and that it does not encourage unnecessary or excessive risk taking.
A significant part of the compensation provided to employees is in the form of long-term equity awards that are important to help further align employees’ interests with those of our stockholders. We do not believe that these awards encourage unnecessary or excessive risk taking since the ultimate value of the awards is tied to our absolute and relative stock price performance, and since awards are staggered and subject to long-term vesting schedules to help ensure that executives have significant value tied to long-term stock price performance on both an absolute and relative basis.

CEO Pay Ratio
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Regulation S-K promulgated under the Exchange Act, we are providing the following information regarding the ratio between the compensation paid to our median employee and our CEO in accordance with the requirements of Item 402(u) of Regulation S-K. The ratio was determined based on a reasonable estimate in a

EXECUTIVE COMPENSATON	2019 Proxy Statement | 45

manner consistent with applicable SEC rules. Pay ratio disclosures involve a degree of imprecision due to methodologies and compensation practices that may not be consistent across other companies; therefore, the pay ratio disclosed below may not be comparable to the pay ratio reported by other companies.
Since our prior measurement date, October 1, 2017, we completed an acquisition that significantly increased our headcount and therefore have identified a new median employee for 2018.
For 2018, our last completed fiscal year:

•	The annual total compensation of the median employee identified was $54,827; and

•	The annual total compensation of our CEO, as reported in the “Total” column of the Summary Compensation Table, was $3,185,425.
Based on this information, for 2018, our CEO pay ratio is 58:1.
2018 CEO Pay Ratio Methodology. To identify the median of the total annual compensation of all of our employees, we used the following methodology, material assumptions and estimates:

•
Measurement Date. We identified the median employee using our employee population on October 1, 2018, which would allow sufficient time to identify the median employee given the global scope of our operations.

•
De Minimis Exception. As of October 1, 2018, we had 2,523 employees in over 20 countries but that number excluded our workforce in the following 10 countries totaling 105 employees (or approximately 4.2% of our global workforce).

Countries Excluded	No. of Employees
India	19
Libya	15
Egypt	13
Chile	13
Albania	12
Germany	12
Hungary	8
Congo	7
Oman	5
New Zealand	1

•
Consistently Applied Compensation Measure. We use a variety of pay elements to structure compensation of our global workforce. For purposes of measuring the compensation of our employees to identify the median employee, rather than using annual total compensation, we selected base pay, which includes base salary or wages and overtime pay, as our consistently applied compensation measure. We annualized the compensation of employees to span the full year and did not make any cost of living adjustments. Foreign salaries were converted to U.S. dollars. We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation.

•
Median Employee’s Annual Total Compensation. After identifying the median employee based on the process described above, we combined all of the elements of that employee’s compensation for 2018 in accordance with Item 402(c)(2)(x) of Regulation S-K.

Employment Agreements and Change in Control Agreements
We have entered into employment agreements with each of our NEOs. See the heading “Agreements with our Named Executive Officers” within the “Compensation Discussion and Analysis” section of this Proxy Statement for a summary of these employment agreements and descriptions of compensation elements pursuant to which the amounts listed under the Summary Compensation Table and Grants of Plan-Based Awards in 2018 Table were paid or awarded and the criteria for such payment, including targets for payments of annual incentives, as well as performance criteria on which such payments were based. We have also adopted a change in control benefits policy applicable to our NEOs and have entered into change in control agreements with our NEOs, other than Mr. Howes, who receives his benefits under his employment agreement. See “Potential Payments upon Change in Control” below for a summary of these benefits and agreements. Each of our NEOs are eligible to receive benefits under our Retirement Policy upon meeting the qualifying criteria. A description of our Retirement Policy is in the “Our Indirect Compensation Elements” section of this Proxy Statement under the heading “Retirement Policy.”

Potential Payments upon Change in Control
Our Compensation Committee believes a change in control benefit helps to motivate management to seek out change in control transactions that would be in the best interests of our stockholders, secure the continued dedication of our NEOs and management team prior to or following a change in control of our Company and promote continuity of management during a corporate transaction. Each of our NEOs are entitled to receive change in control benefits. Receipt of the benefits by the executives is conditioned on a change in control of our Company and the termination of employment of the executive under certain circumstances described below (often referred to as a “double-trigger”). Benefits to the executives under the policy are described below:

EXECUTIVE COMPENSATON	2019 Proxy Statement | 46

•	Payment of accrued but unpaid salary and a prorated annual bonus (at the target level) through the date of termination.

•
A lump sum payment in an amount equal to a multiple of that executive’s (i) base salary, plus (ii) in the case of Mr. Howes, a bonus equal to the highest bonus he received under the 2010 Annual Cash Incentive Plan, and in the case of the other executives, a target bonus that will equal the higher of the bonus to which the executive would be entitled under the 2010 Annual Cash Incentive Plan for the fiscal year preceding the termination or the highest bonus received by the executive under the incentive plan in the two fiscal years immediately preceding the change of control event. The multiples established under the policy are: 2.99 times for the CEO, two times for the other executive officers and divisional presidents, and one time for the remaining designated key executives and employees.

•	Full vesting of all options, restricted stock (whether time or performance-based), and deferred compensation.

•	Payment of outplacement fees up to $20,000 for the CEO and from $5,000 to $20,000 for other executive officers, divisional presidents and remaining employees.

•	Continuation of life insurance, medical and dental health benefits, and disability benefits for a period ranging from one year to three years.
A change in control will be deemed to occur if:

•
There is a merger or consolidation of our Company with, or an acquisition by us of the equity interests of all or substantially all of our assets of, any other corporation or entity other than any transaction in which members of our Board immediately prior to the transaction constitute a majority of the board of the resulting entity for a period of 12 months following the transaction;

•	Any person or group becomes the direct or indirect beneficial owner of 30% or more of our outstanding voting securities;

•
Any election of directors occurs and a majority of the directors elected are individuals who were not nominated by a vote of two-thirds of the members of the Board or the Nominating and Corporate Governance Committee; or

•
We effect a complete liquidation of our Company or a sale of all or substantially all of our assets unless, immediately following any such sale or disposition, members of our Board immediately prior to the transaction constitute a majority of the resulting entity for a period of 12 months following the transaction.
Under the policy, an executive or employee shall not be entitled to those benefits unless such person’s employment is terminated during the period commencing upon the date when we first have knowledge that any person or group has become a beneficial owner of 30% or more of our voting securities or the date we execute an agreement contemplating a change in control and ending two years after the change in control, for any reason other than:

•	death;

•	disability;

•	cause; or

•	resignation without good reason.
We have entered into change in control agreements with designated executive officers and employees other than Paul L. Howes (whose change in control benefits are included in his employment agreement).
The tables below reflect the amount of compensation payable to each of the NEOs as a result of a change in control and termination of that executive’s employment under the terms of the above-described policy or, with respect to Mr. Howes, under his employment agreement. The amount of compensation payable to each NEO upon voluntary termination for good reason or involuntary not-for-cause termination, termination following a change in control, and termination in the event of death or disability of the executive is shown below. The amounts shown assume that the termination was effective on December 31, 2018 and thus include amounts earned through that time and are estimates of the amounts that would have been paid to the executives upon their termination on such date. The amounts do not include compensation to which the NEO was otherwise entitled, such as previously vested equity awards. The value of the equity compensation awards was based on the closing price of our common stock of $6.87 on December 31, 2018. The actual amounts to be paid out can only be determined at the time of the executive’s separation from us. In the event of death or disability before the annual cash (short-term incentive) is paid, the Compensation Committee has the authority to pay (in full or on a prorated basis) the amount the employee would have received. We have assumed that the Compensation Committee would have authorized the payment of the full award for purposes of the tables below. As of December 31, 2018, none of the executives were eligible for retirement.

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Paul L. Howes

Executive Compensation and Benefits	Voluntary Termination for Good Reason or Termination without Cause on 12/31/18	Termination due to Change in Control on 12/31/18	Termination due to Disability on 12/31/18	Termination due to Death on 12/31/18
Compensation:
Base Salary	$1,600,000	$2,392,000	$400,000	—
Short-term Incentive (100% of Base Salary)	$1,600,000	$6,253,438	$800,000	$800,000
Long-term Incentives:
Stock Options	—	$233,404	—	—
Performance-based Restricted Shares	—	$716,424	—	—
Performance-Based Cash Awards	—	$1,298,750	—	—
Time-Based Cash Awards	—	$1,092,496	—	—
Time-Based Restricted Shares	—	$2,523,406	—	—
Benefits and Perquisites:
Outplacement	$20,000	$20,000	—	—
Health & Welfare Benefits	$20,646	$41,292	—	—
Life Insurance	—	$7,149	—	—
Life Insurance Proceeds(1)	—	—	—	$500,000
Disability Benefits per year(2)	—	—	$120,000	—
Total	$3,240,646	$14,578,359	$1,320,000	$1,300,000
(1)   The amount reflected is increased to $2.0 million if Termination due to Death while traveling for business purposes.

(2)	Long-term disability benefits per year until no longer disabled or Social Security retirement age.

Gregg S. Piontek

Executive Compensation and Benefits	Voluntary Termination for Good Reason or Termination without Cause on 12/31/18	Termination due to Change in Control on 12/31/18	Termination due to Disability on 12/31/18	Termination due to Death on 12/31/18
Compensation:
Base Salary	$423,500	$847,000	$211,750	—
Short-term Incentive (75% of Base Salary)	$317,625	$1,381,920	$317,625	$317,625
Long-term Incentives:
Stock Options	—	$62,552	—	—
Performance-based Restricted Shares	—	$192,003	—	—
Performance-based Cash Awards	—	$406,175	—	—
Time-Based Cash Awards	—	$348,424	—	—
Time-Based Restricted Shares	—	$1,345,634	—	—
Benefits and Perquisites:
Outplacement	$20,000	$5,000	—	—
Health & Welfare Benefits	$25,289	$16,859	—	—
Life Insurance	—	$1,710	—	—
Life Insurance Proceeds	—	—	—	$1,000,000
Disability Benefits per year(1)	—	—	$120,000	—
Total	$786,414	$4,607,277	$649,375	$1,317,625
(1)   Long-term disability benefits per year until no longer disabled or Social Security retirement age.

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Matthew S. Lanigan

Executive Compensation and Benefits	Voluntary Termination for Good Reason or Termination without Cause on 12/31/18	Termination due to Change in Control on 12/31/18	Termination due to Disability on 12/31/18	Termination due to Death on 12/31/18
Compensation:
Base Salary	$385,000	$770,000	$192,500	—
Short-term Incentive (70% of Base Salary)	$269,500	$1,185,622	$269,500	$269,500
Long-term Incentives:
Stock Options	—	$89,117	—	—
Performance-based Restricted Shares	—	$136,768	—	—
Performance-based Cash Awards	$—	$280,438	—	—
Time-Based Cash Awards	$—	$536,687	—	—
Time-Based Restricted Shares	$171,750	$1,005,410	—	—
Benefits and Perquisites:
Outplacement	$20,000	$10,000	—	—
Health & Welfare Benefits	—	—	—	—
Life Insurance	—	$3,420	—	—
Life Insurance Proceeds	—	—	—	$1,000,000
Disability Benefits per year(1)	—	—	$120,000	—
Total	$846,250	$4,017,462	$582,000	$1,269,500
(1)   Long-term disability benefits per year until no longer disabled or Social Security retirement age.

Bruce C. Smith

Executive Compensation and Benefits	Voluntary Termination for Good Reason or Termination without Cause on 12/31/18	Termination due to Change in Control on 12/31/18	Termination due to Disability on 12/31/18	Termination due to Death on 12/31/18
Compensation:
Base Salary	$416,000	$832,000	$208,000	—
Short-term Incentive (65% of Base Salary)	$270,400	$958,452	$270,400	$270,400
Long-term Incentives:
Stock Options	—	$76,500	—	—
Performance-Based Restricted Shares	—	$234,810	—	—
Performance-Based Cash Awards	—	$104,000	—	—
Time-Based Cash Awards	—	$52,000	—	—
Time-Based Restricted Shares	—	$279,025	—	—
Benefits and Perquisites:
Outplacement	$20,000	$10,000	—	—
Health & Welfare Benefits	$3,690	$4,920	—	—
Life Insurance	—	$13,716	—	—
Life Insurance Proceeds	—	—	—	$500,000
Disability Benefits per year(1)	—	—	$120,000	—
Total	$710,090	$2,565,423	$598,400	$770,400
(1)   Long-term disability benefits per year until the earlier of no longer disabled or 18 months.

EXECUTIVE COMPENSATON	2019 Proxy Statement | 49

E. Chipman Earle

Executive Compensation and Benefits	Voluntary Termination for Good Reason or Termination without Cause on 12/31/18	Termination due to Change in Control on 12/31/18	Termination due to Disability on 12/31/18	Termination due to Death on 12/31/18
Compensation:
Base Salary	$1,074,695	$820,000	$205,000	—
Short-term Incentive (70% of Base Salary)	$741,417	$574,000	$107,625	$107,625
Long-term Incentives:
Time-Based Restricted Shares	343,500	$343,500	—	—
Benefits and Perquisites:
Outplacement	$20,000	$20,000	—	—
Health & Welfare Benefits	$22,952	$—	—	—
Life Insurance	—	$612	—	—
Life Insurance Proceeds	—	—	—	$500,000
Disability Benefits per year(1)	—	—	$120,000	—
Total	$2,202,564	$1,758,112	$432,625	$607,625
(1)   Long-term disability benefits per year until no longer disabled or Social Security retirement age.

Retirement, Disability and Death
An executive officer who retires will be entitled to pay through the last day worked and 401(k) distributions. An executive officer who becomes disabled will be entitled to pay through the last day worked, disability benefits, 401(k) distributions and accidental dismemberment benefits, if applicable. The beneficiary of an executive officer who dies will be entitled to pay through the executive’s last day worked, 401(k) distributions and life insurance proceeds.
The impact of an employee’s disability or death on outstanding options can vary depending on the stock option plan under which the grants were made. Under our Amended and Restated 2006 Equity Incentive Plan (the “2006 Plan”) and our 2015 Plan, upon termination of employment by reason of death or permanent disability, all vested options outstanding may be exercised in full at any time during the 12-moth period following termination of employment.
To help us attract and retain more experienced mid to late career talent, the Compensation Committee of the Board adopted a Retirement Policy in April 2015, which was subsequently amended in June 2017 and then amended and restated in February 2019 (as amended, the “Retirement Policy”), applicable to all U.S. employees, including NEOs (beginning with the February 2019 amendment), to provide for a retirement treatment that is advantageous for longer tenured employees who are nearing retirement. Eligibility for retirement under our Retirement Policy is determined based on a combination of metrics, including duration of employment and age. In addition, these changes will help us better manage succession planning and provide career advancement opportunities for developing talent. If eligible, under our Retirement Policy, time-based restricted stock or restricted stock units and time-based long-term cash awards outstanding at the time of retirement will continue to vest according to the vesting schedule. Stock options granted will also continue to vest according to the original vesting schedule. Stock options granted under our 2015 Plan will remain exercisable from the date of retirement until the original expiration date of the option. Stock options granted under any plan prior to the 2015 Plan will remain exercisable for one-year post-retirement, except stock options outstanding for our NEOs that will remain exercisable until the earlier of the second anniversary of the retirement date or the original expiration date of the option. During the continued vesting period or while any stock options remain outstanding, the Company maintains the right to claw back unvested awards or immediately cancel any outstanding stock options in the event of a violation of a non-compete or non-solicitation agreement or other restrictive covenants.
For performance-based restricted stock units and performance-based cash awards, the award will be based on actual performance determined at the end of the performance period, but the number of units or amount of cash vesting will be prorated based on the number of full months in which the retiree was employed during the performance period.
Retirement eligibility under the Retirement Policy is defined as accumulating 70 or more “points,” calculated by adding the age of the employee to the employee’s full years of service. The minimum age for retirement eligibility under the Retirement Policy is 60 years. This same definition of retirement eligibility will be applied to the 2010 Annual Cash Incentive Plan, which refers to retirement benefits, but did not include, prior to the adoption of the Retirement Policy, a definition of retirement eligibility.

EXECUTIVE COMPENSATON	2019 Proxy Statement | 50

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information with respect to the equity compensation plans maintained by us as of December 31, 2018, under which our equity securities may be issued in the future, and with respect to individual compensation arrangements as of December 31, 2018.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders	5,340,054	(1)	$7.13	(2)	2,952,383	(3)
Equity compensation plans not approved by stockholders	—		—		—
Total	5,340,054		$7.13		2,952,383

(1)
Includes 3,311,726 shares subject to outstanding options under our Amended and Restated 2006 Equity Incentive Plan and our 2015 Plan, unvested time-based restricted stock units in the amount of 1,797,538 shares under our 2015 Plan and 230,790 shares subject to vesting of performance-based restricted stock units (at the target level) under our Amended and Restated 2006 Equity Incentive Plan and our 2015 Plan.

(2)	Weighted-average exercise price calculation excludes outstanding performance share awards and restricted stock units, which do not have an exercise price.

(3)
Includes 1,220,448 shares available for issuance under the Amended and Restated Employee Stock Purchase Plan, 418,680 shares available for issuance under the 2014 Non-Employee Directors’ Restricted Stock Plan and 1,313,255 shares available for issuance under the 2015 Plan.

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DIRECTOR COMPENSATION
The Compensation Committee regularly reviews the compensation of non-employee directors. Pearl Meyer provides the Compensation Committee with industry trends in board compensation and recommends retainers and fees based on the peer company proxy information as well as national board market data. The Compensation Committee then makes recommendations to the Board of Directors on the setting of Board compensation. The following table describes the current compensation arrangements with our non-employee directors:

Component	Director Compensation
Annual Cash Retainer	Chairman of the Board - $130,000 Other non-employee Directors - $55,000
Annual Equity Retainer(1)
Chairman of the Board - Restricted stock award equal to $170,000
Other non-employee Directors - Restricted stock award equal to $150,000
Awards vest the earlier of one year from the date of grant or the date of the next annual stockholders meeting.

Committee Chair Annual Retainer	Audit Committee - $30,000 Compensation Committee - $30,000 Nominating and Corporate Governance Committee - $20,000
Committee Member Annual Retainer	Audit Committee - $15,000 Compensation Committee - $10,000 Nominating and Corporate Governance Committee - $10,000

(1)
Number of awards is determined by dividing the pre-determined value by the closing price of our common stock on reported on the NYSE on the date of grant, which is the date of our annual meeting of stockholders. The awards are granted under our 2014 Non-Employee Directors’ Restricted Stock Plan.

Each of our non-employee directors is reimbursed for travel expenses incurred in attending Board and committee meetings. Employee directors receive no additional cash consideration for serving as directors or committee members.
The following table describes the total cash and non-cash compensation attributed to each of our non-employee directors during the fiscal year ended December 31, 2018. Compensation for Mr. Howes, our President and CEO, is disclosed in the “Executive Compensation” section of this Proxy Statement, as he received no additional compensation for serving on our Board.

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	Total
David C. Anderson(1)	$38,441	$—	$38,441
Anthony J. Best	$119,059	$169,990	$289,049
G. Stephen Finley	$105,000	$149,995	$254,995
Roderick A. Larson	$100,000	$149,995	$249,995
John C. Mingé	$135,000	$149,995	$284,995
Rose M. Robeson	$90,000	$149,995	$239,995
Gary L. Warren	$90,000	$149,995	$239,995

(1)	Mr. Anderson retired from our Board of Directors effective as of our 2018 Annual Meeting of Stockholders.

(2)
The Board members are paid on a quarterly basis in advance, with the exception of Mr. Best, who is paid in advance on a monthly basis beginning May 2018. Mr. Mingé was appointed to the Board of Directors effective December 1, 2017 and was paid in the first quarter of 2018 for his service in December 2017.

(3)
Represents the aggregate grant date fair value for restricted stock awards granted to the non-employee directors in 2018. The grant date fair value of the restricted stock awarded in 2018, as determined pursuant to ASC Topic 718, was $10.75 per share. See Note 11, “Stock-Based Compensation and Other Benefit Plans,” in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for the relevant assumptions used to determine the valuation of our stock awards.

(4)
At December 31, 2018, Messrs. Finley, Larson, Mingé and Warren and Ms. Robeson each had 13,953 shares of restricted stock outstanding, which will fully vest May 17, 2019, and Mr. Best had 15,813 shares of restricted stock outstanding, which will fully vest May 17, 2019.

DIRECTOR COMPENSATON	2018 Proxy Statement | 52

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Nominees and Voting
Six directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting of stockholders and until such director’s successor has been elected. The Board of Directors has nominated for election as directors the six persons named below based on the recommendation of the Nominating and Corporate Governance Committee. All nominees are incumbent directors. Proxies solicited hereby cannot be voted for a greater number of vacancies than the nominees for director set forth below. Mr. Gary L. Warren is currently serving as a member of the Board; however, Mr. Warren will not stand for re-election at this Annual Meeting and accordingly will retire from the Board upon the expiration of his term at this Annual Meeting. The retirement of Mr. Warren from the Board did not arise from any disagreement with the Company on any matters relating to the Company’s operations, policies or practices. The Company thanks Mr. Warren for his service and dedication to the Company during his tenure.
The Board of Directors recommends that the stockholders vote “FOR” the election of the six nominees. Unless directed otherwise, the persons named in the enclosed proxy intend to vote the shares of common stock represented by the proxies in favor of the election of these nominees. All of the Board’s nominees have indicated that they are able and willing to serve as directors. If for any reason one or more of these nominees are unable to serve, the persons named in the enclosed proxy will vote instead for another person or persons that the Board of Directors may recommend, or the number of directors may be further reduced.
Please note that brokers may not vote your shares on the election of directors in the absence of your specific instructions as to how to vote. We encourage you to provide instructions to your broker regarding the voting of your shares.
Our Board members represent a desirable mix of diverse backgrounds, skills and experiences and we believe they all share the personal attributes of effective directors. They each hold themselves to the highest standards of integrity and are committed to the long-term best interests of our stockholders. No family relationships exist among any of our directors or executive officers.
Biographical information for each of the director nominees, including the key qualifications, experience, attributes and skills that led our Board to the conclusion that each of the director nominees should serve as a director, is set forth below.

Anthony J. Best
EXPERIENCE
Mr. Best currently serves as our Chairman of the Board. Mr. Best retired as Chief Executive Officer of SM Energy in January 2015 and did not stand for re-election to its Board in May 2015. He originally joined SM Energy Company in Denver in June 2006 as its President and Chief Operating Officer. He was named as Chief Executive Officer in February 2007 and was appointed to the board of the company at the same time and continued to serve on the board until May 2015. Between February 2003 and September 2005, Mr. Best served as President and Chief Executive Officer of Pure Resources, Inc., a Unocal development and exploration company in Midland, Texas. From April 2000 until February 2003, Mr. Best served as an independent consultant offering leadership and oil and gas consultation to energy companies and volunteer organizations. From October 1979 until April 2000, Mr. Best served in varying roles of increasing responsibility at Atlantic Richfield Company, with his last position being President, ARCO Latin America. Mr. Best serves as a part-time senior advisor to Quantum Energy Partners, a private equity firm. In February 2018, Mr. Best joined the board of Middle Fork Energy Partners, a portfolio company of Quantum Energy Partners. In January 2016, Mr. Best joined the Board of Directors of ExL Petroleum, LP, a portfolio company of Quantum Energy Partners. In January 2018, Mr. Best joined the Board of Directors of ProPetro Holding Corp. where he serves as a member of the Audit Committee and Compensation Committee.

Age 69 Director Since: 2014 Chairman of the Board Since: May 2018 Committees: None
QUALIFICATIONS
Mr. Best’s experience in upstream oil and gas exploration and production, in a variety of basins and geographies, provides our Board with further understanding of the needs of our customers. His senior management and executive level experience, along with his service on the board of SM Energy, brings experience in finance, executive compensation matters and corporate governance for public companies, as well as perspective on management and operational matters.

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G. Stephen Finley
EXPERIENCE
Mr. Finley served as the Senior Vice President, Finance & Administration and Chief Financial Officer of Baker Hughes Incorporated from April 1999 until his retirement from the company in April 2006. Prior to that, from February 1982 to April 1999, Mr. Finley held various financial and administrative management positions with Baker Hughes. From 2006 until 2018, Mr. Finley served on the board of directors and as a member and Chairman of the Compensation Committee, the Audit Committee and Conflicts Committee for Archrock GP, LLC (formerly known as Exterran GP, LLC), which was the general partner of Archrock Partners L.P. (formerly known as Exterran Partners L.P.), a publicly traded master limited partnership, which provides natural gas compression products and services. From April 2012 to December 2014, Mr. Finley served on the board of Microseismic, Inc., a privately held oilfield services company that provides monitoring and mapping of hydraulic fracture operations in unconventional oil and gas plays. From March 2015 until February 2017, Mr. Finley was a member of the board of directors and a member of the audit committee of CPP GP LLC, the general partner of Columbia Pipeline Partners LP, a publicly traded natural gas transmission and storage company.

Age 68 Director Since: 2007 Committees: Audit (Chair), Compensation and Nominating and Corporate Governance
QUALIFICATIONS
Mr. Finley brings a deep understanding of both the oil and gas industry and the energy services business. Through his senior executive positions at Baker Hughes and with a major public accounting firm, Mr. Finley has extensive knowledge in the areas of accounting, auditing, and compliance, including domestic and international businesses. Moreover, his knowledge of the energy services business provides our Board with a valuable resource in its assessment of our performance, opportunities, risks and strategy.

Paul L. Howes
EXPERIENCE
Mr. Howes joined our Board of Directors and was appointed as our Chief Executive Officer in March 2006. In June 2006, Mr. Howes was also appointed as our President. Mr. Howes’ career has included experience in the defense, chemicals and plastics manufacturing, and the packaging industries. Following the sale of his former company in October 2005 until he joined our Board of Directors in March 2006, Mr. Howes was working privately as an inventor and engaging in consulting and private investing activities. From December 2002 until October 2005, he served as President and Chief Executive Officer of Astaris LLC, a primary chemicals company headquartered in St. Louis, Missouri, with operations in North America, Europe and South America. Prior to this, from 1997 until 2002, he served as Vice President and General Manager, Packaging Division, for Flint Ink Corporation, a global ink company headquartered in Ann Arbor, Michigan with operations in North America, Europe, Asia Pacific and Latin America.

Age 63 Director Since: 2006 Committees: None
QUALIFICATIONS

Mr. Howes’ background includes a strong understanding of industrial and chemical manufacturing processes and practices, much of which is directly applicable to our products and services. Based on his experience in both larger and smaller companies, he offers leadership and insight into best management practices, employee development, compensation, marketing and operations. He also has previous experience with leading an executive team, in both domestic and international markets. Mr. Howes also serves in leadership positions with industry trade associations, serving on the boards of the American Petroleum Institute and the National Ocean Industries Association.

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Roderick A. Larson
EXPERIENCE

Beginning in May 2012, Mr. Larson served as Chief Operating Officer of Oceaneering International, Inc. and effective February 2015, was named President of the company. In May 2017, Mr. Larson was appointed to serve as a Director and President and Chief Executive Officer of Oceaneering International, Inc. From August 1998 until May 2012, Mr. Larson held varying positions of increasing responsibility at Baker Hughes, Inc., most recently as President, Latin America. While at Baker Hughes, Inc., Mr. Larson served as Vice President, Operations for the Gulf of Mexico and Deepwater Business Development Manager. From 1990 until 1998, he served as operations manager and field engineer for Western Atlas, Inc. (which was acquired by Baker Hughes) in the United States and Venezuela.

Age 51 Director Since: 2014 Committees: Nominating and Corporate Governance (Chair), Audit and Compensation
QUALIFICATIONS

Mr. Larson brings over 25 years of experience in global oilfield services which, in the past, included management responsibility for a drilling fluids business. Based upon his more recent experience and in his current position as President and Chief Executive Officer of Oceaneering International, he provides valuable insight into our efforts to further penetrate the deepwater market, which is an important element of our global strategy. In addition, based on his experience at all levels of various organizations, Mr. Larson offers leadership and understanding of the operations and management of a large, global business.

John C. Mingé
EXPERIENCE

Mr. Mingé currently is an employee of BP America, Inc. and serves as chairman of a study by the National Petroleum Council into carbon capture utilization and storage technologies. He previously served as Chairman and President of BP America, Inc., a role he held from February 2013 until May 2018. From January 2009 until February 2013, Mr. Mingé served as President of BP Alaska Exploration and Production. Mr. Mingé began his career with Standard Oil of Ohio in Cleveland, Ohio as a drilling research engineer and has since served in varying positions of increasing responsibility throughout the United States, United Kingdom and Southeast Asia, which has given him more than 34 years in the oil and gas industry.

Age 57 Director Since: 2017 Committees: Compensation (Chair), Audit and Nominating and Corporate Governance
QUALIFICATIONS

Mr. Mingé brings over 34 years of experience in the oil and gas exploration and production business, with senior level responsibilities at one of the largest companies in the world. He has had extensive management experience at a number of significant business units, both in the United States and internationally. Mr. Mingé brings valuable insight into the perspectives of our domestic and global customers. In addition to his knowledge of the energy business, his background has provided Mr. Mingé with valuable experiences in the areas of organizational structure, talent development, government affairs, and crisis management. In addition, Mr. Mingé brings a global viewpoint to the development and execution of our strategic plans.

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Rose M. Robeson
EXPERIENCE
Ms. Robeson served as Senior Vice President and Chief Financial Officer of DCP Midstream GP, LLC, the general partner of DCP Midstream GP LP, which is the general partner of DCP Midstream Partners, LP, a publicly-traded limited partnership, from May 2012 until her retirement in March 2014. Ms. Robeson also served as Group Vice President and Chief Financial Officer of DCP Midstream, LLC from January 2002 to May 2012. Prior to her appointment as Chief Financial Officer of DCP Midstream, LLC, Ms. Robeson was the Vice President and Treasurer. Prior to joining DCP Midstream, LLC, Ms. Robeson held a variety of executive finance positions at Total Petroleum and Kinder Morgan. Since July 2014, Ms. Robeson has served as a member of the Board of Directors of SM Energy Company and is currently serving as Audit Committee Chair and as a member of the Nominating and Corporate Governance Committee. From May 2017 to March 2019, Ms. Robeson served as a member of the Board of Directors and Audit Committee Chair of AMGP GP LLC, the general partner of Antero Midstream GP LP, a publicly-traded limited partnership. In March 2019, AMGP completed a merger and as a result, Ms. Robeson now serves as a member of the Board of Directors of Antero Midstream Corporation and is currently serving as Audit Committee Chair and as a member of the Nominating and Corporate Governance Committee and as a member of the Conflicts Committee. From June 2014 until June 2016, Ms. Robeson served as a director of American Midstream GP, LLC, the general partner of American Midstream Partners, LP, a publicly-traded limited partnership. From October 2015 until December 2017 (when Nabors Industries Ltd. completed its acquisition of Tesco Corporation), Ms. Robeson served as a director of Tesco Corporation, an upstream oilfield services company.

Age 58 Director Since: 2018 Committees: Audit, Compensation, and Nominating and Corporate Governance
QUALIFICATIONS
Ms. Robeson has over 32 years of experience in various aspects of the energy industry, including exploration and production, midstream and refining, and marketing. In addition to her role as a senior financial professional, with accounting oversight responsibilities, she also has experience as a senior executive, as well as an independent board member of several publicly-traded companies. In addition to her background providing a well-rounded leadership experience, she is particularly knowledgeable in the areas of corporate finance, financial reporting, accounting, corporate governance, risk management and strategic planning.

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PROPOSAL NO. 2 - ADVISORY VOTE
ON NAMED EXECUTIVE OFFICER COMPENSATION
The Dodd-Frank Act allows our stockholders to vote to approve, on an advisory or non-binding basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with Section 14A of the Exchange Act and the related rules of the SEC. Based on the stockholder advisory vote on the frequency of conducting an advisory vote on the compensation of our NEOs that took place at our 2017 Annual Meeting, the Board determined to hold the advisory vote on the compensation of our NEOs annually until the next stockholder vote on the frequency of such advisory vote.
As discussed in the Compensation Discussion and Analysis, our compensation philosophy and objectives are designed to attract, motivate and retain key executives needed to implement our business strategy. We believe that aligning the Company’s short-term and long-term performance with executive compensation is crucial to the Company’s long-term success. We also believe that our executive compensation program should align the interests of our executive officers with those of our stockholders. We encourage you to read the Compensation Discussion and Analysis, along with the compensation tables and related narrative discussion contained in this Proxy Statement. The Compensation Discussion and Analysis discusses our executive compensation philosophy and programs and explains the compensation decisions relating to the NEOs.
In particular, stockholders should note the following:

•	Our compensation program places a significant portion of each NEO’s compensation at risk through the use of performance-based pay;

•	Stock ownership guidelines for our NEOs help align the interests of management and our stockholders;

•
We have further aligned the interests of our stockholders and NEOs by providing a significant portion of NEO compensation in the form of long-term awards with their value tied directly to absolute stock price appreciation and relative TSR performance among our peer group; and

•
We have engaged directly with eight of our largest stockholders who collectively held 27.0% of our common stock outstanding as of March 28, 2019 regarding our executive compensation program and incorporated their feedback into our program for 2019.

The Compensation Committee and the Board of Directors believe that the policies and programs are effective in implementing our compensation philosophy, are commensurate with the performance and strategic position of the Company and are reflective of the input that executive management and the Chairman of the Compensation Committee received during their shareholder engagement efforts. This advisory vote is not intended to address any specific element of compensation but rather relates to the overall compensation of our NEOs, as described in this Proxy Statement. Although this vote is advisory and therefore the outcome of this vote is non-binding on the Company or the Board of Directors, the Compensation Committee of the Board of Directors will consider your decision when setting future compensation for our NEOs.
This advisory stockholder vote, commonly known as “say-on-pay,” gives our stockholders the opportunity to approve or not approve our compensation policies and programs for our NEOs through the following resolution:
“RESOLVED, that the stockholders of Newpark Resources, Inc. APPROVE, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussions.”
The Board of Directors unanimously recommends a vote “FOR” approving the named executive officer compensation, as disclosed in this Proxy Statement.

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PROPOSAL NO. 3
AMENDMENT AND RESTATEMENT OF
2015 EMPLOYEE EQUITY INCENTIVE PLAN
We are asking our stockholders to approve the amendment and restatement of the Newpark Resources, Inc. 2015 Employee Equity Incentive Plan, as previously amended (as amended, the “2015 Plan”), which will, among other things, increase the number of shares that may be issued thereunder from 9,800,000 shares to 12,300,000 shares and remove the fungible ratio.
Long-term incentives have been critical to our compensation philosophy. The Board of Directors believes that the equity awards available under the 2015 Plan support our compensation philosophy, which includes (i) tying our executives' and employees' pay opportunities to variable compensation in that long-term value depends upon our stock price performance and (ii) stockholder alignment by closely aligning our executives’ and employees’ compensation opportunities with the interests of our stockholders.
During our stockholder engagement efforts over the past six months, our senior management and the Chairman of the Compensation Committee, when requested, discussed with our stockholders long-term incentives generally and share dilution specifically. Each of the stockholders with whom we spoke fully supported the issuance of restricted stock units to management as the best method of aligning management incentives with those of our stockholders. These same stockholders appreciated the dilutive effect that such issuances could have on their holdings, but advised us that they were willing to incur such dilution provided that the amount of restricted stock units being issued were reasonable in amount and being issued at fair market value. The number of restricted stock units granted at any time depends on the stock price on the date of grant with the total value of any grant targeted at median for executives with similar responsibilities within our peer group. Our restricted stock units are issued at fair market value on the date of grant and vest over three years.
The 2015 Plan enables the Compensation Committee to grant to key employees of the Company, including executive officers and other corporate and divisional executives, a variety of forms of equity-based compensation, including grants of options to purchase shares of common stock, shares of restricted common stock, restricted stock units, stock appreciation rights, other stock-based awards, and performance-based awards. For purposes of the upcoming annual awards to be granted in May 2019, the Compensation Committee intends to grant to our senior management a mix of restricted stock units and performance-based cash awards tied to relative TSR and grant restricted stock units to all other participants.
The 2015 Plan was initially adopted by the Board of Directors on April 6, 2015, approved by our stockholders at the 2015 Annual Meeting, and subsequently amended in 2016 and 2017. The maximum number of shares of common stock currently authorized for issuance under the 2015 Plan is set at 9,800,000 shares. Approval of the proposed amendment and restatement of the 2015 Plan is needed to replenish the pool of shares available for the grant of stock-based compensation. As of December 31, 2018, approximately 1,313,255 shares of our common stock remained available for grants under the 2015 Plan, which (assuming a stock price of approximately $8.50 per share and the current fungible ratio of 1.78:1) is approximately 500,000 shares of common stock fewer than our Compensation Committee believes will be needed to make the planned long-term incentive grants in May 2019 in order to maintain target level executive compensation at the median of our peer group.
On April 1, 2019, our Board of Directors authorized, subject to stockholder approval, an amendment and restatement of the 2015 Plan to increase the number of shares available for issuance under the 2015 Plan by 2,500,000 shares. If approved by the stockholders, the request to increase the number of shares for future issuance under the 2015 Plan will contribute to an additional potential dilution of approximately 2.6%. This additional potential dilution was calculated by dividing the requested increase of 2,500,000 shares to the share reserve by the sum of (i) the total number of shares available for issuance under the 2015 Plan prior to its amendment and restatement, (ii) all unvested shares and unexercised stock options previously awarded and outstanding under the 2015 Plan and any prior plan, and (iii) the total number of shares of outstanding common stock of the Company as of March 28, 2019.
In considering this proposal, the stockholders should also be aware that the average number of shares granted under all long-term incentive plans over the last three fiscal years, divided by the number of shares outstanding as of March 28, 2019, is approximately 1.9% (unadjusted and excluding forfeitures). Given market volatility and challenging industry conditions, it is difficult to estimate how many years of grants will be provided by the shares remaining in the event of approval of the amendment and restatement of the 2015 Plan. We believe that the requested allocation is critical over the next 24 months to ensuring our ability to attract and retain key talent and to provide competitive reward opportunities that are aligned with our stockholders’ interests. The stockholders should also be aware that in 2019 we repurchased 655,666 shares of our common stock through March 28, 2019 as part of our $100 million share repurchase program that was approved by our Board of Directors in November 2018.
Finally, in considering this proposal, the stockholders should also be aware that one of the proposed changes to the 2015 Plan is the removal of the fungible ratio. The Compensation Committee does not intend to issue options under the 2015 Plan in

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the coming years and therefore does not believe that the fungible ratio provides any flexibility going forward, but instead potentially overstates the number of shares that need to be reserved under the 2015 Plan. As such, the Board is requesting as part of the proposed amendment and restatement of the 2015 Plan to remove the fungible ratio such that the issuance of any option or restricted stock unit going forward will count equally as 1.0 share for purposes of the 2015 Plan reserve.

Summary of Sound Governance Features of the 2015 Plan
The Board of Directors and Compensation Committee believe the 2015 Plan contains several features that are consistent with the interests of our stockholders and sound corporate governance practices, including the following:
No "evergreen" provision. The number of shares of our common stock available for issuance under the 2015 Plan is fixed and will not adjust based upon the number of shares outstanding.
Discounted stock options and stock appreciation rights are prohibited. The 2015 Plan prohibits granting stock options with exercise prices and stock appreciation rights with grant prices lower than the fair market value of a share of our common stock on the grant date, except in connection with the issuance or assumption of awards in connection with certain mergers, consolidations, acquisitions of property or stock or reorganizations.
No repricing or exchange of stock options or stock appreciation rights without stockholder approval. The 2015 Plan prohibits the repricing of outstanding stock options or stock appreciation rights, or the cancellation of outstanding stock options or stock appreciation rights for cash or awards with an exercise price less than the canceled award.

Summary of Proposed Changes
If approved by our stockholders, the 2015 Plan will be amended and restated as set forth in the Amended and Restated Newpark Resources, Inc. 2015 Employee Equity Incentive Plan, effective May 23, 2019 (the “Amended Plan”), a copy of which is attached hereto as Appendix A, in which we have shown the changes resulting from the proposed amendment and restatement, with deletions indicated by strikeouts and additions indicated by underlining.
The following is a summary of the proposed changes but such summary is not intended to include the full text of the Amended Plan. The proposed changes to the 2015 Plan will, among other things:

•	Increase Share Reserve. Our Amended Plan increases the number of shares of our common stock available for awards under the 2015 Plan by 2,500,000 to a total of 12,300,000 shares.

•
Removal of Fungible Ratio. Our Amended Plan removes the fungible share counting ratio so that all awards granted under the Amended Plan will reduce the number of available shares on a one-for-one basis. Based on constraints of equity plan modeling, a fungible ratio was placed on the use of full value awards, which cause those awards to count against the remaining share pool at 1.78 times the amount of stock option awards. As we have not granted stock options in the prior two years and our Compensation Committee does not intend to grant stock options in the coming years, we believe that the fungible ratio is no longer relevant to our executive compensation program. Removing the fungible ratio allows us to ask for the number of additional shares we believe will actually be needed, rather than increasing that number to account for the fungible ratio and thereby risk creating a potentially inflated dilutive effect for our stockholders.

•
Minimum Vesting Period. Our 2015 Plan includes language that provides for a minimum vesting period for all awards of no less than one year. The Amended Plan clarifies the provision that no portion of an award may vest based on continued employment or service sooner than one year from the date of grant, with a limited exception applicable to no more than five percent of the shares available for awards under the Amended Plan.

•
Extended Term. The term of the 2015 Plan is scheduled to expire on the tenth anniversary of the original approval of the 2015 Plan by our stockholders. If approved by our stockholders, the term of the Amended Plan will be extended through May 23, 2029, the tenth anniversary of such stockholder approval.

•
Removal of Outdated Terms. The Amended Plan removes certain outdated terms that were previously applicable under Section 162(m) of the Internal Revenue Code prior to the amendment of such section in 2017.

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Summary of the Amended Plan
The following description of the Amended Plan is only a summary of certain provisions thereof and is qualified in its entirety by reference to the full text of the Amended Plan, a copy of which is attached as Appendix A to this Proxy Statement and should be read in conjunction with the following summary. In the event the proposed Amended Plan is not approved, the 2015 Plan as it currently exists will remain in effect.

Purpose
The purpose of the 2015 Plan is to assist the Company in attracting, retaining and motivating designated employees of the Company and its subsidiaries, and to increase their interest in the success of the Company in order to promote the creation of long-term value for our stockholders by closely aligning the interests of such employees with those of our stockholders.

Administration
The Amended Plan is administered by the Compensation Committee, all of whose members are “non-employee directors” as that term is defined in Rule 16b-3 promulgated under the Exchange Act and “independent directors” under the corporate governance rules of the NYSE. The members of the Compensation Committee, as of the date of this Proxy Statement, are John C. Mingé (Chairman), G. Stephen Finley, Roderick A. Larson, Rose M. Robeson and Gary L. Warren. Members of the Compensation Committee are not eligible to receive awards under the Amended Plan.  The Compensation Committee has complete authority, subject to the express provisions of the Amended Plan, to, among other things, (i) approve granting awards to our employees and the employees of our subsidiaries, (ii) determine the number of shares subject to awards to be granted to employees, (iii) set the terms and conditions of the awards, (iv) grant waivers of conditions and remove or adjust any restrictions and conditions upon the awards or otherwise amend or terminate an outstanding award, subject, in certain circumstances, to the award holder’s consent, (v) interpret and administer the Amended Plan, (vi) adopt, amend, modify or rescind rules, regulations, procedures and forms related to the Amended Plan, (vii) interpret, administer, correct any defect, supply any omission or reconcile any inconsistency in the Amended Plan or any award agreement or related instrument or agreement thereunder, (viii) determine whether an award has been earned, (ix) authorize any person to execute, on behalf of the Company, any agreement or document required to carry out the purposes of the Amended Plan, and (x) make all other determinations, deemed necessary or desirable for the administration of the Amended Plan.
Any of the powers and responsibilities of the Compensation Committee may be delegated to a subcommittee. These powers and responsibilities also may be delegated, subject to the provisions of the Amended

Plan and to the extent permitted by applicable law, to a committee consisting of one or more members of the Board of Directors or one or more officers of the Company, subject to terms that the Compensation Committee shall determine in any delegating resolutions.
The Compensation Committee will maintain ultimate responsibility for, and control of the operation of the Amended Plan. At least annually, the Compensation Committee, in conjunction with the Audit Committee, will conduct or cause the conduct of an audit of the operation of the Amended Plan to verify that it has been operated and awards have been documented and maintained by our officers in accordance with the directions of the Compensation Committee.

Eligibility
Only our employees and the employees of our subsidiaries are eligible to participate in the Amended Plan. Non-employee directors and consultants are not eligible to receive awards under the Amended Plan. In selecting participants in the Amended Plan, consideration is given to factors such as employment position, duties and responsibilities, ability, productivity, length of service, morale, interest in the Company and supervisor recommendations, for both existing and future employees as applicable. Awards may be granted to the same employee on more than one occasion. Each award will be evidenced by an agreement in a form (which may be written or electronic) approved by the Compensation Committee. Although we cannot predict the number of future award recipients, we estimate that there will be approximately 200 to 250 employees of our Company (including employees of our subsidiaries) who will be eligible to receive awards under the Amended Plan.

Shares Available for Awards
Subject to certain adjustments set forth in the Amended Plan, the maximum number of shares of common stock that may be issued or awarded under the Amended Plan will be increased by 2,500,000 shares for a total of 12,300,000, if approved by the stockholders. As of March 28, 2019, grants totaling 3,608,625 shares were outstanding under the 2015 Plan.
The 2015 Plan used a fungible ratio for purposes of determining the maximum number of shares of common stock that may be covered by awards. While shares covered by awards of options or stock appreciation rights

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reduce the maximum number of shares available for awards under the 2015 Plan on a one-for-one basis, each share subject to a full value award reduces the maximum number of shares available for awards under the 2015 Plan by 1.78 shares. The Amended Plan eliminates the fungible ratio with respect to full value shares, such that shares covered by any award reduce the shares available for awards under the Amended Plan on a one-for-one basis.
For purposes of implementing the limitation on the maximum number of shares of common stock that may be covered by awards granted under the Amended Plan, the following shares would be considered to have been issued under the Amended Plan, and would not again be available for grant of an award pursuant to the Amended Plan: (i) shares not issued or delivered as a result of the net settlement of an outstanding stock option or stock appreciation right; (ii) shares withheld or tendered to the Company in satisfaction of the grant or exercise price or tax withholding requirements pursuant to a stock option or stock appreciation right; or (iii) shares repurchased on the open market with the proceeds of the stock option exercise price. All shares subject to a stock appreciation right, to the extent exercised, are considered issued regardless of the actual number of shares issued to the participant. In addition, shares subject to awards issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of business combination of the Company or any of our subsidiaries do not reduce the number of shares available for issuance under the Amended Plan. Shares issued under the Amended Plan may be either authorized and unissued shares or treasury shares.
To the extent shares cease to be issuable under an award made under the 2015 Plan or the Amended Plan, other than because of the exercise of the award or the vesting of a restricted stock award or similar award, such shares would become available under the Amended Plan for the grant of additional awards in the same amount as they were counted against the limit on the date of grant.

Amendment and Termination
Unless terminated sooner, the term of the 2015 Plan expires on April 6, 2025. If approved by our stockholders, the term of the Amended Plan will be extended for ten years after the date of such approval. Except with respect to awards then outstanding, if not sooner terminated, the Amended Plan will terminate on, and no further awards may be made, after May 23, 2029. The Board of Directors may at any time suspend, amend or terminate the Amended Plan. Stockholder approval is required, however, to increase the number of shares of common stock which may be issued (except for adjustments under anti-dilution clauses) or to effectuate a change for which stockholder approval is required: (i) for the Amended Plan to continue to qualify under Section 422 of the Internal Revenue Code; or (ii) under the corporate governance standards of any national securities exchange or automated quotation system applicable to the Company. The Amended Plan authorizes the Compensation Committee to include in awards provisions that permit the acceleration of vesting under certain circumstances.

Repricing
Except in connection with a corporate transaction (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding stock options or stock appreciation rights or cancel outstanding stock options or stock appreciation rights in exchange for cash, other awards or stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original stock options or stock appreciation rights without stockholder approval.

Delivery and Execution of Electronic Documents
To the extent permitted by applicable law, the Company may: (a) deliver by email or other electronic means (including posting on a Web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Amended Plan or any award thereunder (including prospectuses required by the SEC) and all other documents that the Company is required to deliver to its security holders (including annual reports and proxy statements), and (b) permit participants to electronically execute applicable plan documents (including award agreements and any required notices under the Amended Plan) in a manner prescribed by our Compensation Committee.

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Types and Maximum Number of Awards
Awards under the Amended Plan may be in the form of stock options (which may be incentive stock options or non-qualified stock options), restricted stock, restricted stock units, stock appreciation rights, and other stock-based awards. The Amended Plan imposes individual limitations on the number of shares that may be covered by awards. The maximum number of shares that may be granted in the form of stock options and stock appreciation rights under the Amended Plan to any one participant in any calendar year is 1,000,000 shares.

Stock Options
Stock options granted under the Amended Plan may be either incentive stock options or non-qualified stock options. The exercise price of each stock option must be at least equal to the fair market value of the common stock on the date the stock option is granted. The determination of fair market value of the common stock is based on the closing price for our common stock on the principal exchange or over-the-counter market on which such shares are trading. The stock option term is for a period of 10 years from the date of grant or such shorter period as is determined by the Compensation Committee. Each stock option may provide that it is exercisable in full or in periodic installments or upon the satisfaction of such performance criteria as the Compensation Committee may determine, and each stock option is exercisable from the date of grant or any later date specified in the option, all as determined by the Compensation Committee. The Compensation Committee’s authority to take certain actions under the Amended Plan includes authority to accelerate vesting schedules and to otherwise waive or adjust restrictions applicable to the exercise of stock options.
Each stock option may be exercised in whole or in part (but not as to fractional shares) by delivering a notice of exercise to us, together with payment of the exercise price. The exercise price may be paid in cash, by cashier’s or certified check or, if the Compensation Committee permits, by surrender of shares of common stock owned by the holder of the option, by cashless exercise, or by a combination thereof.
Except as otherwise disclosed below or determined by the Compensation Committee either at the time of grant or thereafter, an optionee may not exercise a stock option unless from the grant date to the exercise date the optionee remains continuously in our employ. If the optionee’s employment terminates by reason of death or disability, the stock options then currently exercisable remain exercisable for 12 months after termination of employment, subject to earlier expiration at the end of their fixed term. If the optionee’s employment terminates by reason other than death or disability, or a termination for cause, the stock options then currently exercisable remain exercisable for 90 days after termination of employment (except that the 90-day period is extended to 12 months if the optionee dies during this 90-day period), subject to earlier expiration at the end of their fixed term. If the optionee’s employment is terminated for cause, the stock options held by the optionee, whether vested or not, will terminate concurrently with the first discovery by us of any reason for the optionee’s termination for cause and will not be exercisable thereafter.
An employee may receive incentive stock options covering shares of common stock of any value, provided that the value of all such option shares subject to one or more incentive stock options that are first exercisable in any one calendar year may not exceed the maximum amount permitted under Section 422 of the Internal Revenue Code (currently $100,000). In addition, in the case of incentive stock options granted to employees owning more than 10% of the total combined voting power of the Company and its affiliates, the exercise price at which such option shares may be purchased upon the exercise of such incentive stock options shall be equal to 110% of the fair market value per share of common stock at the time of grant, and such incentive stock option may not be exercised later than five years after the date of grant.
As of March 28, 2019, we have options outstanding under the 2015 Plan to purchase an aggregate of 1,500,384 shares, which have ten-year terms. The exercise prices of the options range from $4.32 to $9.00 per share. The closing price of our common stock on March 28, 2019, as reported by the NYSE, was $9.04.

Restricted Stock
The Compensation Committee may grant to any participant common stock, which we refer to as restricted stock, subject to forfeiture and vesting restrictions, restrictions on transferability and other restrictions that will apply to the award of restricted stock. Each participant who is awarded restricted stock will be required to enter into an agreement with us, in a form specified by the Compensation Committee, agreeing to the terms, conditions and restrictions of the grant and other matters consistent with the Amended Plan as the Compensation Committee determines appropriate. Generally, the restrictions on restricted stock will lapse over a period of time, which we refer to as the restriction period, as specified by the Compensation Committee and set forth in the award agreement. The Compensation Committee’s authority to take certain actions under the Amended Plan includes authority to accelerate vesting and to otherwise

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waive or adjust restrictions applicable to awards of restricted stock.
The Compensation Committee will determine the manner in which the restricted stock granted under the Amended Plan will be evidenced. If certificates representing restricted stock are registered in the name of the participant, the Compensation Committee may require that those certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to the restricted stock, that we retain physical possession of the certificates, and that the participant deliver a stock power to us, endorsed in blank, relating to the restricted stock. Any uncertificated shares of restricted stock will be held at the Company’s transfer agent in book-entry form or held for the benefit of the participant by a broker engaged by the Company to provide such services for the Amended Plan.
Unless otherwise set forth in the award agreement, a participant holding restricted stock shall be entitled to the right to vote and to receive (i) any regular cash distributions declared and paid with respect to shares subject to an award of restricted stock, and (ii) any shares distributed in connection with a stock split or stock dividend, and any other cash and property (including our securities and securities of other issuers) distributed as a dividend, with respect to shares subject to a restricted stock award. In the case of restricted stock, the vesting of which is conditioned only upon the continuous employment of, or provision of services by, the participant for a specified future period, such dividends and distributions shall be paid to the participant at the same time they are paid to our stockholders unless otherwise provided in the award agreement; provided that, if any such dividends or distributions are paid in shares or other securities, such shares or other securities shall be subject to the same restrictions and forfeiture conditions to the same extent as the restricted stock with respect to which such shares or other securities have been distributed. In the case of restricted stock, the vesting of which is conditioned on the achievement of performance criteria, such dividends and distributions shall be withheld by us and shall vest and be paid only if and to the extent, and at the time, the underlying shares of restricted stock shall vest.  To the extent dividends or distributions are withheld with respect to shares of restricted stock that are forfeited, the dividends and distributions shall also be forfeited.
The Compensation Committee generally may provide any other terms, conditions and restrictions with regard to the restricted stock that it deems appropriate and that are not inconsistent with the terms of the Amended Plan.

Restricted Stock Units
The Compensation Committee may make awards of restricted stock units in amounts, at times and to such designated employees as the Compensation Committee may determine. A participant granted restricted stock units shall not have any of the rights of a stockholder with respect to the shares subject to the award of restricted stock units, including any right to vote or to receive other distributions on the shares, until the shares subject to the award are issued in the participant’s name in accordance with the terms of the applicable award agreement.
At the time of grant of each award of restricted stock units, the Compensation Committee will determine the restriction period that will apply to the award and will specify the maturity date applicable to each grant of restricted stock units. During the restriction period, restricted stock units will be subject to restrictions on transferability, risk of forfeiture and other restrictions as the Compensation Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance criteria or future service requirements or both), in installments or otherwise as the Compensation Committee may determine in its discretion. If the terms and conditions specified in the award agreement have not been satisfied by the end of the restriction period, the restricted stock units subject to the restriction period will become null and void, and the participant will forfeit all rights with respect to the award.
Subject to the terms of the Amended Plan and award agreement, on the maturity date, we will deliver to the participant one share of common stock for each restricted stock unit scheduled to be issued on that date and not previously forfeited.
If the award agreement so provides, a participant holding restricted stock units shall be entitled to receive, but only if, to the extent, and at the time that the restricted stock units vest and are settled, (i) any regular cash distributions declared and paid with respect to shares subject to a restricted stock unit, and (ii) any shares distributed in connection with a stock split or stock dividend, and any other cash and property (including our securities and securities of other issuers) distributed as a dividend, with respect to shares subject to an award of restricted stock. In the case of restricted stock units, the vesting of which is conditioned on the achievement of performance criteria, any such dividends or distributions shall be withheld and shall vest and be paid, without interest, only if and to the extent, and at the time, the restricted stock units shall vest. Dividends or distributions relating to any forfeited restricted stock units shall also be forfeited.
The Compensation Committee generally may provide any other terms, conditions and restrictions with regard to the restricted stock units that it deems appropriate and that are not inconsistent with the terms of the Amended Plan.

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Stock Appreciation Rights
The Compensation Committee may make awards of stock appreciation rights in amounts, at times and to such designated employees as the Compensation Committee may determine. A stock appreciation right confers on the participant the right to receive in shares of common stock, cash or a combination thereof the value equal to the excess of the fair market value of one share of common stock on the date of exercise over the exercise price for the stock appreciation right, with respect to every share for which the stock appreciation right is granted. We refer to this value as the SAR settlement value. At the time of grant, the stock appreciation right must be designated by the Compensation Committee as either a tandem stock appreciation right or a stand-alone stock appreciation right. If not so designated, it will be deemed to be a stand-alone stock appreciation right. A tandem stock appreciation right is a stock appreciation right that is granted in tandem with a stock option and only may be granted at the same time as the stock option to which it relates. The exercise of a tandem stock appreciation right will cancel the related stock option for a like number of shares, and the exercise of the related stock option similarly will cancel the tandem stock appreciation right for a like number of shares. Except as specifically set forth in the Amended Plan or in the applicable award agreement, tandem stock appreciation rights will be subject to the same terms and conditions as apply to the related stock option. Except as specifically set forth in the Amended Plan or in the applicable award agreement, stand-alone stock appreciation rights will be subject to the same terms and conditions generally applicable to non-qualified stock options as set forth in the Amended Plan.
The exercise price of each stock appreciation right will be determined by the Compensation Committee, but will not be less than the fair market value of the common stock on the date of grant. The term of each stock appreciation right is for a period of 10 years from the date of grant or such shorter period as is determined by the Compensation Committee. The Compensation Committee also determines the circumstances under which a stock appreciation right may be exercised, the method of exercise and settlement, and the form of consideration payable in settlement. Each stock appreciation right may be exercised in whole or in part (but not as to fractional shares) by delivering an executed notice of exercise (which maybe in electronic format) to us. The Compensation Committee may provide for stock appreciation rights to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the satisfaction of performance criteria), as to such number of shares or percentage of the shares subject to the stock appreciation right as the Compensation Committee determines. Upon exercise, the participant will be entitled to receive the SAR settlement value for each share as to which the stock appreciation right has been exercised. We will pay the SAR settlement value in shares, in cash or a combination thereof, as determined by the Compensation Committee and the terms of the award.
The Compensation Committee generally may provide any other terms, conditions and restrictions with regard to the stock appreciation rights that it deems appropriate and that are not inconsistent with the terms of the Amended Plan.

Other Stock-Based Awards
The Compensation Committee may grant to eligible employees equity-based or equity-related awards not otherwise described in the Amended Plan, alone or in tandem with other awards, in such amounts and subject to such terms and conditions as the Compensation Committee shall determine. These other stock-based awards may (i) involve the transfer of restricted or unrestricted shares of common stock to participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of common stock, (ii) be subject to performance-based or service-based vesting requirements, (iii) be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions, and (iv) be designed to comply with applicable laws of jurisdictions other than the United States; provided, that each such stock-based award must be denominated in, or have a value determined by reference to, a number of shares of common stock that is specified in the award agreement. In the case of other stock-based awards, the vesting of which is conditioned on the achievement of performance criteria, if the award agreement provides participants with dividend rights, any dividends or distributions shall be withheld and shall vest and be paid, without interest, only if and to the extent, and at the time, the other stock-based awards shall vest. Dividends or distributions relating to any forfeited other stock-based awards shall also be forfeited.

Performance-Based Awards
The Compensation Committee may make an award pursuant to the Amended Plan conditioned upon the attainment of performance goals relating to one or more business criteria. The Compensation Committee will set forth the performance criteria based upon our business and financial objectives during the award period and a schedule describing the relationship between the achievement of such performance goals and the awards granted to participants.
The performance criteria, including the level or levels of performance targeted, are determined by the Compensation Committee and relate to one or more of the following performance measures:

•	revenues or net sales;

•	earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis;

•	return on equity, investment, capital or assets;

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•	margins;

•	one or more operating ratios;

•	borrowing levels, leverage ratios or credit ratings;

•	market share;

•	capital expenditures;

•	cash flow;

•	stock price, growth in stockholder value or total stockholder return;

•	budget and expense management;

•	working capital turnover and targets;

•	sales of particular products or services, market penetration, geographic expansion or new concept development;

•	customer acquisition, expansion and retention;

•	acquisitions and divestitures (in whole or in part), joint ventures, strategic alliances, spin-offs, split-ups and the like;

•	reorganizations, recapitalizations, restructurings and financings (debt or equity);

•	transactions that would constitute a “change in control”;

•	any other measure or criteria determined by the Compensation Committee; or

•	any combination of the foregoing.
Performance criteria measures, and targets with respect thereto, determined by the Compensation Committee need not be based upon an increase, a positive or improved result or avoidance of loss. Any performance criteria may be used to measure the performance of the Company as a whole or with respect to any business unit, subsidiary or business segment of the Company, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous period results or to a designated comparison group, in each case as specified by the Compensation Committee in the award. During the award period, the Compensation Committee may adjust the performance goals as it deems appropriate to compensate for, or reflect, certain situations that are set forth in the Amended Plan.

Adjustments Upon Certain Events
In the event the Compensation Committee determines that any stock dividend, stock split, combination of shares, extraordinary dividend of cash or assets, merger,

consolidation, spin-off, recapitalization (other than the conversion of convertible securities according to their terms), reorganization, liquidation, dissolution or other similar corporate change, or any other increase, decrease or change in our common stock without receipt or payment of consideration, affects the common stock, then the Compensation Committee will adjust, as it deems to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits made available under the Amended Plan, any or all of (i) the number and kind of shares of common stock, or other securities, with respect to which an award may be granted under the Amended Plan; (ii) the number and kind of shares of common stock subject to outstanding awards; (iii) the grant, exercise or other purchase price per share under any outstanding awards; and (iv) the terms and conditions of any outstanding awards. No such adjustments may change the value of the benefits available under a previously granted award (i) if the effect would be to increase the value of the benefits available under such award, without the approval of the stockholders if such is required by the Amended Plan or applicable laws, or (ii) if the effect would be to materially and adversely affect the value of the benefits available under such awards, without the participant’s consent to that adjustment.
If a change in control occurs, unless otherwise provided in the award agreement or other employment, severance or change in control agreement approved by the Compensation Committee to which the participant is a party, in which case such agreement shall control, the outstanding awards under the Amended Plan must be assumed or replaced by the successor entity in connection with the change in control. If the outstanding awards are assumed or replaced, then the vesting schedule will remain the same, subject to full acceleration if the employee’s employment after the change in control is terminated by the successor entity without “cause” or by the employee for “good reason” within 24 months from consummation of the change in control. However, if the outstanding awards under the Amended Plan are not assumed or replaced by the successor entity in the change in control, then the Compensation Committee has the discretion to either partially or wholly accelerate the vesting of the awards or cancel the awards in exchange for a cash payment to the employee equal to the then fair market value of the award, less any purchase or exercise price, except that for performance-based awards the Compensation Committee only has discretion to accelerate vesting to the extent the performance criteria are actually achieved, and if achievement is not determinable, then at target.
A change in control in the Amended Plan is defined to include any of the following:

•	any election of directors takes place and a majority of the directors in office following such election are individuals who were not nominated by a vote of two-thirds of the members of the Board of

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Directors or its nominating committee immediately preceding such election;

•
the Company effectuates a complete liquidation or a sale or disposition of all or substantially all of its assets unless immediately following any such sale or disposition of all or substantially all of its assets the individuals who were members of the Board of Directors of the Company immediately prior to such transaction continue to constitute a majority of the Board of Directors or other governing body of the surviving corporation or entity (or, in the case of an acquisition involving a holding company, constitute a majority of the Board of Directors or other governing body of the holding company) for a period of not less than 12 months following the closing of such transaction;

•
one or more occurrences or events as a result of which any “person” becomes the beneficial owner, directly or indirectly, of 30% or more of the combined voting power of our then outstanding securities; or

•
a merger or consolidation of the Company with, or an acquisition by the Company of the equity interests of all or substantially all of the assets of, any other corporation or entity, other than a merger, consolidation or acquisition in which the individuals who were members of the Board of Directors of the Company immediately prior to such transaction continue to constitute a majority of the Board of Directors or other governing body of the surviving corporation or entity (or, in the case of an acquisition involving a holding company, constitute a majority of the Board of Directors or other governing body of the holding company) for a period of not less than 12 months following the closing of such transaction.

Notwithstanding the foregoing, with respect to any award subject to Section 409A of the Internal Revenue Code and payable upon a change in control, the term “change in control” shall mean any such event described above but only if it also constitutes a “change in control event” within the meaning of the applicable Treasury Regulations promulgated under Section 409A.
For purposes of the above change in control discussion, and pursuant to the Amended Plan, the terms:

•
“Cause" generally means any of the following: (i) the employee’s conviction by a court of competent jurisdiction of, or entry of a plea of guilty or nolo contendere for, an act on the employee’s part constituting a felony, dishonesty, willful misconduct or material neglect by the employee of his or her employment obligations to the Company that results in material injury to the Company;

(ii) appropriation (or an overt act attempting to appropriate) of a material business opportunity of the Company by the employee; (iii) theft, embezzlement or other similar misappropriation of funds or property of the Company by the employee; or (iv) the failure of the employee to follow the reasonable and lawful written instructions or policy of the Company with respect to the services to be rendered and the manner of rendering such services by the employee, provided the employee has been given reasonable and specific written notice of such failure and opportunity to cure and no cure has been effected or initiated within a reasonable period of time, but not less than 90 days, after such notice.

•
“Good reason” generally means any of the following: (i) the Company (or its successor) adversely changes the employee’s title or changes in any material respect the responsibilities, authority or status of the employee without prior notice and acceptance; (ii) the substantial or material failure of the Company (or its successor) to comply with its obligations under the Amended Plan or any other agreement that may be in effect that is not remedied within a reasonable time after specific written notice thereof by the employee to the Company; (iii) the diminution of the employee’s base salary; and (iv) requiring the employee to relocate more than 50 miles from his or her location of employment immediately prior to the change in control. However, “good reason” shall only exist in the prior (i) through (iv) if the employee has given reasonable and specific written notice to the Chief Executive Officer of such failure, the Company has been given a reasonable opportunity to cure, and no cure has been effected or initiated within a reasonable time after such notice.

Transferability
Except as otherwise provided in the Amended Plan, no award and no right under the Amended Plan may be transferred other than by will or by the laws of descent and distribution, and during a participant’s lifetime, an award requiring exercise may be exercised only by such participant (or in the event of a disability, on behalf of such participant). Awards, other than incentive stock options and stock appreciation rights granted in tandem therewith, may be transferred to one or more transferees during the lifetime of the participant, and may be exercised by such transferee, only if and to the extent the transfers are permitted by the Compensation Committee in its sole discretion. Any attempted transfer of an award in violation of the Amended Plan is prohibited and will be ineffective.

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New Plan Benefits
The actual amount of awards to be granted under the Amended Plan is not determinable in advance because the size and type of awards to be made in any year is determined at the discretion of the Compensation Committee. In addition, the specific performance criteria and targets are selected each year by the Compensation Committee.

Summary of Federal Income Tax Consequences
The following summary is intended as a general guide to U.S. federal income tax consequences under current law for certain awards under the Amended Plan, and does not attempt to describe all possible federal or other tax consequences of participation in the Amended Plan or tax consequences based on particular circumstances.

Tax Consequences to Participants
Incentive Stock Options
Stock options granted under the Amended Plan are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code, if so designated on the date of grant. Stock options that are not designated or do not qualify as incentive stock options are non-qualified stock options and are not eligible for the tax benefits applicable to incentive stock options.
An optionee recognizes no gross income for federal income tax purposes (“taxable income”) upon the grant of an incentive stock option. In addition, the optionee will not recognize taxable income at the time of exercise of an incentive stock option if the optionee has been in our employ at all times during the period beginning on the date of grant and ending on the date three months before the date of exercise (longer if the optionee dies or becomes disabled), unless the alternative minimum tax rules apply. Upon the exercise of an incentive stock option, an amount equal to the excess of the fair market value of the option shares at the exercise date over the exercise price may be treated as an adjustment to alternative minimum taxable income for purposes of the alternative minimum tax.
Gain recognized upon a disposition of the option shares generally will be treated as long-term capital gain as long as the shares are not disposed of within (i) two years after the date of grant of the incentive stock option and (ii) one year after the exercise date. Unless both of these conditions are satisfied, the disposition is a “disqualifying disposition.” In that event, gain equal to the excess of the fair market value of the option shares at the exercise date over the exercise price generally will be taxed as ordinary income and any further gain will be taxed as long-term capital gain if the shares are held more than 12 months; however, if the shares are disposed of for less than their fair market value on the exercise date, the amount treated as ordinary income is generally limited to the excess, if any, of the amount realized on disposition over the optionee's adjusted basis in such shares. Different rules apply if an optionee exercises an incentive stock option by surrendering shares of common stock that were previously acquired upon the exercise of an incentive stock option and with respect to which the optionee did not satisfy certain holding periods.
Shares of common stock acquired upon the exercise of an incentive stock option by the payment of cash will have a basis equal to the exercise price of the stock option, plus any amount the participant is required to include as ordinary income from a disqualifying disposition of stock. Different rules apply if an optionee exercises an incentive stock option by surrendering previously owned shares of common stock.
Incentive stock options exercised by an optionee who has not satisfied the applicable requirements as to continuous employment do not qualify for the tax treatment discussed above. Instead, the exercise of such options will be subject to the rules which apply to the exercise of non-qualified stock options.
Non-Qualified Stock Options
An optionee recognizes no taxable income upon the grant of a non-qualified stock option. In general, upon the exercise of a non-qualified stock option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the option shares on the exercise date over the exercise price.
Shares of common stock acquired upon the exercise of a non-qualified stock option by the payment of cash will have a basis equal to the exercise price of the stock option plus the amount of ordinary income recognized by the optionee upon exercise. Different rules apply if an optionee exercises a non-qualified stock option by surrendering previously owned shares of common stock.
The optionee will be subject to income tax withholding at the time the optionee recognizes ordinary income (i.e., the exercise date). Generally, we will be entitled to a tax deduction at the same time the optionee recognizes income and in the same amount.
Restricted Stock

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The tax consequences of a grant of restricted stock depend upon whether or not the participant elects under Section 83(b) of the Internal Revenue Code to be taxed at the time of the grant.
If no timely election is made under Section 83(b), the participant will not recognize taxable income at the time of the grant of the restricted stock. Instead, if the restrictions on the restricted stock lapse, the participant will recognize compensation taxable as ordinary income on the date the restrictions lapse in an amount equal to the fair market value of the underlying stock as of the same date, less the purchase price, if any, paid by the participant.
If an election is made under Section 83(b) within 30 days after the grant of the restricted stock, the participant will recognize compensation taxable as ordinary income at the time of the grant in an amount equal to the fair market value of the underlying stock (determined without regard to any of the restrictions) on the date of the grant, less the purchase price, if any, paid by the participant. The participant will not recognize further ordinary income when and if the restrictions on the restricted stock later lapse. If the restricted stock is forfeited before the restrictions lapse, the participant will generally not be entitled to a deduction.
Restricted stock granted under the Amended Plan may or may not include rights to dividends payable on the underlying shares. In the case of restricted stock that includes this right, dividends are generally treated as ordinary income recognized at the time of their receipt.
The participant will be subject to income tax withholding at the time when ordinary income (including any dividends taxed as ordinary income, other than dividends on restricted stock with respect to which an election was made under Section 83(b)) is recognized. Subject to the restrictions under Section 162(m) of the Internal Revenue Code, discussed below, generally we will be entitled to a tax deduction at the same time the participant recognizes ordinary income and in the same amount (excluding any dividends on restricted stock with respect to which an election was made under Section 83(b)).
Gain or loss recognized on a disposition of the shares of common stock generally will qualify as long-term capital gain or loss if the shares have a holding period of more than 12 months. In the case of restricted stock, the holding period begins when the restrictions lapse if the participant did not make an election under Section 83(b) or, if the participant did make such an election, on the date of the grant of restricted stock.
Restricted Stock Units
A participant will not recognize taxable income upon the grant of a restricted stock unit. Instead, if the restrictions under the restricted stock unit lapse, the participant will recognize compensation taxable as ordinary income on the date the underlying shares of stock are issued in settlement of the vested award, and the amount of such ordinary income will be equal to the fair market value of the underlying shares as of the same date.
The participant will be subject to income tax withholding at the time when the ordinary income is recognized. Subject to the Section 162(m) restrictions discussed below, generally the Company will be entitled to a tax deduction at the same time the participant recognizes ordinary income and in the same amount.
Gain or loss recognized on a disposition of the shares of common stock generally will qualify as long-term capital gain or loss if the shares have a holding period of more than 12 months. The holding period for shares from restricted stock units begins upon receipt of the shares after the restrictions on the restricted stock units have lapsed.
Stock Appreciation Rights
A participant does not recognize taxable income upon the grant of a stock appreciation right. When a stock appreciation right is exercised, in general, the participant will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price.
Any shares of common stock acquired upon the exercise of a stock appreciation right will have a basis equal to the amount of ordinary income recognized by the optionee upon exercise.
The participant will be subject to income tax withholding at the time when ordinary income is recognized. Generally, we will be entitled to a tax deduction at the same time the participant recognizes ordinary income and in the same amount.
Other Stock-Based Awards
The timing of taxable income to a participant who is granted other stock-based awards depends on the individual award and whether any restrictions or conditions are placed upon the award when granted.
The participant will be subject to income tax withholding at the time when the ordinary income is recognized. Subject to the Section 162(m) restrictions discussed below, generally the Company will be entitled to a tax deduction at the same time the participant recognizes ordinary income and in the same amount.
Performance-Based Awards
 A participant will not recognize taxable income upon the grant of a performance-based award. Rather, taxation will be postponed until the performance-based award becomes payable, generally upon the participant’s attainment of performance criteria. At that time, the participant will recognize compensation taxable as ordinary income in an amount equal to the value of the amount payable.
The participant will be subject to income tax withholding when ordinary income is recognized and, generally,

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subject to Section 162(m) restrictions discussed below, we will be entitled to a tax deduction at the same time and in the amount of the income recognized.

Withholding
A participant will be required to pay to us, or make arrangements satisfactory to us, to satisfy all federal, state and other withholding tax requirements related to awards under the Amended Plan. We may permit or require a participant to satisfy the tax withholding obligation by paying cash, by withholding an amount from the participant’s cash compensation, by withholding shares from shares of common stock issued or that vest under the award, or by any other method deemed appropriate by the Compensation Committee. The use of our shares of common stock to satisfy any withholding requirement will be treated, for federal income tax purposes, as a sale of those shares for an amount equal to the fair market value of the stock on the date when the amount of taxes to be withheld is determined.
Section 409A
Section 409A of the Internal Revenue Code governs the taxation of certain types of compensation, including compensation from certain awards authorized under the Amended Plan. Failure to comply with the requirements of Section 409A can result in adverse income tax consequences to a participant in the Amended Plan, including the accelerated recognition and taxation of noncompliant compensation, the imposition of an additional 20 percent tax payable by the participant on such noncompliant compensation, and the imposition of interest on those taxes. The Compensation Committee and Board of Directors have taken steps intended to help ensure compliance with Section 409A and the regulations thereunder.
Minimum Vesting for Awards to Employees
Except as otherwise provided in an award agreement in connection with a change in control or a participant’s death or disability, (i) no performance-based vesting condition shall be based on performance over a period of less than one year, and (ii) no service-based vesting condition shall lapse more quickly than one year from the date of grant of the award.
Excess Parachute Payments
Generally, if any award under the Amended Plan is granted or modified in connection with a change in control, or if the vesting or payment of an award under the Amended Plan is accelerated, directly or indirectly, by or in connection with a change in control, the award may be deemed to give rise to an “excess parachute payment”

within the meaning of Section 280G of the Internal Revenue Code, which would result in the imposition of a 20 percent nondeductible excise tax on the participant.

Tax Consequences to the Company
Prior to 2018, Section 162(m) of the Internal Revenue Code generally limited the annual tax deduction to $1.0 million for compensation paid by a publicly-held company to its Chief Executive Officer and each of its three other most highly compensated named executive officers other than the Chief Financial Officer, unless certain performance-based compensation requirements are met. Under the Tax Cuts and Jobs Act of 2017 (the “2017 Tax Act”), effective for our taxable year beginning January 1, 2018, the exception under Section 162(m) for performance-based compensation will no longer be available, subject to transition relief for certain grandfathered arrangements in effect as of November 2, 2017.  In addition, the “covered employees” subject to Section 162(m) limitations were expanded by the 2017 Tax Act to include our Chief Financial Officer, and once one of our named executive officers is considered a covered employee, the named executive officer will remain a covered employee so long as he or she receives compensation from us. To the extent practicable, we intend to preserve future deductions related to existing compensation arrangements that are eligible for transition relief under the 2017 Tax Act, but we reserve the right to use our judgment to authorize compensation payments that are not deductible under Section 162(m) when we believe that such payments are appropriate and in the best interests of the stockholders.
In addition, generally, if any award is granted under the Amended Plan or modified in connection with a change in control, or if the vesting or payment of an award under the Amended Plan is accelerated, directly or indirectly, by a change in control, all or a portion of the compensation from that award may be treated as an “excess parachute payment” under Section 280G of the Internal Revenue Code, which would cause that compensation to be non-deductible by us.

Interests of Certain Persons in the Proposal
To the extent our executive officers may in the future receive awards under the Amended Plan, they may be deemed to have an interest in the Amended Plan.

The Board of Directors unanimously recommends that you vote “FOR” approval of the amendment and restatement of the 2015 Employee Equity Incentive Plan.

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PROPOSAL NO. 4
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected the accounting firm of Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates (collectively, the “Deloitte Entities”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2019. One or more representatives of the Deloitte Entities are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from the stockholders.
The Audit Committee is directly responsible for selecting and retaining our independent registered public accounting firm. Although action by the stockholders is not required for the appointment, given the critical role played by the independent registered public accounting firm, we are providing stockholders the opportunity to express their views on this matter by electing whether to ratify the appointment. If the stockholders fail to ratify the appointment of the Deloitte Entities, the Audit Committee will reconsider the appointment, but the Audit Committee may still elect in its discretion to retain the Deloitte Entities. Conversely, even if the appointment of the Deloitte Entities is ratified by our stockholders, the Audit Committee in its discretion may appoint a different independent auditing firm at any time during the year if the Audit Committee determines that a change in auditors would be in the best interests of our Company and our stockholders.
The Board of Directors recommends that the stockholders vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2019.

Independent Registered Public Accounting Firm Fees
The Deloitte Entities were appointed to serve as our independent registered public accounting firm for the fiscal years ended December 31, 2017 and 2018. The following table sets forth the fees billed to us for professional services rendered by the Deloitte Entities for the years ended December 31, 2017 and 2018.

	2017	2018
Audit Fees(1)	$1,618,000	$1,521,000
Audit-Related Fees(2)	$32,000	$2,000
Tax Fees(3)	$8,000	$10,000
All Other Fees(4)	—	—
Total	$1,658,000	$1,533,000

(1)
Audit Fees consist primarily of fees for (i) the audit of our annual financial statements, (ii) review of our financial statements in our quarterly reports on Form 10-Qs, (iii) the audit of the effectiveness of our internal controls over financial reporting, and (iv) for services that are provided by the independent registered public accounting firm in connection with statutory and regulatory filings.

(2)
Audit-Related Fees consist primarily of fees for professional services rendered in connection with the review of a registration statement and proxy related materials and access to an online research tool.

(3)	Tax Fees consist of fees for tax compliance, tax planning and tax advice.

(4)	All Other Fees consist of fees for any service not included in the first three categories.

Pre-Approval Policies Regarding Audit and Non-Audit Fees
The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.
Prior to performing any audit services, the independent registered public accounting firm will provide the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the fiscal year and the expected fees for those services. If the engagement letter is approved, the Audit Committee will engage the independent registered public accounting firm to perform the audit.
For non-audit services, our management will submit to the Audit Committee for approval the list of non-audit services recommended by management which the Audit Committee should engage the independent registered public accounting firm to provide for the fiscal year. Prior to the performance of any of these services, our management and the independent registered public accounting firm each will confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. Pre-approval generally is provided for up to one year and any pre-approval is detailed as to the particular service or category of service and generally is subject to a specific budget. The Audit Committee also may pre-approve particular services on a case-by-case basis. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the

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extent of services provided by the independent registered public accounting firm in accordance with this pre-approval process and the fees for services performed to date.
As permitted by statute, the Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee to provide for the prompt handling of unexpected matters. The Chairman will report any action taken pursuant to this delegated authority to the Audit Committee at or before the next Audit Committee meeting.
All services performed by our independent registered public accounting firm in 2017 and 2018 were approved in accordance with the Audit Committee’s pre-approval policies.

AUDIT COMMITTEE REPORT
This report is submitted by the Audit Committee of the Board of Directors. The Audit Committee is composed of five independent directors who satisfy the requirements of independence established by NYSE listing standards and the SEC. The Board of Directors has determined that all of the members of the Audit Committee are “financially literate” under applicable SEC rules and NYSE listing rules, and that each of Mr. Finley and Ms. Robeson is an “audit committee financial expert” as defined by applicable SEC rules.
The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available in the “Board Committees & Charters” section under “Corporate Governance” on our website at www.newpark.com and is also available in print upon request from our Corporate Secretary.
Management has primary responsibility for our financial statements and financial reporting processes and for the maintenance of internal controls and procedures designed to ensure compliance with applicable accounting standards, laws and regulations and ethical business standards. Our independent registered public accounting firm, the Deloitte Entities, is responsible for expressing an opinion on whether the Company’s consolidated financial statements present fairly, in all material respects, the financial position of the Company in accordance with accounting principles generally accepted in the United States. Additionally, the Deloitte Entities are responsible for expressing an opinion regarding the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors. The Audit Committee also is responsible for the engagement, compensation and oversight of the independent registered public accounting firm.
In keeping with that responsibility, the Audit Committee meets regularly with management and the independent registered public accounting firm. Meetings with the independent registered public accounting firm are held both with and without management present, and the independent registered public accounting firm has direct access to the Audit Committee to discuss the scope and results of its work and its comments on the adequacy of internal controls and the quality of financial reporting. The Audit Committee met nine times during the year ended December 31, 2018.
The Audit Committee reviewed, with the independent registered public accounting firm, the overall scope and plans for its audits. The Audit Committee has also reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2018 and internal controls over financial reporting with management and the independent registered public accounting firm. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed in accordance with professional standards.
In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm pursuant to the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence from our Company and our management. The Audit Committee also reviewed the non-audit services provided by the independent registered public accounting firm and concluded that the provision of those services is compatible with its independence.
We filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which we refer to as the 2018 Annual Report, in a timely fashion with the SEC in 2019. Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the 2018 Annual Report. The Audit Committee also engaged the Deloitte Entities as our independent registered public accounting firm for the 2019 fiscal year. See above under the heading “Ratification of Appointment of Registered Public Accounting Firm” for additional information on the decision to again appoint the Deloitte Entities as our independent registered public accounting firm.

Audit Committee:	John C. Mingé
G. Stephen Finley, Chairman	Rose M. Robeson
Roderick A. Larson	Gary L. Warren

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STOCKHOLDER PROPOSALS
Stockholder proposals intended to be considered for inclusion in our proxy materials for the 2020 Annual Meeting of Stockholders must be received by us by December 5, 2019. Proposals should be directed to the attention of the Corporate Secretary, Newpark Resources, Inc., 9320 Lakeside Boulevard, Suite 100, The Woodlands, Texas 77381. Any proposals will be subject to the requirements of the proxy rules adopted under the Exchange Act as well as the procedures in our bylaws, and must include a brief description and text of the proposal, the name and address of the stockholder submitting the proposal, the class and number of shares of stock owned by that stockholder, and any material interest of the stockholder in the proposal.
For proposals not intended to be submitted in next year’s proxy statement, but sought to be presented at our 2020 Annual Meeting of Stockholders, our bylaws provide that stockholder proposals, including director nominations, must be received at our principal executive offices no later than 90 days prior to the date of our annual meeting; provided, that if the date of the annual meeting was not publicly announced more than 100 days prior to the date of the annual meeting, the notice by the stockholder will be timely if delivered to our principal executive offices no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was communicated to the stockholders. A copy of our bylaws may be obtained upon written request to our Corporate Secretary at our principal executive offices, 9320 Lakeside Boulevard, Suite 100, The Woodlands, Texas 77381.
SEC rules and regulations provide that if the date of our 2020 Annual Meeting is advanced or delayed more than 30 days from the anniversary date of the 2019 Annual Meeting, stockholder proposals intended to be included in the proxy materials for the 2020 Annual Meeting must be received by us within a reasonable time before we begin to print and mail the proxy materials for the 2020 Annual Meeting. Upon determination by us that the date of the 2020 Annual Meeting will be advanced or delayed by more than 30 days from the anniversary date of the 2019 Annual Meeting, we will disclose that change in the earliest possible Quarterly Report on Form 10-Q or as otherwise permitted by the Exchange Act.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on a review of the copies of those reports furnished to us and written representations from our executive officers and directors, we believe that our officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements in 2018.
OTHER MATTERS
We do not presently know of any matters other than those described above that may be presented for stockholder action at the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named as proxies to vote in accordance with their judgment on these matters, subject to direction by the Board of Directors.

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APPENDIX A

AMENDED AND RESTATED
NEWPARK RESOURCES, INC.
2015 EMPLOYEE EQUITY INCENTIVE PLAN
(Effective May 23, 2019)

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TABLE OF CONTENTS

		Page
1.	Purpose.	1
2.	Definitions.	1
3.	Administration of the Plan.	1
4.	Number of Shares Issuable in Connection with Awards.	4
5.	Eligibility and Participation.	5
6.	Award Agreements.	~~6~~5
7.	Options.	6
8.	Restricted Stock.	9
9.	Restricted Stock Units.	11
10.	Stock Appreciation Rights.	12
11.	Other Stock‑Based Awards.	~~14~~13
12.	Performance Based Awards.	14
13.	Restrictions on Transfer.	~~16~~15
14.	Withholding and Other Tax Provisions.	~~17~~16
15.	Effect of Certain Corporate Changes and Changes in Control.	~~18~~17
16.	Regulatory Compliance.	~~20~~19
17.	Amendment or Termination of the Plan.	~~22~~21
18.	Term of the Plan.	~~22~~21
19.	No Right to Awards or Continued Employment.	~~22~~21
20.	Effect of Plan Upon Other Awards and Compensation Plans.	~~22~~21
21.	General Provisions.	~~23~~22

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AMENDED AND RESTATED
NEWPARK RESOURCES, INC.
2015 EMPLOYEE EQUITY INCENTIVE PLAN
(Effective May 23, 2019)

1.	Purpose.
This Amended and Restated Newpark Resources, Inc. 2015 Employee Equity Incentive Plan, effective May 23, 2019, is intended to assist Newpark Resources, Inc., a Delaware corporation (the “Company”), in attracting, retaining and motivating designated Employees of the Company and its Subsidiaries and to increase their interest in the success of the Company in order to promote the creation of long‑term value for the Company’s stockholders by closely aligning the interests of Employees with those of the Company’s stockholders. The Plan is designed to meet this intent by providing eligible Employees with a proprietary interest in pursuing the long‑term growth, profitability and financial success of the Company.

2.	Definitions.
In addition to the terms defined elsewhere in the Plan, Exhibit A, which is incorporated by reference, defined terms used in the Plan and sets forth certain operational rules related to those terms.

3.	Administration of the Plan.
3.1.    General. The Plan shall be administered by the Compensation Committee. Each member of the Compensation Committee shall be a “non‑employee director” as that term is defined in Rule 16b‑~~3, an “outside director” within the meaning of Section 162(m)~~3 and an “independent director” under the corporate governance rules of any stock exchange or similar regulatory authority on which the Common Stock is then listed, but no action of the Compensation Committee shall be invalid if this requirement is not met. The Compensation Committee shall select one of its members as chairman and shall act by vote of a majority of the members present at a meeting at which a quorum is present or by unanimous written consent. A majority of the members of the Compensation Committee shall constitute a quorum. The Compensation Committee shall be governed by the provisions of the Company’s bylaws and of Delaware law applicable to the Board of Directors, except as otherwise provided herein or determined by the Board of Directors. The Compensation Committee’s decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not the Participants are similarly situated.
3.2.    Authority of the Compensation Committee. The Compensation Committee shall have full discretionary power and authority, subject to the general purposes, terms and conditions of the Plan, to implement, carry out and administer the Plan. Without limiting the generality of the foregoing, the Compensation Committee shall have the authority to:
(a)    interpret and administrator the Plan, any Award Agreement and any other agreement or document executed pursuant to the Plan;
(b)    adopt, amend, modify or rescind rules, procedures and forms relating to the Plan;
(c)    select, subject to the limitations set forth in this Plan, persons to receive Awards;

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(d)    determine the number of Shares subject to Awards, the Fair Market Value of a Share of Common Stock and the other terms and conditions of each Award (which need not be uniform), including, without limitation, the type of Award to be granted, vesting requirements, forfeiture restrictions and other terms and conditions relating to the exercisability of Awards, and all other provisions of each Award Agreement;
(e)    determine whether Awards will be granted singly, in combination, or in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or any other incentive or compensation plan of the Company or any Subsidiary;
(f)    grant waivers of Plan or Award conditions and remove or adjust any restrictions or conditions upon Awards, including accelerating or otherwise modifying the date or conditions upon which any Award becomes vested, exercisable or transferable and extending the term of any Award (subject to the maximum term limitations set forth in the Plan), including extending the period following the termination of a Participant’s employment during which any Award may continue to vest, remain outstanding or be exercised (but not beyond the original maximum term of such Award);
(g)    amend any outstanding Award Agreement, including for the purpose of modifying the time, manner or conditions of vesting, exercise or settlement; provided, however, that if any provision of any such amendment would materially and adversely affect the rights of the Participant under the affected Award, the amendment shall not be effective without the Participant’s consent to that provision; and provided further that no Option or Stock Appreciation Right may be amended or terminated to reduce the exercise price of such Option or Stock Appreciation Right except in accordance with Section 21.4;
(h)    interpret, administer, correct any defect, supply any omission and reconcile any inconsistency in the Plan, any Award, any Award Agreement or any related instrument or agreement;
(i)    determine whether an Award has been earned;
(j)    to authorize any person to execute, on behalf of the Company, any agreement or document required to carry out the purposes of the Plan; and
(k)    make any other determination and take any other action that the Compensation Committee deems necessary or desirable for administration of the Plan.
All decisions, determinations and other actions of the Compensation Committee made or taken in accordance with the terms of the Plan shall be final and conclusive and binding upon all parties having an interest therein.
3.3.    Delegation of Authority. Any of the powers and responsibilities of the Compensation Committee may be delegated to any subcommittee, in which case the acts of the subcommittee shall be deemed to be acts of the Compensation Committee hereunder. In addition, the Compensation Committee may, subject to the following provisions and to the extent permitted by Applicable Law, delegate some or all of its authority and powers under the Plan, including the authority to grant Awards under the Plan, to a committee consisting of one or more members of the Board of Directors or one or more officers of the Company; provided, however, that (a) the Committee may not delegate its authority to (i) make awards to any Employee ~~(A)~~ who is, or is expected to become, a Section 16

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Insider, ~~or (B) whose compensation for such fiscal year may be subject to the limit on deductible compensation pursuant to Section 162(m),~~ (ii) interpret the Plan or any Award, or (iii) amend any Award or accelerate the vesting or lapse of any restrictions on any Award, and (b) any delegation of authority to an officer of the Company shall be subject to the provisions of Section 157 of the Delaware General Corporation Law. Any action taken by any such subcommittee, committee of the Board of Directors or officer within the scope of the authority delegated by the Compensation Committee shall be deemed for all purposes to have been taken by the Compensation Committee, and, to the extent consistent with the terms and limitations of such delegation, references in the Plan to the Compensation Committee shall include any such officer or Employee. In addition, the Compensation Committee may delegate to one or more officers or Employees, subject to such terms as the Compensation Committee may determine, the authority to perform such administrative functions as determined necessary or appropriate by the Compensation Committee. Any delegation hereunder shall be subject to such other restrictions and limitations that the Compensation Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Compensation Committee to delegate authority as herein provided and the Compensation Committee may at any time rescind the authority delegated hereunder.
3.4.    Monitoring Awards. Notwithstanding any delegation of authority by the Compensation Committee pursuant to Section 3.3, it shall maintain ultimate responsibility for, and control of, the operation of the Plan. At least annually, the Compensation Committee, in conjunction with the Audit Committee of the Board of Directors of the Company, shall conduct or cause the conduct of an audit of the operation of the Plan to verify that the Plan has been operated and Awards have been documented and maintained by the officers of the Company in accordance with the directions of the Compensation Committee. Without limiting the generality of the foregoing, one of the purposes of such an audit will be to determine that the final Award Agreements are consistent with the Awards made by the Compensation Committee and properly reflect the names of the Participants to whom such Awards were granted, the applicable Dates of Grant, vesting provisions and expiration dates, the type and quantity of Awards granted to each Participant and, if applicable, the applicable exercise prices.
3.5.    Limitation on Liability.
3.5.1.    The Compensation Committee may employ attorneys, consultants, accountants, agents and other persons, and the Compensation Committee shall be entitled, in good faith, to rely and act upon the advice, opinions and valuations of any such persons. In addition, the Compensation Committee shall be entitled, in good faith, to rely and act upon any report or other information furnished to it by any officer, director or Employee of the Company.
3.5.2.    No member of the Compensation Committee, nor any person acting pursuant to authority delegated by the Compensation Committee, nor any officer, director or Employee of the Company acting at the direction or on behalf of the Compensation Committee, shall be liable for any action, omission or determination relating to the Plan, and the Company shall, to the fullest extent permitted by law, indemnify and hold harmless each member of the Compensation Committee, each person acting pursuant to authority delegated by the Compensation Committee, and each other officer, director or Employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost, expense (including counsel fees), liability or other pecuniary loss (including any sum paid in settlement of a claim with the approval of the Compensation Committee) arising out of any action, omission or determination relating to the Plan.

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4.	Number of Shares Issuable in Connection with Awards.
4.1.    Shares Subject to the Plan. The maximum number of Shares that may be issued in connection with Awards granted under the Plan is ~~9,800,000,~~12,300,000, and the number of Shares that are subject to Awards outstanding at any one time under the Plan may not exceed the number of Shares that then remain available for issuance under the Plan. The maximum number of Shares that may be issued in connection with Incentive Stock Options granted under the Plan is ~~9,800,000.~~12,300,000. The Company at all times shall reserve and keep available sufficient Shares to satisfy the requirements of the Plan. Shares issued under the Plan may be either authorized and unissued shares or treasury shares. ~~Solely for the purposes of implementing the limitations on the number of Shares that may be issued under the Plan as set forth in this Section 4.1, effective on and after May 16, 2016: (a) an Award of an Option or a Stock Appreciation Right in respect of one Share shall be deemed to be an Award of, and shall count against the Share limit set forth in this Section 4.1 as, one Share on the Date of Grant; (b) an Award of a share of Restricted Stock or a Restricted Stock Unit or an Other Stock‑Based Award shall be deemed to be an Award of, and shall count against the share limit set forth in this Section 4.1 as, 1.78 Shares for every one Share granted on the Date of Grant; and (c) with respect to any performance‑based Award granted pursuant to Section 12 that is to be settled in Shares, the value of the maximum benefit that may be paid under such Award shall be divided by the Fair Market Value of one Share as of the Date of Grant of such Award and each Share resulting from such computation shall be deemed to be an Award of 1.78 Shares for purposes of implementing the limitations on the number of Shares that may be issued in this Section 4.1.~~
4.2.    Share Counting Rules. For purposes of Section 4.1, if any Shares subject to an Award granted under the Plan are forfeited or such Award is settled in cash or otherwise terminates without the delivery of such Shares, the Shares subject to such Award, to the extent of such forfeiture, settlement or termination, shall again be available for the grant of additional Awards under the Plan; provided, that, in the case of an Award granted prior to May 23, 2019, the forfeited, cash-settled or terminated Shares subject to such Award shall again be available in the same amount as ~~such~~the Shares applicable to such Award were counted against the limit set forth in Section ~~4.1.~~4.1 upon grant. Shares that are issued or delivered upon the settlement of an Award or that ~~ceased~~cease to be Restricted Stock upon the vesting of an Award of Restricted Stock, shall no longer be subject to any further grant under the Plan. Notwithstanding the immediately preceding sentence, the following Shares shall be considered to have been issued under the Plan and may not again be made available for issuance as Awards under the Plan: (a) Shares not issued or delivered as a result of the net settlement of an outstanding Option or Stock Appreciation Right; (b) Shares withheld by the Company from Shares that would otherwise have been delivered upon exercise of an Option or Stock Appreciation Right, or Shares tendered to the Company, in each case, in satisfaction of the grant or exercise price or tax withholding requirements~~, from Shares that would otherwise have been delivered pursuant to~~ of an Option or a Stock Appreciation Right; or (c) Shares repurchased on the open market with the proceeds of the Option exercise price. With respect to Stock Appreciation Rights, when a Stock Appreciation Right is exercised, the full number of Shares ~~subject~~exercised pursuant to such Stock Appreciation Right shall be counted against the Shares available for issuance under the Plan ~~as one Share for every Share subject to such Stock Appreciation Right, even if~~notwithstanding that the number of Shares ~~used~~issued to settle the Stock Appreciation Right upon exercise is less than the number of Shares ~~subject to such Stock Appreciation Right upon its grant~~exercised. To the extent permitted by Applicable Laws, Shares subject to Awards issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of business combination by the Company or any of its Subsidiaries shall not be counted against the Shares available for issuance pursuant to the Plan.

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4.3.    Individual Award Limits. The maximum number of Shares that may be covered by Options and Stock Appreciation Rights (in the aggregate) granted under the Plan to any single Participant in any calendar year shall not exceed 1,000,000, and the maximum number of Shares that may be covered by all other Awards (in the aggregate) granted under the Plan to any single Participant in any calendar year shall not exceed 1,000,000. ~~These limitations shall be applied and construed consistently with Section 162(m).~~
4.4.    Adjustments. The limits provided for in this Section 4 shall be subject to adjustment as provided in Section 15.

5.	Eligibility and Participation.
The Compensation Committee will select Participants from among those Employees who, in the opinion of the Compensation Committee, are in a position to make significant contributions to the long‑term performance and growth of the Company and its Subsidiaries. In addition, the Compensation Committee may grant Awards in connection with the engagement of an Employee who is expected to make significant contributions to the long‑term performance and growth of the Company, provided that a prospective Employee may not receive any payment or exercise any right relating to an Award until such person’s employment with the Company has commenced. An Employee on leave of absence may be considered as still in the employ of the Company for purposes of eligibility for participation in the Plan, if so determined by the Compensation Committee. Directors of the Company and its Subsidiaries who are not also Employees of the Company or a Subsidiary shall not be eligible to receive Awards under the Plan.

6.	Award Agreements.
Each Award granted under the Plan shall be evidenced by an Award Agreement in a form approved by the Compensation Committee. Each Award Agreement shall be subject to all applicable terms and conditions of the Plan, shall include such terms and conditions as the Compensation Committee deems appropriate, consistent with the provisions of the Plan, and shall be executed or approved by the Participant and an officer of the Company or other person designated by the Compensation Committee. An Award Agreement and any required signatures thereon or authorization or acceptance thereof may be in electronic format.

7.	Options.
7.1.    Grant of Options. The Compensation Committee may grant Options in such amounts, at such times and to such Employees as the Compensation Committee, in its discretion, may determine in accordance with the eligibility criteria set forth in Section 5. The Compensation Committee shall designate at the time of grant whether the Option is intended to constitute an Incentive Stock Option or a Non‑Qualified Stock Option.
7.2.    Option Price. The Option Price of the Shares subject to each Option shall be determined by the Compensation Committee, but shall not be less than the Fair Market Value of the Common Stock on the Date of Grant, except in the case of replacement or substitute Options issued by the Company in connection with an acquisition or other corporate transaction.
7.3.    Option Period. The Award Agreement shall specify the term of each Option. The term shall commence on the Date of Grant and shall be ten (10) years or such shorter period as is determined by the Compensation Committee. Each Option shall provide that it is exercisable over its term from the Date of Grant or over time in such periodic installments, or based on the satisfaction

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of such criteria (including, without limitation, upon the satisfaction of Performance Criteria), as the Compensation Committee in its discretion may determine. The vesting provisions for Options granted under the Plan need not be uniform. Unless the Compensation Committee specifies otherwise in the applicable Award Agreement, if an Option is subject to vesting and becomes exercisable in periodic installments and a Participant shall not in any period purchase all of the Shares that the Participant is entitled to purchase in such period, the Participant may purchase all or any part of such Shares as to which the Option has become exercisable at any time prior to the expiration or other termination of the Option.
7.4.    Exercise of Options. Each Option may be exercised in whole or in part (but not as to fractional shares) by the delivery of an executed notice (“Notice of Exercise”) in the form prescribed from time to time by the Compensation Committee, which may be in written or electronic form, accompanied by payment of the Option Price and any amounts required to be withheld for tax purposes under Section 14. If an Option is exercised by any person other than the Participant, the Compensation Committee may require satisfactory evidence that the person exercising the Option has the right to do so. The Compensation Committee may require any partial exercise of an Option to equal or exceed a specified minimum number of Shares.
7.5.    Payment of Exercise Price. The Option Price shall be paid in full in cash or by check acceptable to the Compensation Committee or, if and to the extent permitted by the Compensation Committee, (a) through the delivery of Shares which have been outstanding for at least six months or such other minimum period as may be required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes (unless the Compensation Committee approves a shorter period) and which have a Fair Market Value on the date the Option is exercised equal to the Option Price due for the number of Shares being acquired, (b) to the extent permitted by Applicable Laws, by a Cashless Exercise, or (c) by any combination of the foregoing permissible forms of payment.
7.6.    Employment Requirements. Unless otherwise provided by the Compensation Committee, either at the time of the grant of the Award or thereafter, and except as otherwise provided in Section 7.7, an Option may not be exercised unless from the Date of Grant to the date of exercise the Participant remains continuously in the employ of the Company. The Compensation Committee shall determine, in its discretion in the particular case and subject to any requirements of Applicable Laws, whether and to what the extent the period of continuous employment shall be deemed to include any period in which the Participant is on leave of absence with the consent of the Company. Unless the Compensation Committee expressly provides otherwise, a Participant’s service as an Employee with the Company will be deemed to have ceased upon termination of the Participant’s employment with the Company and its Subsidiaries (whether or not the Participant continues in the service of the Company or its Subsidiaries in some capacity other than that of an Employee).
7.7.    Exercise of Options on Termination of Employment.
7.7.1.    Unless otherwise provided by the Compensation Committee, either at the time of the grant of the Award or thereafter, upon the termination of a Participant’s employment with the Company and its Subsidiaries by reason of death or Disability, (a) all Options then held by the Participant, to the extent exercisable on the date of termination of employment, shall remain in full force and effect and may be exercised pursuant to the provisions thereof at any time until the earlier of the end of the fixed term thereof and the expiration of 12 months following termination of the Participant’s employment, and (b) all Options then held by the

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Participant, to the extent not then presently exercisable, shall terminate as of the date of such termination of employment and shall not be exercisable thereafter.
7.7.2.    Unless otherwise provided by the Compensation Committee, either at the time of the grant of the Award or thereafter, upon the termination of the Participant’s employment with the Company and its Subsidiaries for any reason other than the reasons set forth in Section 7.7.1 or a termination for Cause, (a) all Options then held by the Participant, to the extent exercisable on the date of termination of employment, shall remain in full force and effect and may be exercised pursuant to the provisions thereof at any time until the earlier of the end of the fixed term thereof and the expiration of 90 days following termination of the Participant’s employment (except that the 90‑day period shall be extended to 12 months from the date of termination if the Participant shall die during such 90‑day period), and (b) all Options then held by the Participant, to the extent not then presently exercisable, shall terminate as of the date of such termination of employment and shall not be exercisable thereafter.
7.7.3.    Unless otherwise provided by the Compensation Committee, either at the time of the grant of the Award or thereafter, in the event of a Participant’s termination for Cause, all Options held by the Participant, whether vested or not, shall terminate concurrently with the first discovery by the Company of any reason for the Participant’s termination for Cause and shall not be exercisable thereafter. If ~~an~~a Participant’s employment with the Company or any Subsidiary is suspended pending an investigation of whether there shall be a termination for Cause, all of the Participant’s rights under any Options then held by the Participant, including, without limitation, the right to exercise such Options, shall likewise be suspended during such period of investigation.
7.8.    Incentive Stock Options. Incentive Stock Options shall be subject to the following additional provisions:
7.8.1.    The aggregate Fair Market Value (determined as of the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual Participant during any one calendar year (under all plans of the Company and any parent or Subsidiary) may not exceed the maximum amount permitted under Section 422 of the Code (currently $100,000). To the extent any Incentive Stock Option would exceed this limit, the portion of the Option in excess of such limit shall be treated as a Non‑Qualified Stock Option for all purposes. The provisions of this Section 7.8.1 shall be construed and applied in accordance with Section 422(d) of the Code and the regulations promulgated thereunder.
7.8.2.    No Incentive Stock Option may be granted to a Participant if, at the time of the proposed grant, the Participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or Subsidiary of the Company, unless (a) the Option Price is at least 110% of the Fair Market Value of a share of Common Stock on the Date of Grant, and (b) the Incentive Stock Option is not exercisable after the expiration of five (5) years from the Date of Grant.
7.8.3.    If a Participant sells or otherwise disposes of any Shares acquired pursuant to the exercise of an Incentive Stock Option on or before the later of (a) the date two (2) years after the Date of Grant of the Incentive Stock Option, and (b) the date one (1) year after the exercise of the Incentive Stock Option (in either case, a “Disqualifying Disposition”), the

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Participant shall notify the Company, either in writing or electronically, of the Disqualifying Disposition within ten (10) days of the date thereof. In the event of a Disqualifying Disposition, the Option will not qualify for incentive stock option treatment.
7.8.4.    If the Compensation Committee exercises its discretion to permit an Incentive Stock Option to be exercised by a Participant more than three months after the termination of a Participant’s employment for any reason other than death or Disability, the Incentive Stock Option will thereafter be treated as a Non‑Qualified Stock Option for all purposes. For purposes of this Section 7.8.4, a Participant’s employment will be treated as continuing uninterrupted during any period that the Participant is on military leave, sick leave or another approved leave of absence if the period of leave does not exceed 90 consecutive days, unless reemployment on the expiration of such leave is guaranteed by statute or by contract.
7.8.5.    Any Option which is designated by the Compensation Committee as an Incentive Stock Option but fails, for any reason, to meet the requirements for Incentive Stock Option treatment shall be treated for tax purposes as a Non‑Qualified Stock Option.
7.9.    Additional Terms and Conditions. Each Option, and any Shares of Common Stock issued in connection with an Option, shall be subject to such additional terms and conditions not inconsistent with the Plan as are determined by the Compensation Committee and set forth in the applicable Award Agreement or other agreement, plan or policy approved by the Compensation Committee.

8.	Restricted Stock.
8.1.    Grant of Restricted Stock. The Compensation Committee may grant Awards of Restricted Stock in such amounts, at such times and to such Employees as the Compensation Committee, in its discretion, may determine in accordance with the eligibility criteria set forth in Section 5.
8.2.    Award Agreement; Acceptance by Participant. Promptly following the grant of each Award of Restricted Stock, the Compensation Committee shall cause to be delivered to the applicable Participant an Award Agreement that evidences the Award. The Participant shall accept the Award by signing and delivering to the Company his or her Award Agreement (which may be in electronic format).
8.3.    Restrictions. At the time of grant of each Award of Restricted Stock, the Compensation Committee shall determine the Restriction Period that will apply to the Award and the forfeiture and vesting restrictions, restrictions on transferability and other restrictions (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on Restricted Stock) that will apply to the Award during the Restriction Period. These restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of Performance Criteria or future service requirements or both), in such installments or otherwise, as the Compensation Committee may determine in its discretion.
8.4.    Forfeiture. Except as otherwise determined by the Compensation Committee, either at the time of the grant of the Award or thereafter, upon termination of the Participant’s employment during the applicable Restriction Period, Restricted Stock that is at that time subject to restrictions shall be forfeited to and reacquired by the Company for no consideration to the Participant, unless otherwise specified in the Award Agreement; provided, however, that, the Compensation Committee,

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in its discretion, may (a) provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.
8.5.    Evidence of Stock Ownership. Unless otherwise determined by the Compensation Committee, until such time as all conditions or restrictions applicable to Shares of Restricted Stock have been satisfied or lapse, (a) all certificates representing Shares of Restricted Stock, together with duly endorsed stock powers in blank, will be held in custody by the Company or its transfer agent, (b) any uncertificated Shares of Restricted Stock will be held at the Company’s transfer agent in book entry form in the name of the Participant or (c) such Shares of Restricted Stock will be held for the benefit of the Participant in nominee name by the broker engaged by the Company to provide such services for the Plan, in each case with appropriate restrictions relating to the transfer of such Shares of Restricted Stock.
8.6.    Dividend Rights. Unless otherwise set forth in the Award Agreement, a Participant holding Restricted Stock shall be entitled to receive (a) any regular cash distributions declared and paid with respect to Shares subject to an Award of Restricted Stock, and (b) any Shares distributed in connection with a stock split or stock dividend, and any other cash and property (including securities of the Company and other issuers) distributed as a dividend, with respect to Shares subject to an Award of Restricted Stock. In the case of Restricted Stock, the vesting of which is conditioned only upon the continuous employment of, or provision of services by, the Participant for a specified future period, such dividends and distributions shall be paid to the Participant at the same time they are paid to all other stockholders of the Company unless otherwise provided in the Award Agreement; provided that, if any such dividends or distributions are paid in Shares or other securities, such Shares or other securities shall be subject to the same restrictions and forfeiture conditions to the same extent as the Restricted Stock with respect to which such Shares or other securities have been distributed, and all references to Restricted Stock in the Plan or the applicable Award Agreement shall be deemed to include such Shares or other securities. In the case of Restricted Stock, the vesting of which is conditioned on the achievement of Performance Criteria, such dividends and distributions shall be withheld by the Company and shall vest and be paid, without interest, only if and to the extent, and at the time, the underlying Shares of Restricted Stock shall vest. To the extent dividends or distributions are withheld with respect to Shares of Restricted Stock that are forfeited, the dividends and distributions shall also be forfeited.
8.7.    Voting Rights. Unless otherwise set forth in the Award Agreement, all voting rights appurtenant to the Shares subject to an Award of Restricted Stock shall be exercised by the Participant.
8.8.    Termination of the Restriction Period. Upon satisfaction of the terms and conditions specified in the Award Agreement that apply to a Restriction Period, (a) the Participant shall be entitled to have the legend referred to in Section 8.5 removed from his or her Shares of Restricted Stock after the last day of the Restriction Period, and (b) if the Shares of Restricted Stock are evidenced by physical certificates and the Company has retained possession of the certificates representing the Shares of Restricted Stock, the Company shall promptly deliver such certificates to the Participant. If the terms and conditions specified in the Award Agreement that apply to a Restriction Period have not been satisfied, the Restricted Stock subject to the Award shall be forfeited to and reacquired by the Company for no consideration to the Participant, unless otherwise specified in the Award Agreement.

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8.9.    Additional Terms and Conditions. Each Award of Restricted Stock, and all Shares of Restricted Stock granted or offered for sale hereunder, shall be subject to such additional terms and conditions not inconsistent with the Plan as are prescribed by the Compensation Committee and set forth in the applicable Award Agreement or other agreement, plan or policy as approved by the Compensation Committee.

9.	Restricted Stock Units.
9.1.    Grant of Restricted Stock Units. The Compensation Committee may make Awards of Restricted Stock Units in such amounts, at such times and to such Employees as the Compensation Committee, in its discretion, may determine in accordance with the eligibility criteria set forth in Section 5. Unless the Award Agreement provides otherwise with respect to the right to receive dividends or other distributions, a Participant granted Restricted Stock Units shall not have any of the rights of a stockholder with respect to the Shares subject to an Award of Restricted Stock Units, including any right to vote, until the Shares subject to the Award shall have been issued in the Participant’s name in accordance with the terms of the applicable Award Agreement.
9.2.    Vesting and Other Terms. At the time of grant of each Award of Restricted Stock Units, the Compensation Committee shall determine the Restriction Period that will apply to the Award. During the Restriction Period, Restricted Stock Units shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions as the Compensation Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of Performance Criteria or future service requirements or both), in such installments or otherwise as the Compensation Committee may determine in its discretion. If the terms and conditions specified in the Award Agreement have not been satisfied by the end of the Restriction Period, the Restricted Stock Units subject to the Restriction Period shall become null and void, and the Participant shall forfeit all rights with respect to such Award.
9.3.    Termination of Employment. Except as otherwise determined by the Compensation Committee, either at the time of the grant of the Award or thereafter, upon termination of the Participant’s employment during the applicable Restriction Period, Restricted Stock Units that are at that time subject to restrictions shall be null and void, and the Participant shall forfeit all rights with respect to such Awards.
9.4.    Settlement. On the vesting date or dates of the Award, the Company shall, subject to the terms of the Plan and the Award Agreement, transfer to the Participant one Share for each Restricted Stock Unit scheduled to be issued on such date and not previously forfeited.
9.5.    Additional Terms and Conditions. Each Award of Restricted Stock Units, and all Shares issued in settlement of Restricted Stock Units, shall be subject to such additional terms and conditions not inconsistent with the Plan as are prescribed by the Compensation Committee and set forth in the applicable Award Agreement or other agreement, plan or policy as approved by the Compensation Committee.
9.6.    Dividend Rights. If the Award Agreement so provides, a Participant holding Restricted Stock Units shall be entitled to receive, but only if, to the extent, and at the time that the Restricted Stock Units vest and are settled, (i) any regular cash distributions declared and paid with respect to Shares subject to a Restricted Stock Unit, and (ii) any Shares distributed in connection with a stock split or stock dividend, and any other cash and property (including securities of the Company and other issuers) distributed as a dividend, with respect to Shares subject to an Award of Restricted Stock.

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In the case of Restricted Stock Units, the vesting of which is conditioned on the achievement of Performance Criteria, any such dividends or distributions (if provided for in the Award Agreement) shall be withheld by the Company and shall vest and be paid, without interest, only if and to the extent, and at the time, the Restricted Stock Units shall vest. Dividends or distributions relating to any forfeited Restricted Stock Units shall also be forfeited.

10.	Stock Appreciation Rights.
10.1.    Grant of Stock Appreciation Rights. The Compensation Committee may make Awards of Stock Appreciation Rights in such amounts, at such times and to such Employees as the Compensation Committee, in its discretion, may determine in accordance with the eligibility criteria set forth in Section 5. If a Stock Appreciation Right is granted to a Section 16(b) Insider, the Award Agreement shall incorporate all the terms and conditions at the time necessary to assure that the subsequent exercise of the Stock Appreciation Right shall qualify for the safe‑harbor exemption from short‑swing profit liability provided by Rule 16b‑3.
10.2.    General Terms. A Stock Appreciation Right shall confer on the Participant the right to receive in Shares, cash or a combination thereof (as may be determined by the Compensation Committee in its discretion) the value equal to the excess of the Fair Market Value of one Share on the date of exercise over the exercise price for the Stock Appreciation Right, with respect to every Share for which the Stock Appreciation Right is granted (the “SAR Settlement Value”). At the time of grant, the Stock Appreciation Right must be designated by the Compensation Committee as either a tandem Stock Appreciation Right or a stand‑alone Stock Appreciation Right and, if not so designated, shall be deemed to be a stand‑alone Stock Appreciation Right. A tandem Stock Appreciation Right is a Stock Appreciation Right that is granted in tandem with an Option and only may be granted at the same time as the Option to which it relates. The exercise of a tandem Stock Appreciation Right shall cancel the related Option for a like number of Shares, and the exercise of the related Option similarly shall cancel the tandem Stock Appreciation Right for a like number of Shares. Tandem Stock Appreciation Rights shall, except as specifically set forth in this Section 10 or in the applicable Award Agreement, be subject to the same terms and conditions as apply to the related Option. Stand‑alone Stock Appreciation Rights shall, except as specifically set forth in this Section 10 or in the applicable Award Agreement, be subject to the same terms and conditions generally applicable to Non‑Qualified Stock Options as set forth in Section 7.
10.3.    Exercise Price. The exercise price of each Stock Appreciation Right shall be determined by the Compensation Committee, but shall not be less than the Fair Market Value of the Common Stock on the Date of Grant.
10.4.    Other Terms. The Compensation Committee shall determine the term of each Stock Appreciation Right. The term shall commence on the Date of Grant and shall be ten (10) years or such shorter period as is determined by the Compensation Committee. The Compensation Committee also shall determine the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part, the method of exercise, the method of settlement and the form of consideration payable in settlement. The Compensation Committee may provide for Stock Appreciation Rights to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the satisfaction of Performance Criteria), as to such number of Shares or percentage of the Shares subject to the Stock Appreciation Right as the Compensation Committee determines.

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10.5.    Exercise. Each Stock Appreciation Right may be exercised in whole or in part (but not as to fractional shares) by the delivery of an executed Notice of Exercise (which may be in electronic format) in the form prescribed from time to time by the Compensation Committee, accompanied by payment of any amounts required to be withheld for tax purposes under Section 14. If a Stock Appreciation Right is exercised by any person other than the Participant, the Compensation Committee may require satisfactory evidence that the person exercising the Stock Appreciation Right has the right to do so. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive the SAR Settlement Value from the Company for each Share as to which the Stock Appreciation Right has been exercised. The Company shall pay the SAR Settlement Value in Shares valued at Fair Market Value on the exercise date, in cash or any combination thereof, as determined by the Compensation Committee. The Compensation Committee may permit a Participant to elect to defer receipt of payment of all or part of the SAR Settlement Value pursuant to such rules and regulations as may be adopted by the Compensation Committee or as may be specified in the applicable Award Agreement.
10.6.    Additional Terms and Conditions. Each Award of Stock Appreciation Rights, and all Shares issued in settlement of Stock Appreciation Rights, shall be subject to such additional terms and conditions not inconsistent with the Plan as are prescribed by the Compensation Committee and set forth in the applicable Award Agreement.

11.	Other Stock‑Based Awards.
The Compensation Committee may grant to Employees equity‑based or equity‑related Awards not otherwise described herein, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Compensation Committee shall determine from time to time in its sole discretion (“Other Stock‑Based Awards”). Without limiting the generality of the foregoing, Other Stock‑Based Awards may (a) involve the transfer of restricted or unrestricted Shares of Common Stock to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of Shares of Common Stock, (b) be subject to performance‑based or service‑based vesting requirements, (c) be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions, and (d) be designed to comply with Applicable Laws of jurisdictions other than the United States~~, and (e) be designed to qualify for the performance‑based compensation exception under Section 162(m)~~; provided, that each Other Stock‑Based Award shall be denominated in, or shall have a value determined by reference to, a number of Shares that is specified in the Award Agreement. In the case of Other Stock‑Based Awards, the vesting of which is conditioned on the achievement of Performance Criteria, if the Award Agreement provides Participants with dividend rights, any dividends or distributions shall be withheld by the Company and shall vest and be paid, without interest, only if and to the extent, and at the time, the Other Stock‑Based Awards shall vest. Dividends or distributions relating to any forfeited Other Stock‑Based Awards shall also be forfeited.

12.	Performance Based Awards.
12.1.    Performance Criteria. Awards made pursuant to the Plan may be made subject to the attainment of performance goals relating to one or more business criteria (“Performance Criteria”). ~~For purposes of Awards that are intended to qualify for the performance‑based compensation exception under Section 162(m), the~~The Performance Criteria shall ~~(a) be objective business criteria and otherwise meet the requirements of Section 162(m), including the requirement that the level or levels of performance targeted~~be determined by the Compensation Committee ~~result in the achievement of performance goals being “substantially uncertain” as of the Date of Grant, and (b)~~and relate to one or more of the following performance measures: (i) revenues or net sales; (ii) earnings

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before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; (iii) return on equity, investment, capital or assets; (iv) margins; (v) one or more operating ratios; (vi) borrowing levels, leverage ratios or credit ratings; (vii) market share; (viii) capital expenditures; (ix) cash flow; (x) stock price, growth in stockholder value ~~relative to one or more stock indices~~ or total stockholder return; (xi) budget and expense management; (xii) working capital turnover and targets; (xiii) sales of particular products or services, market penetration, geographic expansion or new concept development; (xiv) customer acquisition, expansion and retention; (xv) acquisitions and divestitures (in whole or in part), joint ventures, strategic alliances, spin‑offs, split‑ups and the like; (xvi) reorganizations, recapitalizations, restructurings and financings (debt or equity); (xvii) transactions that would constitute a Change in Control; ~~or~~ (xviii) such other measures or criteria as determined by the Compensation Committee; or (xix) any combination of the foregoing. Performance Criteria measures, and targets with respect thereto, determined by the Compensation Committee need not be based upon an increase, a positive or improved result or avoidance of loss.
12.2.    Additional Provisions Applicable to Performance Criteria. Any Performance Criteria may be used to measure the performance of the Company as a whole or with respect to any business unit, Subsidiary or business segment of the Company, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre‑established target, to previous period results or to a designated comparison group, in each case as specified by the Compensation Committee in the Award. ~~To the extent required by Section 162(m), prior to the payment of any compensation under an Award intended to qualify as performance‑based compensation under Section 162(m), the Compensation Committee shall certify the extent to which any such Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such Performance Criteria relate solely to the increase in the value of the Common Stock). To the extent Section 162(m) is applicable, the Compensation Committee may not in any event increase the amount of compensation payable to a Participant subject to Section 162(m) upon the satisfaction of any Performance Criteria.~~
12.3.    Adjustments to Performance Criteria. The Compensation Committee may, with respect to any Performance Period, make such adjustments to Performance Criteria as it may deem appropriate to compensate for, or reflect, (a) asset write‑downs or write‑ups; (b) litigation, claims, judgments or settlements; (c) the effect of changes in tax law, accounting principles or other laws or provisions affecting reported results; (d) discontinued operations and divestitures; (e) mergers, acquisitions and accruals for reorganization and restructuring programs; and (f) extraordinary or other unusual or non‑recurring item~~; provided, however, with respect to Awards intended to qualify as performance‑based compensation under Section 162(m), such adjustments shall be made only to the extent that the Compensation Committee determines that such adjustments may be made without a loss of deductibility of the compensation includible with respect to the Awards under Section 162(m)~~.
12.4.    Performance Periods. The attainment of Performance Criteria shall be measured over performance periods of one (1) year or more (“Performance Periods”), as may be established by the Compensation Committee. ~~Performance Criteria for any Performance Period shall be established not later than the earlier of (a) 90 days after the beginning of the Performance Period, or (b) the time 25% of the Performance Period has elapsed.~~
12.5.    Right of Recapture. If, at any time after the date on which a Participant has been granted or becomes vested in or paid an Award pursuant to the achievement of Performance Criteria, the Compensation Committee determines that the earlier determination as to the achievement of the Performance Criteria was based on incorrect data and that in fact the Performance Criteria had not

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been achieved or had been achieved to a lesser extent than originally determined and a portion of the Award would not have been granted, vested or paid given the correct data, then (a) any portion of the Award that was so granted shall be forfeited and any related Shares (or, if such Shares were disposed of, the cash equivalent) shall be returned to the Company, (b) any portion of the Award that became so vested shall be deemed to be not vested and any related Shares (or, if such Shares were disposed of, the cash equivalent) shall be returned to the Company, and (c) any portion of the Award so paid to the Participant shall be repaid by the Participant to the Company upon notice from the Company, in each case as and to the extent provided by the Compensation Committee.
~~12.6.    Section 162(m). Notwithstanding any provision contained in this Plan to the contrary, the terms of Awards (excluding any Options and Stock Appreciation Rights) that are intended to qualify for the performance‑based compensation exception under Section 162(m) granted to any one Participant shall be such that the maximum amount of compensation recognized under such Awards by such Participant in any calendar year, ignoring for this purpose any acceleration resulting from the Participant’s death or Disability or from a Change in Control, may not exceed 1,000,000 Shares, if such Awards are settled in Shares, or the Fair Market Value of that same number of Shares if such Awards are settled in cash. Furthermore, in the case of an Award intended to be eligible for the performance‑based compensation exception under Section 162(m), the Plan and such Award shall be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception.~~

13.	Restrictions on Transfer.
13.1.    Restrictions on Transfer. Subject to the further provisions of this Section 13.1, Awards may not be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime an Award requiring exercise may be exercised only by the Participant (or in the event of the Participant’s incapacity, the person or persons legally appointed to act on the Participant’s behalf). No Award or any interest therein shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. The foregoing notwithstanding, Awards (other than Incentive Stock Options and Stock Appreciation Rights granted in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Compensation Committee in its discretion, subject to any terms and conditions which the Compensation Committee may impose thereon. If a transfer is approved by the Compensation Committee, the transfer shall only be effective upon notice in writing or electronically to the Company given in such form and manner as may be prescribed by the Compensation Committee. Anything herein to the contrary notwithstanding, transfers of an Award by a Participant for consideration are prohibited.
13.2.    Designation and Change of Beneficiary. Each Participant may file in writing or electronically with the Compensation Committee a designation of one or more persons as the beneficiary who shall be entitled to receive the rights or amounts payable with respect to an Award due under the Plan upon the Participant’s death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Compensation Committee. The last such designation received by the Compensation Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Compensation Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by the Participant, the beneficiary shall be deemed to be the Participant’s estate.

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13.3.    Provisions Applicable to Transferees. A beneficiary, transferee or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement or other document applicable to the Participant, except as otherwise determined by the Compensation Committee, and to any additional terms and conditions deemed necessary or appropriate by the Compensation Committee. The Compensation Committee shall have full and exclusive authority to interpret and apply the provisions of the Plan to transferees to the extent not specifically addressed herein.

14.	Withholding and Other Tax Provisions.
14.1.    Withholding. The Company may require the Participant to pay to the Company the amount of any taxes that the Company is required by applicable federal, state, foreign, local or other law to withhold with respect to the grant, vesting, exercise or settlement of an Award and, where applicable, the payment of dividends or other distributions with respect to Shares subject to an Award. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied in full. The Compensation Committee may, in its sole and absolute discretion in the particular case, permit or require a Participant to satisfy his or her tax withholding obligations by any of the following means (or a combination of any of the following means): (a) by paying cash to the Company, (b) by having the Company withhold a number of Shares that would otherwise be issued to the Participant (or become vested in the case of Restricted Shares) having a Fair Market Value equal to the tax withholding obligations, (c) surrendering a number of Shares the Participant already owns having a Fair Market Value equal to the tax withholding obligations, or (d) entering into such other arrangement as is acceptable to the Compensation Committee in its sole discretion. The value of any Shares withheld or surrendered may not exceed the employer’s minimum tax withholding obligation and, to the extent such Shares were acquired by the Participant from the Company as compensation, the Shares must have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes. The Company shall also have the right to deduct from any and all cash payments otherwise owed to a Participant any federal, state, foreign, local or other taxes required to be withheld with respect to the Participant’s participation in the Plan.
14.2.    Required Consent to and Notification of Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of the laws of a jurisdiction outside the United States may be made in connection with an Award unless expressly permitted by the terms of the Award Agreement or by action of the Compensation Committee in writing prior to the making of such election. In any case in which a Participant is so permitted to make such an election, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or other applicable provisions of any tax law.
14.3.    No Guarantee of Tax Consequences. None of the Board of Directors, the Company nor the Compensation Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

15.	Effect of Certain Corporate Changes and Changes in Control.
15.1.    Basic Adjustment Provisions. In the event the Compensation Committee determines that any stock dividend, stock split, combination of shares, extraordinary dividend of cash or assets,

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merger, consolidation, spin‑off, recapitalization (other than the conversion of convertible securities according to their terms), reorganization, liquidation, dissolution or other similar corporate change, or any other increase, decrease or change in the Common Stock without receipt or payment of consideration by the Company, in the Compensation Committee’s sole discretion, affects the Common Stock such that an adjustment to the Awards or the Plan is determined by the Compensation Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Compensation Committee shall, in such manner as it may deem equitable, adjust any or all of:
(a)    The number and kind of Shares of Common Stock (or other securities or property) with respect to which an Award may be granted under the Plan (including, but not limited to, adjustments of the limitations in Section 4.1 on the maximum number and kind of Shares which may be issued under the Plan, ~~the ratio set forth in Section 4.1 for the purpose of determining the number of Shares issued under the Plan,~~ and the limitations in Section 4.3 on the maximum number of Shares that may be covered by Awards granted under the Plan to any single Participant in any calendar year);
(b)    The number and kind of Shares of Common Stock (or other securities or property) subject to outstanding Awards;
(c)    The grant, exercise or other purchase price per Share under any outstanding Awards; and
(d)    The terms and conditions of any outstanding Awards (including, without limitation, any applicable Performance Criteria specified in an Award Agreement).
Notwithstanding the foregoing, (x) with respect to Incentive Stock Options, any such adjustments shall be made in accordance with Section 424(h) of the Code, (y) the Compensation Committee shall consider the impact of Section 409A of the Code on any such adjustments, and (z) no such adjustments may change the value of benefits available to a Participant under a previously granted Award, (i) if the effect would be to increase the value of the benefits available under such Award, without the approval of the stockholders if such is required by the Plan or Applicable Laws, or (ii) if the effect would be to materially and adversely affect the value of the benefits available under such Award, without the Participant’s consent to that adjustment.
15.2.    Change in Control. Effective upon the consummation of a Change in Control of the Company, and except as otherwise provided in an individual Award Agreement, all outstanding Awards under the Plan shall terminate to the extent they are not assumed or replaced in connection with the Change in Control.
(a)    For each portion of an Award that is assumed or replaced, then such portion shall become fully vested, exercisable and payable, and be released from any forfeiture rights, immediately upon termination of the Participant’s employment with the Company (or its successor) within 24 months after the Change in Control, but only if such termination of employment is triggered by the Company (or its successor) without Cause or by the Participant for Good Reason.
(b)    For each portion of an Award that is neither assumed nor replaced, the Compensation Committee has the discretion to effectuate either of the following immediately prior to consummation of the Change in Control, provided that the Participant’s employment

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has not terminated prior to such date: (x) such outstanding Awards (or portion thereof) shall become partially or fully vested and exercisable (and partially or fully released from any forfeiture rights), with performance-based Awards under Section 12 of the Plan vesting based upon actual performance or, if the Compensation Committee determines that actual performance is not determinable, then at target; or (y) such outstanding Awards (or portion thereof) shall be cancelled and terminated for an amount of cash, securities or other property equal to the excess, if any, of the Fair Market Value of the vested and/or unvested (as determined by the Committee in its sole discretion) shares of Common Stock subject to any such Award immediately prior to the occurrence of the Change in Control over the aggregate exercise or other purchase price (if any) of such shares. For performance-based Awards under Section 12 of the Plan, the number of shares of Common Stock subject to subsection 15.2(b)(y) shall be calculated based upon actual performance or, if the Compensation Committee determines that actual performance is not determinable, then at target. For avoidance of doubt, if an Award is an Option or Stock Appreciation Right and no positive spread exists pursuant to the foregoing, then (y) may be unilaterally effectuated by the Company with no cash payment to the Participant holding such an Award.
Notwithstanding anything herein to the contrary, an Award that vests, is earned, or is paid-out upon the satisfaction of one or more performance goals shall not be considered "assumed" or "replaced" if the Company (or its successor) modifies any of the performance goals without the Participant’s consent; provided, however, that a modification to the performance goals only to reflect the successor corporation’s post-Change in Control corporate structure shall not be deemed to invalidate an otherwise valid assumption or replacement of an Award.
This Section 15.2 of the Plan was amended effective May 19, 2016. As a result, the terms of Award Agreements that were in effect prior to such date shall prevail to the extent such terms are more favorable to a Participant.
15.3.    Determination of Adjustments. All determinations of the Compensation Committee pursuant to this Section 15 shall be conclusive and binding on all persons for all purposes of the Plan.
15.4.    No Restriction on Right of Company to Effect Corporate Changes. The Plan shall not affect in any way the right or power of the Company to make or authorize any adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any merger or consolidation, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or that are convertible into or exchangeable for Common Stock, the dissolution or liquidation of the Company, any sale or transfer of all or any part of the assets or business of the Company or any of its Subsidiaries, or any other corporate act or proceeding, whether of a similar character or otherwise. Except as specifically provided in this Section 15 and authorized by the Compensation Committee, a Participant shall have no rights by reason of any such corporate act or proceeding, and no adjustment by reason thereof shall be made with respect to any outstanding Award or the Plan.

16.	Regulatory Compliance.
16.1.    Conditions to Obligations of the Company. The Company may, to the extent deemed necessary or advisable by the Compensation Committee, postpone the issuance or delivery of Shares or the payment of other benefits under any Award until:

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(a)    The completion of any registration or other qualification of such Shares under any state or federal securities law or under the rules and regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Compensation Committee shall, in its sole discretion, deem necessary or advisable;
(b)    The admission to listing of, or other required action with respect to, such Shares on any and all stock exchanges or automated quotation systems upon which the Common Stock or other securities of the Company are then listed or quoted; and
(c)    The compliance with all other requirements of Applicable Laws, as the Compensation Committee shall, in its sole discretion, deem necessary or advisable~~;~~.
The Compensation Committee also may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as the Compensation Committee shall, in its sole discretion, deem necessary or advisable to comply with any requirements of Applicable Laws in connection with the grant of any Award or the issuance or delivery of Shares or the payment of other benefits under any Award. Without limiting the generality of the foregoing, if the Shares offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under federal, state or foreign securities laws, (x) the Company may require the Participant to represent and agree at the time of grant or exercise, as the case may be, that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel, and (y) the Company may restrict the transfer of such Shares, issue stop‑transfer instructions and legend the certificates representing such Shares, in each case in such manner as it deems advisable to ensure the availability of any such exemption.
16.2.    Limitation on Company Obligations. The inability of the Company (after reasonable efforts) to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance or sale of any Awards or Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Awards or Shares as to which such requisite authority shall not have been obtained. Nothing contained herein shall be construed to impose on the Company any obligation to register for offering or resale under the Securities Act, or to register or qualify under any other state, federal or foreign securities laws, any Shares, securities or interests in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made, and the Company shall have no liability for any inability or failure to do so.
16.3.    Provisions Applicable to a Change in Control. Anything in this Section 16 to the contrary notwithstanding, in connection with a Change in Control, the Company shall not take or cause to be taken any action, and shall not undertake or permit to arise any legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Shares or the payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the effective date of the Change in Control.
16.4.    Exchange Act. Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Compensation Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability.

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17.	Amendment or Termination of the Plan.
The Board of Directors may at any time and from time to time amend, suspend or terminate the Plan in whole or in part; provided that no such amendment may, without the approval of the stockholders of the Company, increase the number of Shares that may be issued under the Plan (except for adjustments pursuant to Section 15) or effectuate a change for which stockholder approval is required: (a) in order for the Plan to continue to qualify under Section 422 of the Code; or (b) under the corporate governance standards of any national securities exchange or automated quotation system applicable to the Company~~; or (c) for Awards to be eligible for the performance‑based compensation exception under Section 162(m)~~. In addition, no termination or amendment of the Plan shall materially and adversely affect the rights of any Participant in any outstanding Awards, without the consent of the Participant to whom the Awards have been granted.

18.	Term of the Plan.
The Plan shall continue until terminated by the Board of Directors pursuant to Section 17 or as otherwise set forth in the Plan, and no further Awards shall be made hereunder after the date of such termination. Unless earlier terminated, the Plan shall terminate ten (10) years after the ~~initial approval of the 2015 Employee Equity Incentive Plan by the Board of Directors~~Effective Date (provided that Awards granted before termination shall continue in accordance with their terms).

19.	No Right to Awards or Continued Employment.
No person shall have any claim or right to receive grants of Awards under the Plan, and neither the Plan nor any action taken or omitted to be taken hereunder shall create or confer on any Participant the right to continued employment with the Company or its Subsidiaries or interfere with or to limit in any way the right of the Company or its Subsidiaries to terminate the employment of any Participant at any time or for any reason. The loss of any existing or potential profit in Awards shall not constitute an element of damages in the event of the termination of the employment of any Participant for any reason, even if the termination is in violation of an obligation of the Company or its Subsidiaries to the Participant. No Participant shall have any rights as a stockholder with respect to any Shares covered by or relating to any Award until the date of the issuance of a stock certificate with respect to such Shares.

20.	Effect of Plan Upon Other Awards and Compensation Plans.
Nothing in the Plan shall be construed to limit the right of the Company or any of its Subsidiaries (a) to establish any other forms of incentives or compensation for Employees, or (b) to grant or assume options, restricted stock or other equity‑based awards otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options, restricted stock or other awards in connection with the acquisition of the business, securities or assets of any corporation, firm or business. Except as provided below, the adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any of its Subsidiaries, and no payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan. ~~Upon stockholder approval of the Plan, no further awards may be granted under the Company’s Amended and Restated 2006 Equity Incentive Plan (the “Prior Plan”); provided that all awards granted by the Company prior to the stockholder approval of the Plan shall remain in full force and effect and shall continue to be governed by the terms of the Prior Plan and related award agreement.~~

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21.	General Provisions.
21.1.    Other Documents. All documents prepared, executed or delivered in connection with the Plan shall be, in substance and form, as established and modified by the Compensation Committee or by persons under its direction and supervision; provided, however, that all such documents shall be subject in every respect to the provisions of the Plan, and in the event of any conflict between the terms of any such document and the Plan, the provisions of the Plan shall prevail.
21.2.    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Compensation Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares of Common Stock or whether such fractional shares of Common Stock and any rights thereto shall be forfeited or otherwise eliminated (including by rounding to the nearest whole Share).
21.3.    Payments in the Event of Forfeitures. Unless otherwise determined by the Compensation Committee or otherwise specified in the applicable Award Agreement, in the event of the forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration within ten (10) days of the date of forfeiture or as soon thereafter as practicable.
21.4.    Limitation on Repricing. The Compensation Committee shall not, without the approval of the stockholders of the Company, amend or replace previously granted Options or Stock Appreciation Rights in a transaction that constitutes a “repricing,” as such term is defined in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange or the rules and regulations of the Securities and Exchange Commission. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split‑up, spin‑off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without stockholder approval.
21.5.    Minimum Vesting for Awards to Employees. Subject to Sections 3.2(f) and 15.2 of the Plan, or as otherwise provided in the related Award Agreement in connection with a Change in Control or a Participant’s death or disability, (i) no condition on vesting of an Award granted to an Employee that is based solely upon the achievement of Performance Criteria shall be based on performance over a period of less than one year, and (ii) no condition on vesting of an Award granted to an Employee that is based solely upon continued employment or service shall provide for vesting ~~in full~~of any portion of such Award more quickly than one year from the Date of Grant of the Award ~~(which vesting period may lapse on a pro‑rated, graded, or cliff basis as specified in the Award Agreement).~~. Notwithstanding the foregoing, Awards with respect to up to 5% of the Shares of Common Stock reserved for issuance pursuant to Section 4.1 (subject to adjustment as provided in Section 15) may be granted without regard to the limitations set forth in this Section 21.5.
21.6.    Misconduct of a Participant. Notwithstanding any other provision of the Plan or an Award Agreement, if a Participant commits fraud or dishonesty toward the Company or wrongfully uses or discloses any trade secret, confidential data or other information proprietary to the Company, or intentionally takes any other action materially inimical to the best interests of the Company, as

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determined by the Compensation Committee, in its sole and absolute discretion, such Participant shall forfeit all rights and benefits under the Plan and any outstanding Awards.
21.7.    Restrictive Legends. Any certificates for Shares, any uncertificated Shares issued in book entry form, and any Shares deposited with any broker that the Company has engaged to provide services for the Plan on behalf of a Participant may be subject to such restrictions, legends and stop‑transfer instructions as the Compensation Committee deems appropriate to reflect any restrictions on the Shares.
21.8.    Uncertificated Shares. To the extent that this Plan provides for the issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated or book entry basis or in nominee name, to the extent permitted by Applicable Law or the rules of any applicable stock exchange.
21.9.    Successors in Interest. The provisions of the Plan, the terms and conditions of any Award and the actions of the Compensation Committee shall be binding upon the successors and assigns of the Company and permitted successors and assigns, heirs, executors, administrators and other legal representatives of Participants.
21.10.    Severability. If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Compensation Committee, such provision shall be construed or deemed amended to conform to Applicable Laws, or, if it cannot be so construed or deemed amended without, in the Compensation Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.
21.11.    Headings. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.
21.12.    Governing Law. To the extent not preempted by federal law, the Plan and all rights hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to rules relating to conflicts of law.
21.13.    Compliance With Section 162(m). ~~If any provision of the Plan or any Award Agreement relating to an Award that is designated as intended to comply with Section 162(m) does not comply or is inconsistent with the requirements of Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements~~Determinations with respect to any Award that remains eligible for and subject to the performance-based compensation exception under Section 162(m) shall be made in accordance with the procedures and requirements as provided in the Plan prior to the Effective Date.
21.14.    Compliance With Section 409A. Awards under the Plan are intended either to provide compensation that is exempt from Section 409A of the Code, or that satisfies the requirements of Section 409A of the Code so that Participants will not be liable for the payment of additional tax or interest thereunder, and the Plan and all Awards shall be construed accordingly. If and to the extent any amount of compensation under an Award is determined by the Compensation Committee to constitute deferred compensation that is not exempt from Section 409A of the Code and that is to be paid, settled or provided by reason of a Participant’s termination of employment, then (a) such compensation shall be paid, settled or provided by reason of a Participant’s termination of employment

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only if that termination also constitutes a “separation from service” within the meaning of that term under Section 409A of the Code, and (b) if the Participant is determined by the Compensation Committee to be a “specified employee” within the meaning of Section 409A of Code, all payments or provisions compensation that would otherwise be paid, settled or provided before the first day of the seventh calendar month beginning after the date the Participant’s separation from service (or, if earlier, the Participant’s date of death) shall be withheld and accumulated and paid or provided without interest on or as soon as practicable after the first day of the seventh calendar month beginning after the date the Participant’s separation from service (or, if earlier, the Participant’s date of death). Each payment or provision of compensation under an Award shall be treated as a separate payment for purposes of Section 409A of the Code. References to termination of employment and similar concepts in the Plan and Awards Agreements shall be interpreted and applied in accordance with the foregoing provisions. To the extent necessary to comply with Section 409A of the Code, no Award that is a Non‑Qualified Stock Option or a Stock Appreciation Right shall contain or be amended to contain a “deferral feature” or an “additional deferral feature” within the meaning and usage of those terms under Section 409A of the Code and the administrative guidance thereunder.
21.15.    Delivery and Execution of Electronic Documents. To the extent permitted by Applicable Law, the Company may: (a) deliver by email or other electronic means (including posting on a Web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including annual reports and proxy statements), and (b) permit Participants to electronically execute applicable Plan documents (including Award Agreements and any required notices under the Plan) in a manner prescribed by the Committee.
21.16.    Administration of the Plan in Foreign Countries. The Compensation Committee may take any action consistent with the terms of the Plan, either before or after an Award has been granted, which the Compensation Committee deems necessary or advisable in order for the administration of the Plan and the grant of Awards thereunder to comply with the Applicable Laws of any foreign country, including but not limited to, modifying or amending the terms and conditions governing any Awards, modifying exercise procedures and other terms and procedures and establishing local country plans as sub‑plans to the Plan.
21.17.    Effective Date. The Plan shall become effective ~~as of the Effective Date, but only if it has been approved~~subject to approval by the stockholders of the Company ~~within twelve (12) months before or after the date the on which it is adopted by the Board of Directors.~~ at the 2019 annual meeting of the stockholders on May 23, 2019 (the “Effective Date”). If the stockholders shall fail to approve the Plan at such annual meeting, the Plan as amended and restated herein shall not become effective, and the Plan as in effect immediately prior to the Effective Date shall remain in full force and effect.
21.18.    Clawback/Recoupment Policy. Notwithstanding any provisions in the Plan or any Award Agreement to the contrary, all Awards and/or amounts payable thereunder, whether in the form of cash or otherwise, shall be subject to potential cancellation, rescission, clawback and recoupment (i) to the extent necessary to comply with the requirements of Section 954 of the Dodd‑Frank Wall Street Reform and Consumer Protection Act of 2010 and any regulations or listing requirements promulgated thereunder, and/or (ii) as may be required in accordance with the terms of any clawback/recoupment policy as may be adopted by the Company to comply with Section 954 of the Dodd‑Frank Wall Street Reform and Consumer Protection Act of 2010 and any regulations or listing requirements promulgated thereunder, as such policy may be amended from time to time.

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Exhibit A
DEFINITIONS
The following terms, when used in the Plan, shall have the meanings, and shall be subject to the provisions, set forth below:
“Audit Committee” means the Audit Committee of the Board of Directors.
“Award” means an award containing any one or more of the following: Option(s), Restricted Stock, Restricted Stock Unit(s) or Stock Appreciation Right(s) granted to a Participant pursuant to the Plan.
“Award Agreement” means either: (a) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan, including any amendment or modification thereof, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet, or other non‑paper Award Agreements, and the use of electronic, Internet, or other non‑paper means for the acceptance thereof and actions thereunder by a Participant.
“Applicable Laws” means the requirements relating to the administration, enforcement and taxation of Awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country, as determined in accordance with Section 21.12.
“Board of Directors” means the Board of Directors of the Company.
“Cashless Exercise” means the exercise of an Option through (a) the delivery of irrevocable instructions to a broker (i) to make a sale of a number of Shares issuable upon the exercise of the Option that results in proceeds in the amount required to pay the aggregate Option Price for all the shares as to which the Option is being exercised (and any required withholding tax, if authorized by the Compensation Committee) and (ii) to deliver such proceeds to the Company in satisfaction of such aggregate Option Price (and withholding tax obligation, if applicable), or (b) any other surrender to the Company of Shares issuable upon the exercise of the Option or vested Options in satisfaction of such aggregate Option Price (and withholding tax obligation, if applicable).
“Cause” means, with respect to any Participant, any of the following: (i) the Participant’s conviction by a court of competent jurisdiction of, or entry of a plea of guilty or nolo contendere for, an act on the Participant’s part constituting a felony, dishonesty, willful misconduct or material neglect by the Participant of his or her employment obligations to the Company that results in material injury to the Company; (ii) appropriation (or an overt act attempting to appropriate) of a material business opportunity of the Company by the Participant; (iii) theft, embezzlement or other similar misappropriation of funds or property of the Company by the Participant; or (iv) the failure of the Participant to follow the reasonable and lawful written instructions or policy of the Company with respect to the services to be rendered and the manner of rendering such services by the Participant, provided the Participant has been given reasonable and specific written notice of such failure and opportunity to cure and no cure has been effected or initiated within a reasonable period of time, but not less than 90 days, after such notice.
“Change in Control” shall mean the occurrence of any one of the following: (i) a “Takeover Transaction” (as defined below); or (ii) any election of directors of the Company takes place (whether by the directors then in office or by the stockholders at a meeting or by written consent) and a majority of the

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directors in the office following such election are individuals who were not nominated by a vote of two‑thirds of the members of the Board of Directors or its nominating committee immediately preceding such election; or (iii) the Company effectuates a complete liquidation or a sale or disposition of all or substantially all of its assets unless immediately following any such sale or disposition of all or substantially all of its assets the individuals who were members of the Board of Directors of the Company immediately prior to such transaction continue to constitute a majority of the Board of Directors or other governing body of the surviving corporation or entity (or, in the case of an acquisition involving a holding company, constitute a majority of the Board of Directors or other governing body of the holding company) for a period of not less than twelve (12) months following the closing of such transaction. A “Takeover Transaction” shall mean (i) a merger or consolidation of the Company with, or an acquisition by the Company of the equity interests or all or substantially all of the assets of, any other corporation or entity, other than a merger, consolidation or acquisition in which the individuals who were members of the Board of Directors of the Company immediately prior to such transaction continue to constitute a majority of the Board of Directors or other governing body of the surviving corporation or entity (or, in the case of an acquisition involving a holding company, constitute a majority of the Board of Directors or other governing body of the holding company) for a period of not less than twelve (12) months following the closing of such transaction, or (ii) one or more occurrences or events as a result of which any individual, entity or group (as such term is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities.
Notwithstanding the foregoing, solely with respect to any Award that is subject to Section 409A of the Code and payable upon a Change in Control, the term “Change in Control” shall mean an event described in one or more of the foregoing provisions of this definition, but only if it also constitutes a “change in control event” within the meaning of Treas. Reg. 1.409A‑3(i)(5).
“Code” means the Internal Revenue Code of 1986, as amended, including the rules and regulations promulgated thereunder.
“Common Stock” means shares of Common Stock, par value $0.01 per share, of the Company and any other equity securities of the Company that may be substituted or resubstituted for such Common Stock pursuant to Section 15.
“Company” means Newpark Resources, Inc., a Delaware corporation, and any successor.
“Compensation Committee” means the Compensation Committee of the Board of Directors.
“Date of Grant” means the date of grant of an Award as set forth in the applicable Award Agreement.
“Disqualifying Disposition” has the meaning set forth in Section 7.8.3.
“Disability” means, with respect to any Participant who has an employment or consulting agreement that defines such term or a similar term, “disability” as defined in such agreement or, in the case of a Participant who does not have an employment or consulting agreement that defines such term or a similar term, the inability of the Participant to perform substantially all his duties as an Employee by reason of illness or incapacity for a period of more than six months, or six months in the aggregate during any 12‑month period, established by medical evidence reasonably satisfactory to the Compensation Committee; provided, however, that in the case of any Award that provides for compensation that is exempt from, or compliant with, Section 409A of the Code, or would be so exempt or compliant if the term “Disability” met the requirements of Treas. Reg. §1.409A‑3(i)(4), the term “Disability” shall mean a condition in which the Participant, by reason of

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any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, is: (a) unable to engage in any substantial gainful activity; or (b) is receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company and its Subsidiaries.
“Effective Date” ~~shall mean April 6, 2015, the date on which this Plan was adopted by the Board of Directors.~~has the meaning set forth in Section 21.17.
“Employee” means any person who is employed by the Company or one of its Subsidiaries, provided, however, that the term “Employee” does not include a non‑employee director of the Company or an individual performing services for the Company or a Subsidiary who is treated for tax purposes as an independent contractor at the time of performance of the services, whether such person is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan. For purposes of awards of Incentive Stock Options, “Employee” means any person, including an officer, who is so employed by the Company or any “parent corporation” or “subsidiary corporation” of the Company as defined in Sections 424(e) and 424(f) of the Code, respectively. An Employee shall not cease to be an Employee in the case of (a) any leave of absence approved by the Company, or (b) transfers between locations of the Company or between the Company, any of its Subsidiaries or any successor.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Fair Market Value” means, as of any given date, the value of a share of Common Stock determined as follows:
(a)    If the Common Stock is listed on an established stock exchange or a national market system, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on the principal exchange or system on which the Common Stock is then traded and as reported in The Wall Street Journal or such other source as the Compensation Committee deems reliable, on such date or, if such date is not a trading day, on the trading day immediately preceding such date;
(b)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock, as reported in The Wall Street Journal or such other source as the Compensation Committee deems reliable, on such date or, if such date is not a trading day, on the trading day immediately preceding such date; or
(c)    In all other cases, the “fair market value” as determined by the Compensation Committee in good faith and using such financial sources as it deems relevant and reliable (but in any event not less than fair market value within the meaning of Section 409A of the Code).
“Good Reason” means any of the following: (i) the Company (or its successor) adversely changes the Participant’s title or changes in any material respect the responsibilities, authority or status of the Participant without prior notice and acceptance; (ii) the substantial or material failure of the Company (or its successor) to comply with its obligations under the Plan or any other agreement that may be in effect that is not remedied within a reasonable time after specific written notice thereof by the Participant to the Company; (iii) the diminution of the Participant’s base salary; and (iv) requiring the Participant to relocate more than 50 miles from his or her location of employment immediately prior to the Change in Control. However, Good Reason shall only exist in the prior (i) through (iv) if the Participant has given reasonable and specific written

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notice to the Chief Executive Officer of such failure, the Company has been given a reasonable opportunity to cure, and no cure has been effected or initiated within a reasonable time after such notice.
“Incentive Stock Option” means an Option which qualifies as an “incentive stock option” under Section 422 of the Code and is designated as an Incentive Stock Option by the Compensation Committee. For avoidance of doubt, no Option awarded under the Plan will be an Incentive Stock Option unless the Compensation Committee expressly provides for Incentive Stock Option treatment in the applicable Award Agreement.
“Non‑Qualified Stock Option” means an Option which is not an “incentive stock option” under Section 422 of the Code and includes any Option which is not designated as an Incentive Stock Option by the Compensation Committee.
“Option” means a right to purchase Shares upon payment of the Option Price.
“Option Price” means the purchase price per Share deliverable upon the exercise of an Option in order for the Option (or applicable portion thereof) to be exchanged for Shares.
“Other Stock‑Based Awards” has the meaning set forth in Section 11.
“Participant” means any Employee who has been granted an Award.
“Performance Criteria” has the meaning set forth in Section 12.1 of the Plan.
“Performance Period” has the meaning set forth in Section 12.4 of the Plan.
“Plan” means the Newpark Resources, Inc. 2015 Employee Equity Incentive Plan, as originally adopted by the Board of Directors on April 6, 2015, subject to the approval by the Company’s stockholders at the Company’s annual meeting on May 22, 2015 (which approval was obtained), as amended from time to time thereafter, and as amended and restated herein as of the Effective Date.
“Restricted Stock” means Shares awarded to a Participant under Section 8, the rights of ownership of which are subject to restrictions prescribed by the Compensation Committee.
“Restricted Stock Unit” means a right granted to a Participant under Section 9 to receive Shares upon the satisfaction of Performance Criteria or other criteria specified by the Compensation Committee, such as continuous service, at the end of a specified Restriction Period.
“Restriction Period” means the period or periods during which any forfeiture or vesting restrictions, restrictions on transferability or other restrictions shall apply to any Award, as determined by the Compensation Committee in its discretion, consistent with the provisions of the Plan.
“Rule 16b‑3” means Rule 16b‑3 of the Exchange Act or any successor to Rule 16b‑3, as in effect when discretion is being exercised with respect to the Plan.
“SAR Settlement Value” has the meaning set forth in Section 10.2.
“Section 16(b) Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.
“Section 162(m)” means Section 162(m) of the Code and the regulations promulgated thereunder.

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“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Shares” means shares of the Company’s Common Stock reserved for issuance under the Plan, as adjusted pursuant to Section 15, and any successor security.
“Stock Appreciation Right” means a right granted to a Participant under Section 10 that entitles the Participant to receive a payment in Shares, cash or a combination thereof measured by the increase in the Fair Market Value of a Share over the exercise price of the Stock Appreciation Right, as established by the Compensation Committee on the Date of Grant.
“Subsidiary” means any “subsidiary” within the meaning of Rule 405 under the Securities Act; provided, however, for purposes of Awards of Incentive Stock Options, “Subsidiary” means any entity that is a subsidiary of the Company within the meaning of Section 424(f) of the Code, and for purposes of Awards of Non‑Qualified Stock Options, “Subsidiary” means a corporation or other entity in an chain of corporations and/or other entities in which the Company has a “controlling interest” within the meaning of Treas. Reg. 1.414(c)‑2(b)(2)(i), but using the threshold of 50% ownership wherever 80% appears.

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NEWPARK RESOURCES, INC.
ATTN: E. CHIPMAN EARLE
9320 LAKESIDE BLVD, SUITE 100
THE WOODLANDS, TEXAS 77381

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1. Election of Directors	☐	☐	☐	________

Nominees

01 Anthony J. Best
02 G. Stephen Finley
03 Paul L. Howes
04 Roderick A. Larson
05 John C. Mingé
06 Rose M. Robeson

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:	For	Against	Abstain
2. An advisory vote to approve our named executive officer compensation.	☐	☐	☐
3. Approval of the amendment and restatement of our 2015 Employee Equity Incentive Plan.	☐	☐	☐
4. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year 2019.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com

NEWPARK RESOURCES, INC.
Annual Meeting of Shareholders
May 23, 2019 10:00 AM CDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Paul L. Howes and E. Chipman Earle, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of NEWPARK RESOURCES, INC. (the "Company") that the shareholders are entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 10:00 AM CDT on May 23, 2019, at 9320 Lakeside Boulevard, Suite 100, The Woodlands, Texas 77381, and any adjournment or postponement thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, the shares represented by this proxy will be voted in accordance with the Board of Directors' recommendations.

The Board of Directors recommends you vote FOR the election of all nominees for director named herein, FOR approval, on an advisory basis, of the Company's named executive officer compensation, FOR approval of the amendment and restatement of the Company's 2015 Employee Equity Incentive Plan and FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year 2019.

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Continued and to be signed on reverse side